EXECUTION COPY








                        AMENDED AND RESTATED
                          CREDIT AGREEMENT


                   Dated as of September 8, 1994

                              Among

                      HEALTH CARE REIT, INC.

                           as Borrower

              THE BANKS WHICH ARE SIGNATORIES HERETO,

                               and

                       NATIONAL CITY BANK,

                             as Agent


                        TABLE OF CONTENTS

Section                                                        Page

                           ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS

     1.01 Certain Defined Terms . . . . . . . . . . . . . . .    1
     1.02 Computation of Time Periods . . . . . . . . . . . .   28
     1.03 Accounting Terms  . . . . . . . . . . . . . . . . .   28
     1.04 Treatment of Subordinated Convertible Debt. . . . .   28

                           ARTICLE II
                 AMOUNTS AND TERMS OF THE LOANS

     2.01 The Facility  . . . . . . . . . . . . . . . . . . .   29
          (a) Summary . . . . . . . . . . . . . . . . . . . .   29
          (b) Purpose of the Facility . . . . . . . . . . . .   29
     2.02 The Revolving Credit Loans. . . . . . . . . . . . .   29
          (a) Revolving Credit Loans. . . . . . . . . . . . .   29
          (b) Revolving Credit Borrowings . . . . . . . . . .   29
          (c) Credit Requests . . . . . . . . . . . . . . . .   30
          (d) Revolving Credit Notes. . . . . . . . . . . . .   30
          (e) Banks to Fund Agent . . . . . . . . . . . . . .   30
          (f) Availability of Funds . . . . . . . . . . . . .   31
          (g) Failure of Bank to Loan . . . . . . . . . . . .   31
          (h) Rate Conversion and Rate Continuation of
              Revolving Credit Loans. . . . . . . . . . . . .   31
     2.03 Reduction of Revolving Credit Commitments . . . . .   33
     2.04 Repayments and Prepayments. . . . . . . . . . . . .   33
          (a) Repayment . . . . . . . . . . . . . . . . . . .   33
          (b) Permitted Prepayments . . . . . . . . . . . . .   33
          (c) Mandatory Prepayments . . . . . . . . . . . . .   34
     2.05 Fees. . . . . . . . . . . . . . . . . . . . . . . .   36
          (a) Revolving Credit Commitment Fee . . . . . . . .   36
          (b) Agent's Fee . . . . . . . . . . . . . . . . . .   36
     2.06 Interest. . . . . . . . . . . . . . . . . . . . . .   36
          (a) Pre-Default Interest. . . . . . . . . . . . . .   36
          (b) Default Interest. . . . . . . . . . . . . . . .   37
          (c) Additional Interest on LIBOR Rate Loans . . . .   37
          (d) Interest Rate Determination . . . . . . . . . .   37
     2.07 Payments and Computations . . . . . . . . . . . . .   38
          (a) Payments. . . . . . . . . . . . . . . . . . . .   38
          (b) Authorization to Charge Account . . . . . . . .   38
          (c) Computations of Interest and Fees . . . . . . .   38
          (d) Payment not on Business Day . . . . . . . . . .   38
          (e) Presumption of Payment in Full by Borrower. . .   38
     2.08 Addition and Release of Collateral. . . . . . . . .   39
          (a) Addition of Specific Collateral . . . . . . . .   39
          (b) Release of Specific Collateral;
              Ordinary Course . . . . . . . . . . . . . . . .   39
          (c) Release of Collateral; Environmental Harm . . .   40
          (d) Release of All Collateral; BBB+ Rating Event. .   40
          (e) Release of Collateral; BBB Rating Event . . . .   41
          (f) Subsequent Collateralization. . . . . . . . . .   42
          (g) Release Agreements and Covenants. . . . . . . .   42
     2.09 Addition of Other Assets to Borrowing Base;
          Alternative Investment Structure. . . . . . . . . .   43
          (a) Addition of Other Assets to Borrowing Base  . .   43
          (b) Alternative Investment Structures . . . . . . .   44
     2.10 Illegality. . . . . . . . . . . . . . . . . . . . .   44
     2.11 Unavailability. . . . . . . . . . . . . . . . . . .   45
          (a) Inadequate Rate . . . . . . . . . . . . . . . .   45
          (b) Unavailable Quotations. . . . . . . . . . . . .   45
          (c) Unavailable Deposits. . . . . . . . . . . . . .   45

                             ARTICLE III
                        CONDITIONS OF LENDING

     3.01 Conditions Precedent to Initial Revolving
          Credit Borrowing. . . . . . . . . . . . . . . . . .   45
     3.02 Conditions to Eligibility for Initial
          Borrowing Base Assets . . . . . . . . . . . . . . .   48
          (a) Operator Leases . . . . . . . . . . . . . . . .   48
          (b) Eligible Operator Loans . . . . . . . . . . . .   51
          (c) Cross Collateralized Loans. . . . . . . . . . .   53
     3.03 Addition of Borrowing Base Assets - Deliveries. . .   54
          (a) Operator Leases . . . . . . . . . . . . . . . .   54
          (b) Operator Loans. . . . . . . . . . . . . . . . .   57
          (c) Cross Collateralized Loans. . . . . . . . . . .   59
          (d) Filings for Perfection. . . . . . . . . . . . .   60
     3.04 Conditions Precedent to all Revolving Credit
          Loans . . . . . . . . . . . . . . . . . . . . . . .   60

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES

     4.01 Existence . . . . . . . . . . . . . . . . . . . . .   61
     4.02 Power, Authorization and Consent. . . . . . . . . .   61
     4.03 Enforceability. . . . . . . . . . . . . . . . . . .   62
     4.04 Litigation; Proceedings . . . . . . . . . . . . . .   63
     4.05 Taxes . . . . . . . . . . . . . . . . . . . . . . .   63
     4.06 Title . . . . . . . . . . . . . . . . . . . . . . .   63
     4.07 ERISA . . . . . . . . . . . . . . . . . . . . . . .   63
     4.08 Adverse Obligations; Labor Disputes . . . . . . . .   64
     4.09 Financial Statements. . . . . . . . . . . . . . . .   64
     4.10 Insurance . . . . . . . . . . . . . . . . . . . . .   64
     4.11 Solvency. . . . . . . . . . . . . . . . . . . . . .   64
     4.12 Investment Company Act Status . . . . . . . . . . .   64
     4.13 Regulation G/Regulation U/Regulation X
          Compliance. . . . . . . . . . . . . . . . . . . . .   64
     4.14 Environmental Compliance. . . . . . . . . . . . . .   65
     4.15 Environmental Laws and Permits. . . . . . . . . . .   66
     4.16 Compliance with Laws. . . . . . . . . . . . . . . .   66
     4.17 Condemnation Proceedings. . . . . . . . . . . . . .   67
     4.18 Locations . . . . . . . . . . . . . . . . . . . . .   67
     4.19 Material Contracts. . . . . . . . . . . . . . . . .   67
     4.20 Full Disclosure . . . . . . . . . . . . . . . . . .   67
     4.21 Liabilities . . . . . . . . . . . . . . . . . . . .   68
     4.22 Status of the Borrower. . . . . . . . . . . . . . .   68
     4.23 Qualified Investment; Eligibility . . . . . . . . .   68
     4.24 Name Changes. . . . . . . . . . . . . . . . . . . .   68
     4.25 Borrowing Base Assets . . . . . . . . . . . . . . .   68
     4.26 Other Representations . . . . . . . . . . . . . . .   69

                              ARTICLE V
                      COVENANTS OF THE BORROWER

     5.01 Financial Information . . . . . . . . . . . . . . .   69
          (a) Quarterly Financial Statements. . . . . . . . .   69
          (b) Annual Consolidated Financial Statements. . . .   69
          (c) Annual Consolidating Financial Statements . . .   70
          (d) Borrower's Certificates and Reports . . . . . .   70
          (e) Publicly Filed Information. . . . . . . . . . .   71
          (f) Other Information . . . . . . . . . . . . . . .   71
     5.02 Notices . . . . . . . . . . . . . . . . . . . . . .   71
          (a) Notice of Default; Misrepresentation. . . . . .   71
          (b) Notice of Default under ERISA . . . . . . . . .   72
          (c) Notice of Litigation. . . . . . . . . . . . . .   72
          (d) Taxes . . . . . . . . . . . . . . . . . . . . .   72
          (e) Environmental Reporting . . . . . . . . . . . .   72
          (f) Notice of New Subsidiary. . . . . . . . . . . .   72
     5.03 Affirmative Covenants . . . . . . . . . . . . . . .   73
          (a) Taxes . . . . . . . . . . . . . . . . . . . . .   73
          (b) Financial Records . . . . . . . . . . . . . . .   73
          (c) Visitation. . . . . . . . . . . . . . . . . . .   73
          (d) Insurance . . . . . . . . . . . . . . . . . . .   73
          (e) Corporate Existence; REIT Qualification . . . .   74
          (f) Compliance with Environmental Laws. . . . . . .   74
          (g) Compliance With Law . . . . . . . . . . . . . .   74
          (h) Remedial Action . . . . . . . . . . . . . . . .   74
          (i) Properties. . . . . . . . . . . . . . . . . . .   75
          (j) Compliance with Terms of All Material
              Contracts . . . . . . . . . . . . . . . . . . .   75
          (k) Qualification to do Business. . . . . . . . . .   75
          (l) Liens and Encumbrances  . . . . . . . . . . . .   75
          (m) Mandatory Reappraisal . . . . . . . . . . . . .   75
          (n) Requested Reappraisal . . . . . . . . . . . . .   75
     5.04 Negative Covenants. . . . . . . . . . . . . . . . .   76
          (a) Equity Transactions . . . . . . . . . . . . . .   76
          (b) Restricted Payments . . . . . . . . . . . . . .   78
          (c) Credit Extensions; Investments in Notes, Etc. .   79
          (d) Indebtedness. . . . . . . . . . . . . . . . . .   80
          (e) Liens; Leases . . . . . . . . . . . . . . . . .   81
          (f) Name Change; Fictitious Name. . . . . . . . . .   82
          (g) Charter Amendments. . . . . . . . . . . . . . .   82
          (h) Accounting Changes. . . . . . . . . . . . . . .   82
          (i) Amendment; Default of Material Contracts. . . .   82
          (j) Senior Note Documents . . . . . . . . . . . . .   83
          (k) Use of Proceeds . . . . . . . . . . . . . . . .   83
          (l) Adverse Obligations . . . . . . . . . . . . . .   83
          (m) Transactions with Affiliates. . . . . . . . . .   83
          (n) Maintenance of Borrowing Base . . . . . . . . .   83
          (o) Portfolio Concentration Limitation. . . . . . .   84
          (p) Other Financing Limitations . . . . . . . . . .   84
          (q) Portfolio Diversification Requirement . . . . .   85
          (r) Borrowing Base Concentration Limitation . . . .   85
     5.05 Financial Covenants . . . . . . . . . . . . . . . .   85
          (a) Consolidated Tangible Net Worth . . . . . . . .   85
          (b) Consolidated Interest Coverage. . . . . . . . .   86
          (c) Consolidated Leverage Ratio . . . . . . . . . .   86
          (d) Consolidated Contingent Leverage Ratio. . . . .   86
          (e) Borrowing Base Debt Coverage Ratio. . . . . . .   86

                               ARTICLE VI
                           EVENTS OF DEFAULT

     6.01 Events of Default . . . . . . . . . . . . . . . . .   86
          (a) Payments. . . . . . . . . . . . . . . . . . . .   86
          (b) Covenants Without Grace . . . . . . . . . . . .   87
          (c) Covenants with Grace. . . . . . . . . . . . . .   87
          (d) Warranties. . . . . . . . . . . . . . . . . . .   87
          (e) Cross Default . . . . . . . . . . . . . . . . .   87
          (f) Change in Control . . . . . . . . . . . . . . .   87
          (g) Judgments . . . . . . . . . . . . . . . . . . .   87
          (h) Subsidiary's Solvency . . . . . . . . . . . . .   88
          (i) Borrower's Solvency . . . . . . . . . . . . . .   88
          (j) ERISA . . . . . . . . . . . . . . . . . . . . .   88
          (k) Enforceability. . . . . . . . . . . . . . . . .   88
     6.02 Remedies Upon Event of Default. . . . . . . . . . .   88
          (a) Optional Defaults . . . . . . . . . . . . . . .   88
          (b) Automatic Defaults. . . . . . . . . . . . . . .   89
          (c) Recourse of Banks . . . . . . . . . . . . . . .   89
     6.03 Offsets . . . . . . . . . . . . . . . . . . . . . .   89
     6.04 Equalization. . . . . . . . . . . . . . . . . . . .   89
     6.05 Application of Proceeds of Collateral . . . . . . .   90

                              ARTICLE VII
                               THE AGENT

     7.01 The Agent . . . . . . . . . . . . . . . . . . . . .   90
     7.02 Nature of Appointment . . . . . . . . . . . . . . .   90
     7.03 NCB as a Bank; Other Transactions . . . . . . . . .   90
     7.04 Instructions from Banks . . . . . . . . . . . . . .   91
     7.05 Bank's Diligence. . . . . . . . . . . . . . . . . .   91
     7.06 No Implied Representations. . . . . . . . . . . . .   91
     7.07 Sub-Agents. . . . . . . . . . . . . . . . . . . . .   91
     7.08 Agent's Diligence . . . . . . . . . . . . . . . . .   91
     7.09 Notice of Default . . . . . . . . . . . . . . . . .   92
     7.10 Agent's Liability . . . . . . . . . . . . . . . . .   92
     7.11 Compensation. . . . . . . . . . . . . . . . . . . .   92
     7.12 Agent's Indemnity . . . . . . . . . . . . . . . . .   93
     7.13 Resignation . . . . . . . . . . . . . . . . . . . .   93
     7.14 Bank Purpose. . . . . . . . . . . . . . . . . . . .   93

                              ARTICLE VIII
                      TRANSFERS AND ASSIGNMENTS

     8.01 Transfer of Commitments . . . . . . . . . . . . . .   94
          (a) Prior Consent . . . . . . . . . . . . . . . . .   94
          (b) Agreement; Transfer Fee . . . . . . . . . . . .   94
          (c) Note. . . . . . . . . . . . . . . . . . . . . .   95
          (d) Parties . . . . . . . . . . . . . . . . . . . .   95
     8.02 Sale of Participations. . . . . . . . . . . . . . .   95
          (a) Benefits of Participant . . . . . . . . . . . .   95
          (b) Rights Reserved . . . . . . . . . . . . . . . .   95
          (c) No Delegation . . . . . . . . . . . . . . . . .   96
     8.03 Confidentiality . . . . . . . . . . . . . . . . . .   96

                             ARTICLE IX
                            INDEMNITIES

     9.01 Increased Costs . . . . . . . . . . . . . . . . . .   96
     9.02 Risk-Based Capital. . . . . . . . . . . . . . . . .   97
     9.03 Taxes . . . . . . . . . . . . . . . . . . . . . . .   97
          (a) Taxes; Withholding. . . . . . . . . . . . . . .   97
          (b) Stamp Taxes . . . . . . . . . . . . . . . . . .   97
          (c) Other Taxes . . . . . . . . . . . . . . . . . .   98
          (d) Request for Refund. . . . . . . . . . . . . . .   98
          (e) Exemption Certificate . . . . . . . . . . . . .   98
          (f) Furnishing of Certificate . . . . . . . . . . .   99
          (g) Survival of Provision . . . . . . . . . . . . .   99
     9.04 Funding Costs . . . . . . . . . . . . . . . . . . .   99
     9.05 Losses. . . . . . . . . . . . . . . . . . . . . . .   99
     9.06 Indemnification for Requests. . . . . . . . . . . .   99
     9.07 Takeovers . . . . . . . . . . . . . . . . . . . . .  100
     9.08 Certificate for Indemnification . . . . . . . . . .  100
     9.09 Costs and Expenses. . . . . . . . . . . . . . . . .  100
     9.10 Duty To Mitigate. . . . . . . . . . . . . . . . . .  101

                              ARTICLE X
                            MISCELLANEOUS

    10.01 Amendments and Waivers. . . . . . . . . . . . . . .  101
    10.02 Cumulative Provisions . . . . . . . . . . . . . . .  102
    10.03 Binding Effect. . . . . . . . . . . . . . . . . . .  102
    10.04 Survival of Provisions. . . . . . . . . . . . . . .  102
    10.05 Immediate U.S. Funds. . . . . . . . . . . . . . . .  102
    10.06 Captions. . . . . . . . . . . . . . . . . . . . . .  102
    10.07 Interest Rate Limitation. . . . . . . . . . . . . .  102
    10.08 Illegality. . . . . . . . . . . . . . . . . . . . .  103
    10.09 Notices . . . . . . . . . . . . . . . . . . . . . .  103
    10.10 Governing Law . . . . . . . . . . . . . . . . . . .  103
    10.11 Entire Agreement. . . . . . . . . . . . . . . . . .  103
    10.12 Waiver of Jury Trial. . . . . . . . . . . . . . . .  103
    10.13 Jurisdiction; Venue . . . . . . . . . . . . . . . .  103
          (a) Jurisdiction. . . . . . . . . . . . . . . . . .  103
          (b) Venue; Inconvenient Forum . . . . . . . . . . .  104
    10.14 Execution in Counterparts . . . . . . . . . . . . .  104

                        EXHIBITS AND SCHEDULES

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Credit Request
Exhibit C - Form of Rate Conversion/Continuation Request
Exhibit D - Form of Reduction Notice
Exhibit E - Form of Notice of Borrowing Base Addition/Removal Exhibit F-1 - Form of Opinion of Borrower's Counsel (Borrower Fee
              Properties)
Exhibit F-2 - Form of Opinion of Borrower's Counsel (Operator Fee
              Properties)
Exhibit F-3 - Form of Opinion of Borrower's Counsel (Other
              Corporate Matters)
Exhibit G-1 - Form of Borrower's Officer's Certificate
Exhibit G-2 - Form of Subsidiary Officer's Certificate
Exhibit H-1 - Form of Open-End Mortgage and Security Agreement Exhibit H-2 - Form of Deed of Trust and Security Agreement
Exhibit I - Form of Collateral Assignment of Operator Loan
            Documents
Exhibit J - Form of Subsidiary Guaranty Agreement
Exhibit K - Form of Collateral Assignment of Operator Lease
            Documents and Rents
Exhibit L-1 - Form of Security Agreement (General Intangibles) Exhibit L-2 - Form of Amendment to Security Agreement
Exhibit M-1 - Form of Compliance Certificate
Exhibit M-2 - Form of Borrowing Base Report
Exhibit M-3 - Form of Quarterly Receivable Aging Schedule
Exhibit M-4 - Form of Quarterly Liability Schedule
Exhibit N - Form of Assignment Agreement

Schedule I - Revolving Credit Commitments
Schedule II - Eligible Operator Leases and Eligible Operator Loans Supplemental Schedule

                         AMENDED AND RESTATED
                           CREDIT AGREEMENT


                    Dated as of September 8, 1994


     HEALTH CARE REIT, INC., a Delaware corporation (the
"Borrower"), the Banks listed on the signature pages hereof, and NATIONAL CITY BANK ("NCB"), as agent (the "Agent") for the Banks hereunder, agree as follows:


                              ARTICLE I
                  DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01 Certain Defined Terms.  As used in this
Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptable Marketable Securities" means securities that are direct obligations of the United States of America or any agency thereof, or certificates of deposit issued by any Bank or by any other financial institution organized under the laws of the United States or any state thereof which is approved in writing by the Agent, in the Agent's reasonable discretion, or any other money-market investment if it carries the highest quality rating of any nationally recognized rating agency; provided, however, that no such security shall mature more than ninety (90) days after the date when made.

          "Accumulated Funding Deficiency" has the meaning ascribed thereto in section 302(a)(2) of ERISA.

          "Additional Indebtedness" has the meaning ascribed thereto in Section 5.04(d).

          "Advantage" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Bank in respect of the Obligations if the payment results in any other Bank's having more than its Ratable Portion of the Obligations in question.

          "Affiliate" means, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) which beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting stock of such Person, (c) five percent (5%) or more of the voting stock of which other Person is beneficially owned or held by such Person, or (d) who is an officer or director of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means National City Bank in its capacity as administrative agent or any successor acting in such capacity.

          "Agreement" means this Amended and Restated Credit Agreement, which amends and restates in its entirety that certain Second Amended and Restated Agreement, dated as of October 1, 1989, among the Borrower, NCB, as agent and the banks indicated therein, and includes each amendment, if any, to this Amended and Restated Credit Agreement.

          "Anniversary Date" means each September 8 during the term of this Agreement.

         "Appraised Value" means, as to any asset, the appraised value of such asset as determined and set forth in writing by an independent certified M.A.I. appraiser experienced in appraising Health Care Facilities; provided, however, that, in the event that such written appraisal in respect of any Borrowing Base Asset is dated as of a date more than three (3) years prior to the date of determination and the Agent or any Bank has required that the Borrower obtain an updated written appraisal pursuant to Section 5.03(m) and such appraisal is not delivered within the time period required by Section 5.03(m), until such updated appraisal has been delivered to the Agent and approved by the Bank or Banks requesting such update, the Asset Value of such Borrowing Base Asset shall be Zero Dollars ($0).

          "Asset Value" means, as at any date of determination, an amount equal to the least of: (a) the Lease Value of such asset as at such date, (b) the Carrying Value of such asset as at such date,
(c) the Appraised Value of such asset, (d) as to any Borrowing Base Asset, such portion of the least of such Lease Value, Carrying Value or Appraised Value of such asset which, when taken together with the aggregate of the Asset Values of all other Borrowing Base Assets operated by the Operator of such asset or any Operator Affiliate of the Operator, does not exceed seventeen and one-half percent (17.5%) of the aggregate Asset Value of all Borrowing Base Assets, (e) as to any Borrowing Base Asset, such portion of the least of the Lease Value, Carrying Value or Appraised Value of such asset which does not exceed fifteen percent (15%) of the Asset Value of all Borrowing Base Assets, (f) as to any Borrowing Base Asset, Zero Dollars ($0) during the period commencing on the date upon which the Operator of such asset is in default for ninety (90) days under Eligible Operator Loan Documents or such Eligible Operator Lease Documents of such Operator, as the case may be, and ending on the date on which all such defaults have been waived or cured, (g) as to any Borrowing Base Asset, Zero Dollars ($0) in the event that such Borrowing Base Asset no longer meets the eligibility requirements set forth in the definition of Eligible Operator Lease or Eligible Operator Loan, as the case may be, (h) as to any Borrowing Base Asset, Zero Dollars ($0) in the event that such Borrowing Base Asset is a Cross-Collateralized Operator Loan or (i) as to any Borrowing Base Asset, Zero Dollars ($0) in the event that such Borrowing Base Asset relates to a Borrower Fee Property or Operator Fee Property with respect to which there has been any noncompliance with any Environmental Law (including noncompliance with or failure to obtain any Environmental Permit) or any Environmental Claim or any other environmental condition which noncompliance, failure or condition, taken singly or together with all such noncompliances, failures or conditions, has resulted in or would, more likely than not, result in a Material Impairment of such Borrowing Base Asset.

          "Assigned Title Policy" means any title policy assigned to the Agent for the benefit of the Banks delivered pursuant to
Section 3.02(b)(vi), Section 3.03(b)(ix) or otherwise delivered to the Agent for the benefit of the Banks in respect of a Borrowing Base Asset.

          "Banks" means the banks listed on the signature pages hereof and the successors thereto and assignees thereof.

          "Borrow" means to obtain a Revolving Credit Borrowing.

          "Borrower" has the meaning ascribed to such term in the introductory paragraph hereof.

          "Borrower Fee Property" means any real property owned by the Borrower in fee simple.

          "Borrower Mortgage" means any mortgage or amendment and restatement of any such mortgage with respect to a Borrower Fee Property relating to any Eligible Operator Lease executed and delivered to the Agent for the benefit of the Banks substantially in the form of Exhibit H-1 or Exhibit H-2 hereto.

          "Borrowing Base" means an amount which shall equal but not at any time exceed seventy-five percent (75%) of the aggregate Asset Value of the Borrowing Base Assets.

          "Borrowing Base Assets" means all Eligible Operator
Leases and all Eligible Operator Loans of the Borrower identified as such on any Borrowing Base Report certified by the Borrower.

          "Borrowing Base Report" means the report delivered by the Borrower pursuant to Section 5.01(d).

          "Borrower's Balance Sheet Assets" means, as at the date of any determination, all of the assets of the Borrower and its Subsidiaries as at such date (excluding treasury shares) on a consolidated basis, as reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

              "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Rate Loans, a day of the year on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

          "Carrying Value" means, with respect to Eligible Operator Loans, as at any date of any determination, the principal amount of such Eligible Operator Loan outstanding at such date.

          "Cash Flow" means, for any period, the Borrower's Consolidated Net Income for such period, excluding extraordinary items net of tax effect, plus depreciation, plus amortization of loan expenses, plus (minus) any change in provision for losses, plus (minus) each of the following: (i) non-refundable loan and commitment fees received in cash in excess of (less than) amounts earned; (ii) non-refundable lease income received in cash in excess of (less than) amounts earned; and (iii) non-refundable interest income received in cash in excess of (less than) amounts earned.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq.

          "Closing Date" means September 8, 1994.

          "Collateral" means all collateral in which a Lien is or may hereafter be granted to the Agent for the benefit of the Banks pursuant to the Collateral Documents and all other property that is subject to any Lien in favor of the Agent for the benefit of the Banks, including, without limitation, the collateral listed on
Schedule II hereto and any assignable interest in a mortgage securing any REMIC invested in by the Borrower which has been assigned to the Agent for the benefit of the Banks.

          "Collateral Assignment of Operator Lease Documents" means a Collateral Assignment of Operator Lease Documents and Rents or an Amended and Restated Collateral Assignment of Operator Lease
Documents and Rents, substantially in the form of Exhibit K hereto.

          "Collateral Assignment of Operator Loan Documents" means a Collateral Assignment of Operator Loan Documents or an Amended and Restated Collateral Assignment of Operator Loan Documents, substantially in the form of Exhibit I hereto.

          "Collateral Assignments" means, collectively, each
Collateral Assignment of Operator Lease Documents and each
Collateral Assignment of Operator Loan Documents executed and delivered to the Agent pursuant to Article III from time to time or any other assignment document delivered in connection with a Borrowing Base Asset from time to time.

          "Collateral Documents" means the Borrower Mortgages and the Collateral Assignments, the Security Agreement, and Security Agreement Amendment or any other document delivered from time to time in connection with a Borrowing Base Asset for the purpose of creating a Lien in favor of the Agent for the Benefit of the Banks in respect of such Borrowing Base Asset.

          "Consolidated Contingent Liabilities" means, as at the date of any determination, any Guaranty, any Credit Enhancement, any indemnification obligation or any obligation under a letter of credit.

          "Consolidated Funded Indebtedness" means, as at the date of any determination, Indebtedness of the Borrower and its Subsidiaries for money borrowed determined on a consolidated basis in accordance with generally accepted accounting principles, including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid or discounted, plus the obligations of the Borrower and its Subsidiaries as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles recorded as capital leases, plus the obligations of the Borrower to pay a deferred purchase price for goods or services (other than ordinary course trade payables).

          "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income plus interest expense of the Borrower and its Subsidiaries for such period plus federal, state and local taxes of the Borrower and its Subsidiaries for such period plus depreciation and amortization expense for the Borrower and its Subsidiaries for such period to
(b) the interest expense of the Borrower and its Subsidiaries for such period, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Income" means, for any period, the aggregate net income of the Borrower and its Subsidiaries for such period (after taxes and after extraordinary items, but without giving effect to any gain from any re-appraisal or write-up of any asset), as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" means, as at the date of any determination, the excess of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets) of all of the tangible and intangible assets of the Borrower and its Subsidiaries as at such date (including intangible assets such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) over Consolidated Total Liabilities as at such date, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Tangible Net Worth" means, as of the date of any determination, the excess of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up assets) of all of the tangible assets of the Borrower and its Subsidiaries as at such date (i.e., all assets excluding intangibles assets such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) over Consolidated Total Liabilities as at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Total Liabilities" means, as at the date of any determination, the aggregate of all liabilities of the Borrower and its Subsidiaries at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Credit Enhancements" means any obligation, direct orindirect, contingent or otherwise, of the Borrower or any of its
Subsidiaries: (a) to guaranty any Indebtedness or obligation of any Person, (b) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or any other obligation of such Person (whether arising by virtue of partnership arrangements, or securities or services, take-or-pay agreements, or agreements to maintain financial statement conditions or otherwise) or (c) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or protecting such obligee against loss in respect thereof (in whole or in part).

          "Credit Request" has the meaning specified in Section
2.02(c).

          "Cross-Collateralized Operator Loan" means an Operator Loan with respect to which (a) the Operator of the Health Care Facility with respect to such Operator Loan is the Operator of a Health Care Facility in respect of which there is an Operator Loan which is an Eligible Operator Loan identified as a Borrowing Base Asset on a Borrowing Base Report which Operator Loan is cross-collateralized with such Eligible Operator Loan, (b) the criteria for an Eligible Operator Loan have not been met and (c) which is assigned to the Agent for the benefit of the Banks as Collateral for the Loans pursuant to a Collateral Assignment of Operator Loan Documents and as to which the Agent for the benefit of the Banks has been granted a security interest pursuant to the Security Agreement or any Security Agreement Amendment.

          "Default under ERISA" means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERISA, or (b) any failure by Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Employee Benefit Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other law or regulation in respect of any such Employee Benefit Plan, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of Section 4001(a)(3) or
(15) or ERISA.

          "Default" means an event, condition or thing which constitutes, or which with the lapse of time, lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Article VI which has not been appropriately waived in writing in accordance with this Agreement or fully corrected prior to becoming an actual Event of Default.

          "Dollars" and the sign "$" each means lawful money of the United States.

          "Eligible Operator Lease" means, as of the date of any Borrowing Base Report including the Initial Borrowing Base Report, each Operator Lease listed on such Borrowing Base Report, with respect to which:

     (a) the Health Care Facility related thereto constitutes a Qualified Investment,

     (b) in the case of an Operator Lease listed on the Initial Borrowing Base Report, the Borrower (I) has delivered to the Agent on or before the Closing Date all documents, filings and certifications required by Section 3.02, each of which delivered documents and filings is consistent with the Required Documentation Standards or (II) where permitted, has set forth on the Supplemental Schedule such documents or filings which have not been delivered to the Agent or which are not in compliance with Section 3.02,

     (c) in the case of an Operator Lease not listed on the Initial Borrowing Base Report which is listed on any Borrowing Base Report after the Closing Date, the Borrower has delivered to the Agent, at least fifteen (15) Business Days prior to the date of such Borrowing Base Report, all documents, filings and certifications required by Section 3.03, each of which documents is consistent with the Required Documentation Standards,

     (d) in the case of (I) an Operator Lease listed on the Initial Borrowing Base Report, to the best knowledge of Borrower based upon the financial information provided to Borrower by the Operator, the aggregate net worth of the Operator and any Guarantor of such Operator's obligations to Borrower with respect to such related Health Care Facility is a positive number and (II) an Operator Lease not listed on the Initial Borrowing Base Report which is listed on any Borrowing Base Report after the Closing Date, the aggregate net worth of the Operator and any Guarantor of such Operator's obligations to the Borrower with respect to such Health Care Facility is a positive number,

     (e) neither the Operator nor any Guarantor of the Operator's obligations to Borrower (if any) is the subject of an Insolvency Action and, to the best of Borrower's knowledge, based upon the financial information provided by the Operator, the Operator and each such Guarantor is Solvent after giving effect to the Operator Lease and the Guaranty thereof,

     (f) in the case of (I) an Operator Lease listed on a Borrowing Base Report delivered after the Closing Date which Operator Lease was not listed on the Initial Borrowing Base Report and (II) solely to the extent previously received by the Borrower in the case of an Operator Lease listed on the Initial Borrowing Base Report, the obligations of the Operator related to any such Operator Lease are secured to the Borrower by either (x) a stand-by letter of credit in favor of the Borrower or a perfected pledge of cash collateral in an amount equal to not less than the sum of two and one-half percent (2-1/2%) of the aggregate lease payments due under the Operator Lease Documents of such Operator or (y) a Guaranty in favor of the Borrower,

     (g) to the best of the Borrower's knowledge, the Operator is not involved in material litigation not adequately reserved for on the books of such Operator (as determined in a manner consistent with generally accepted accounting principles),

     (h) in case of an Operator Lease listed on any Borrowing Base Report delivered after the Closing Date, after giving effect to the addition of such Operator Lease to the Borrowing Base Assets the aggregate Asset Value of all Borrowing Base Assets comprised of Health Care Facilities which are psychiatric hospitals is not greater than twenty percent (20%) of the aggregate Asset Value of all Borrowing Base Assets,

          (i) in the case of an Operator Lease listed on any Borrowing Base Report the inclusion of such Operator Lease as a Borrowing Base Asset does not cause the occurrence of a Default or an Event of Default,

          (j) in the case of an Operator Lease listed on the Initial Borrowing Base Report, each of the statements and each of the calculations made in the certificate of an officer of the Borrower delivered pursuant to Section 3.02(a)(xiv) is, to the best of such officer's knowledge, true and correct and does not fail to state any material fact,

          (k) in the case of an Operator Lease listed on a Borrowing Base Report delivered after the Closing Date which Operator Lease was not listed on the Initial Borrowing Base Report, each of the statements made to the Agent in the summary delivered pursuant to Section 3.03(a)(xvi) and each of the statements and each of the calculations made in the certificate of an officer of the Borrower delivered pursuant to Section 3.03(a)(xvii) are, to the best of such officer's knowledge, true and correct and do not fail to state any material fact,

          (l) upon the filing of the Borrower Mortgage, the Collateral Assignment of Operator Lease Documents and the financing statements required by Section 3.02(c) or 3.03(c), as the case may be, the Agent for the benefit of the Banks has a first priority security interest in the Borrower Fee Property and Operator Lease referenced therein subject only to the Liens permitted by Section 5.04(e),

          (m) the Operator Lease Documents in respect of such Operator Lease (i) are assignable by the Borrower pursuant to their terms and (ii) are enforceable against the Borrower and the Operator in accordance with their terms, subject to any applicable insolvency, bankruptcy, avoidance, reorganization, moratorium and similar laws of general applicability affecting the rights of creditors generally, general principles of equity (other than equitable defenses of the Operator arising by reason of the actions of the Borrower) and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing,

          (n) each of the Borrower and, to the best of the Borrower's knowledge, the Operator is in compliance with all material terms of the Operator Lease Documents with respect to such Operator Lease and no condition exists which, with or without the passage of time or the giving of notice or both, would constitute a default by the Borrower or, to the best of the Borrower's knowledge, the Operator in any material respect thereunder,

          (o) there is no obligation of the Operator to the Borrower as to which, in whole or in part, the Operator has asserted any claim of setoff, counterclaim, defense or right of recoupment, or right to any reduction or disallowance for any reason or which is currently subject to any asserted dispute,

          (p) the Operator Lease and the Borrower Fee Property in respect thereof, free and clear of all Liens except as expressly permitted by Section 5.04(e),

          (q) the Borrower does not have any reasonable basis to believe that the Operator will not perform its material obligations under the Operator Lease Documents.

          "Eligible Operator Loan" means, as of the date of any Borrowing Base Report including the Initial Borrowing Base Report, each Operator Loan listed on such Borrowing Base Report with respect to which:

     (a) the Health Care Facility related thereto constitutes a Qualified Investment,

     (b) in the case of an Operator Loan listed on the Initial Borrowing Base Report, the Borrower (I) has delivered to the Agent on or before the Closing Date all documents, filings and certifications required by Section 3.02, each of which delivered documents and filings is consistent with the Required Documentation Standards or (II) where permitted, has set forth on the Supplemental Schedule such documents or filings which have not been delivered to the Agent or which are not in compliance with Section 3.02,

     (c) in the case of an Operator Loan not listed on the Initial Borrowing Base Report which is listed on any Borrowing Base Report after the Closing Date, the Borrower has delivered to the Agent, at least fifteen (15) Business Days prior to the date of such Borrowing Base Report, all documents, filings and certifications required by Section 3.03, each of which documents is consistent with the Required Documentation Standards,

     (d) in the case of (I) an Operator Loan listed on the Initial Borrowing Base Report, to the best knowledge of Borrower, based upon the financial information provided to Borrower by the Operator, the aggregate net worth of the Operator and any Guarantor of the obligations of such Operator to the Borrower with respect to such related Health Care Facility is a positive number and (II) an Operator Loan not listed on the Initial Borrowing Base Report which is listed on any Borrowing Base Report after the Closing Date, the aggregate net worth of the Operator and any Guarantor of the obligations of such Operator to the Borrower with respect to such related Health Care Facility is a positive number and the net worth of the Operator of such related Health Care Facility is a positive number,

     (e) neither the Operator nor any Guarantor of the Operator's obligations to Borrower (if any) is the subject of an Insolvency Action and, to the best of Borrower's knowledge based upon the financial information provided by the Operator, the Operator and each such Guarantor is Solvent after giving effect to the Operator Loan and the Guaranty thereof,

     (f) in the case of (I) an Operator Loan listed on a Borrowing Base Report delivered after the Closing Date which Operator Loan was not listed on the Initial Borrowing Base Report and (II) solely to the extent previously received by the Borrower in the case of any Operator Loan listed on the Initial Borrowing Base Report, the obligations of the Operator related to any such Operator Loan are secured to the Borrower by either (x) a stand-by letter of credit in favor of the Borrower or a perfected pledge of cash collateral in an amount equal to not less than the sum of two and one-half percent (2-1/2%) of the aggregate principal and interest payments due under the Operator Loan Documents of such Operator or (y) a Guaranty in favor of the Borrower,

     (g) to the best of the Borrower's knowledge, the Operator is not involved in material litigation not adequately reserved for on the books of such Operator (as determined in a manner consistent with generally accepted accounting principles),

     (h) in case of an Operator Loan listed on any Borrowing Base Report delivered after the Closing Date, after giving effect to the addition of such Operator Loan to the Borrowing Base Assets the aggregate Asset Value of all Borrowing Base Assets comprised of Health Care Facilities which are psychiatric hospitals is not greater than twenty percent (20%) of the aggregate Asset Value of all Borrowing Base Assets,

     (i) in the case of an Operator Loan listed on any Borrowing
Base Report, the inclusion of such Operator Loan as a Borrowing
Base Asset does not cause the occurrence of a Default or an Event of Default,

     (j) such Operator Loan is not a construction loan,

     (k) in the case of an Operator Loan listed on the Initial Borrowing Base Report, each of the statements and each of the calculations made in the certificate of an officer of the Borrower delivered pursuant to Section 3.02(a)(xiv) is, to the best of such officer's knowledge, true and correct and does not fail to state any material fact,

     (l) in the case of an Operator Loan listed on a Borrowing Base Report delivered after the Closing Date and not listed on the Initial Borrowing Base Report, each of the statements made to the Agent in the summary delivered pursuant to Section 3.03(b)(xv) and each of the statements and each of the calculations made in the certificate of an officer of the Borrower delivered pursuant to
Section 3.03(b)(xvi) are, to the best of such officer's knowledge, true and correct and do not fail to state any material fact,

     (m) upon the filing of the Collateral Assignment of Operator Loan Documents and the financing statements required by Section 3.02(c) or 3.03(c), as the case may be, the Agent for the benefit of the Banks has a first priority security interest in the Operator Loan Documents referenced therein subject only to the Liens permitted by Section 5.04(e),

     (n) each Lien granted to the Borrower in connection with such Operator Loan is a valid and enforceable first priority Lien except for the Liens permitted by the related Operator Loan Documents and
Section 5.04(e),

     (o) the Assigned Title Policy with respect to such Operator
Loan: (i) is in full force and effect, (ii) is freely assignable and (subject to the issuance of a separate policy or endorsement and the recordation of the Collateral Assignment of Operator Loan Documents) inures to the benefit of the Agent for the benefit of the Banks and (iii) has not been subject to any claim made under such Assigned Title Policy since the time of issuance of the original title policy in favor of the Borrower,

     (p) the Borrower has no actual knowledge of any Lien not shown by the public records, the existence of which would be the basis for an exclusion from coverage under any such Assigned Title
Policy,

     (q) the Operator Loan Documents in respect of such Operator
Loan: (i) are assignable by the Borrower pursuant to their terms,
(ii) are enforceable against the Borrower and the Operator in accordance with their terms, subject to insolvency, bankruptcy, avoidance, reorganization, moratorium, or similar laws of general applicability affecting the rights of creditors generally and general principles of equity (other than equitable defenses of the Operator arising by reason of the actions of the Borrower), and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing, (iii) contain customary and enforceable default and remedial provisions such that the holder may timely enforce the rights and exercise the remedies set forth in such documents and realize the material benefits thereof and (iv) do not provide for the cross-collateralization of such Operator Loan with any other Operator Loan unless each such other Operator Loan is (A) also an Eligible Operator Loan or (B) if such other Operator Loan is not an Eligible Loan, such other Operator Loan is a Cross-Collateralized Operator Loan,

     (r) each of the Borrower and, to the Borrower's best knowledge, the Operator is in compliance with all material terms of the Operator Loan Documents with respect to such Operator Loan and no condition exists which, with or without the passage of time or the giving of notice or both, would constitute a default by the Borrower or, to the best knowledge of the Borrower, the Operator, in any material respect thereunder,

     (s) there is no obligation of the Operator to the Borrower as to which, in whole or in part, the Operator has asserted any claim of setoff, counterclaim, defense or right of recoupment, or right to any reduction or disallowance for any reason or which is currently subject to any asserted dispute,

     (t) the proceeds of such Operator Loan have been fully disbursed and there is no requirement for future advances thereunder,

     (u) the Borrower (i) is the sole holder of the Operator Loan
Documents in respect of such Operator Loan and (ii) has full right and authority to assign such Operator Loan, free and clear of all Liens except as expressly permitted by Section 5.04(e), and

     (v) the Borrower does not have any reasonable basis to believe that the Operator will not perform its material obligations under the Operator Loan Documents.

          "Eligible Operator Lease Documents" means any and all documents assigned to the Agent for the benefit of the Banks in connection with an Eligible Operator Lease, including, without limitation, any letter of credit issued or Guaranty executed in favor of the Borrower.

          "Eligible Operator Loan Documents" means each note, loan agreement, mortgage and other document executed and/or delivered to the Borrower by an Operator in respect of any Eligible Operator
Loan.

          "Employee Benefit Plan" means an "employee benefit plan" as defined in section 3(3) of ERISA of the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, requests for information, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

          "Environmental Laws" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42 USC Sections 9601
et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42
USC Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49
USC Sections 1801 et seq.; the Federal Water Pollution Control Act (33
USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections
651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of hazardous wastes; (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or
(v) the maintenance and development of wetlands.

          "Environmental Permits" means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental
Laws or necessary for the conduct of business.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified.

          "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Regulator" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Reserve Percentage" of any Bank for the Interest Period for any LIBOR Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section
6.01.

          "Federal Funds Rate" shall mean, for any day, the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Cleveland, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Fee Letter, dated February 23,
1994, between the Borrower and the Agent, as the same may be amended or modified from time to time.

          "Fiscal Quarter" means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

          "Fiscal Year" means the Borrower's regular annual accounting period for federal income tax purposes ending December
31.

          "Flood Disaster Act" has the meaning specified in Section
3.02(a)(viii).

          "Guarantor" means one who pledges his credit or property in any manner for the payment or other performance of the Indebtedness, contract or other obligation of another, including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, and surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind.

          "Guaranty" means the obligation of a Guarantor.

          "Guaranty Agreement" means a Guaranty Agreement, substantially in the form of Exhibit J hereto, executed or to be executed by a Subsidiary of the Borrower.

          "Hazardous Material" means and includes (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (ii) petroleum and any petroleum product, including, without limitation, crude oil, diesel fuel, gasoline, oil, fuel oil and petroleum solvents or any distillate fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof; (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and
(iv) any other substance whose generation, handling, transporta-tion, treatment or disposal is regulated pursuant to any Environmental Laws.

          "Health Care Facility" means any nursing home, retirement center, hospital, psychiatric hospital, assisted living facility, rehabilitation facility, medical facility, other primary care facility and any other similar facility.

          "Indebtedness" means, with respect to any Person, without duplication, (i) indebtedness for borrowed money, (ii) obligations to pay the deferred purchase price of property or services, (iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (vi) obligations secured by any Lien on the properties or assets of the Person, (vii) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (viii) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

          "Initial Borrowing Base Report" has the meaning ascribed to such term in Section 3.01(n).

          "Insolvency Action" means either (a) a pleading of any kind filed by a Person to seek relief from such Person's creditors, or filed by such Person's creditors or any thereof to seek relief of any kind against such Person, in any court or other tribunal pursuant to any Law relating generally to the rights of creditors or the relief of debtors or both or (b) any other action of any kind commenced by a Person or such Person's creditors or any thereof for the purpose of marshalling such Person's assets and liabilities for the benefit of such Person's creditors (an Insolvency Action includes, without limitation, a petition commencing a case pursuant to any chapter of the Federal Bankruptcy Code, any application for the appointment of a receiver, trustee, liquidator or custodian for a Person or any substantial part of such Person's assets, and any assignment by a Person for the general benefit of such Person's creditors).

          "Interest Period" means, for each of the LIBOR Rate Loans comprising a Revolving Credit Borrowing, the period commencing on the date of such Loans or the date of the Rate Conversion or Rate Continuation of any Loans into such Loans and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select, upon delivery to the Agent of a Credit Request therefor in accordance with Section 2.02(c) hereof; provided, however, that:

     (a) Interest Periods for Loans comprising part of the same
Revolving Credit Borrowing shall be of the same duration;

     (b) with respect to LIBOR Rate Loans comprising any Revolving Credit Borrowings, no Interest Period may end on a date later than the Revolving Credit Termination Date;

     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

     (d) if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

     (e) the Borrower may not select any Interest Period ending after the date of any mandatory reduction specified in Section 2.04(c)(iii) unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Rate Loans having Interest Periods ending on or prior to the date of such mandatory reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Law" means any federal, state, local or foreign law, ordinance or regulation or any order, case precedent, ruling, directive, judgment, injunction, award or decree or request having the force of law or any other requirement of any governmental or regulatory body, court, tribunal or arbitrator.

          "Lease Value" means, with respect to any Borrower's
Balance Sheet Asset owned by the Borrower and leased to an Operator, the contract purchase price with respect to the acquisition of such property from the Borrower by such Operator as set forth in the Operator Lease and Operator Lease Documents.

          "Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Lending Office" below its name on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent as the office at which Loans are to be made and maintained.

          "LIBOR Rate Loan" means a Loan which bears interest as provided in Section 2.06(a)(ii).

          "LIBOR Rate" means, for any Interest Period for each LIBOR Rate Loan comprising part of the same Revolving Credit Borrowing, the rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) determined by the Agent to be the average rate at which deposits in Dollars are offered to the Agent by leading reference banks in the London interbank market at or about 4 P.M. (London time) two (2) Business days before the first day of such Interest Period in an amount substantially equal to the amount of the NCB's LIBOR Rate Loan comprising part of such Revolving Credit Borrowing, and for a period equal to such Interest Period.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan" means a Revolving Credit Loan by a Bank to the Borrower pursuant to Article II and refers to a Prime Rate Loan or a LIBOR Rate Loan.

          "Majority Banks" means at any time two or more Banks holding in the aggregate at least 66-2/3% of the then aggregate unpaid principal amount of the Loans held by the Banks or, if no such principal amount is then outstanding, two or more Banks having at least 66-2/3% of the aggregate Revolving Credit Commitments.

          "Management Agreement" means, that certain Management Agreement between the Borrower and First Toledo Corporation, dated, January 17, 1994, and assigned to the Manager effective June 1, 1994, and as thereafter amended from time to time, subject to the limitations of Section 5.04(i).

          "Manager" means First Toledo Advisory Company, an Ohio corporation, and its successors and assigns which act as Manager under the Management Agreement.

          "Material Adverse Effect" means (a) a material adverse effect on the business, results of operations or financial condition of the Borrower and its Subsidiaries, on a consolidated basis, (b) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, (c) a material adverse effect on the legality, validity or enforceability of the Borrower's obligations under this Agreement, (d) there exists a Material Impairment of one or more Borrowing Base Assets which in the aggregate results in a decrease in the aggregate Asset Value of the Borrowing Base Assets in an amount greater than or equal to ten percent (10%) of the aggregate Asset Value of the Borrowing Base Assets and which decrease arises in connection with failure to comply with any Environmental Law or Environmental Permit, the assertion of an Environmental Claim or the existence of any other environmental conditions or (e) there at any time exists a Material Impairment of five (5) or more Operator Fee Properties or Borrower Fee Properties; provided, however, that, the parties' agreement that the existence of conditions identified in clauses (d) and (e) above shall be considered to be a Material Adverse Effect shall not preclude an assertion by the Majority Banks that any other condition relating to environmental matters, whether with respect to Borrowing Base Assets or otherwise, or any other condition which exists can be deemed, in the discretion of the Majority Banks, to be a condition giving rise to a Material Adverse Effect as described in clauses (a), (b) or (c) of this definition.

          "Material Impairment" means (a) a material adverse effect on the condition, value, ownership, transferability or use of any Borrowing Base Asset, (b) a decrease in the value of any Borrowing Base Asset in an amount greater than or equal to ten percent (10%) of the Asset Value of such asset or (c) a material impairment of any of the Liens granted by or under the Collateral Documents or the enforceability or priority thereof.

          "Notes" means the Revolving Credit Notes, executed and delivered by the Borrower to the Banks under this Agreement.

          "Notice of Borrowing Base Addition/Removal" means a
Notice of Borrowing Base Addition/Removal in the form of Exhibit E hereto, delivered pursuant to Sections 2.08 and 3.03.

          "Obligations" means, collectively, all principal and interest on any Loans made hereunder (including, without limitation, all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United
States Bankruptcy Code, 11 USC Section 362(a), and the operation of
Section 5.02(b) and 5.06(b) of the United States Bankruptcy Code,
11 USC Section 502(b) and Section 506(b)), all liabilities under any hedge agreement, swap agreement or similar agreement between the Borrower and any Bank, all liability of the Borrower under Article VII and
Article IX of this Agreement, and all fees and other liabilities, payable to the Banks or the Agent or any thereof by the Borrower pursuant to this Agreement, the Collateral Documents or any Related Writing.

          "Operator" means any Person operating any Health Care Facility with which the Borrower has a contractual relationship providing for such Person to enter into an Operator Loan, Operator Lease or other similar financing relationships with the Borrower.

          "Operator Affiliate" means, with respect to a specified Operator, another Operator (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Operator, (b) which beneficially owns or holds with power to vote fifty percent (50%) or more of any class of the voting stock of such Operator, (c) fifty percent (50%) or more of the voting stock of which other Operator is beneficially owned or held by such Operator, or (d) who has the power (whether by contract, by proxy or otherwise) to elect a majority of such Operator's Board of Directors. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Operator Lease" means any lease entered into between an Operator and the Borrower with respect to any Borrower Fee
Property.

          "Operator Lease Documents" means any and all documents executed and/or delivered to the Borrower by an Operator in connection with any Operator Lease, including, without limitation, any subordination agreement, lessee estoppel, letter of credit issued or Guaranty executed in favor of the Borrower.

          "Operator Loan" means any loan or financing made by the Borrower to an Operator, secured by the Operator Fee Property of such Operator.

          "Operator Loan Documents" means any and all documents executed and/or delivered to the Borrower by an Operator in connection with any Operator Loan, including, without limitation, any promissory note, mortgage guaranty or letter of credit, title commitment, title insurance, insurance certificate, environmental audit, appraisal, survey and any documents delivered in connection with any of the foregoing.

          "Operator Fee Property" means any real property owned by an Operator in fee simple relating to an Operator Loan.

          "Other Taxes" has the meaning specified in Section
9.03(c).

          "Payment Office" means such office of the Agent as set forth under its name on the signature pages hereto or such office as may be from time to time selected by the Agent and notified in writing by the Agent to the Borrower and the Banks as the office to which payments are to be made by the Borrower or the Banks, as the case may be.

          "Permitted Investments" means any investment, ownership or other interest which a REIT is permitted to make and maintain or derive income from pursuant to and in accordance with Section 856 of the Internal Revenue Code and the rules and regulations promulgated thereunder.

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prime Rate" means, the fluctuating interest rate per annum announced publicly by NCB in Cleveland, Ohio, from time to time, as NCB's base rate or prime rate thereafter in effect (which rate is not necessarily the lowest rate charged by NCB to its borrowing customers).

          "Prime Rate Loan" means a Loan which bears interest as provided in Section 2.06(a)(i).

          "Purchase Money Security Interest" has the meaning specified in Section 5.04(e).

          "Qualified Investment" means any Operator Loan or
Operator Lease with respect to which Operator Loan or Operator
Lease, the Health Care Facility related thereto or the Operator thereof the following is true at all relevant times;

     (a) the Operator of such related Health Care Facility has (i) at least five (5) years of experience in operating a Health Care Facility or similar health care related experience (or one of such Operator's principals has such experience) and (ii) not defaulted in payment under any material financing arrangement in the last five (5) years; provided, however, that this requirement is not satisfied with respect to the Operator of the Woodmere Health Care Center in Southington, Connecticut (current Operator [The Mediplex Group, Inc.] is current on payments),

     (b) the Operator of such Health Care Facility has provided to the Borrower current and historical financial statements, which financial statements fairly present the business and results of operations of such Operator and such Health Care Facility, consistently applied, together with pro forma financial information, reflecting such Operator's financial ability to repay the financing and perform the obligations under the financing documents; provided, however, that, the requirement of the delivery of financial statements has not been satisfied with respect to the following Operators of Borrowing Base Assets listed on the Initial Borrowing Base Report: (i) Citadel Health Care Pavilion located in St. Joseph, Missouri and (ii) The Mediplex Group, Inc. with respect to Meridian Health Care Center located in Southington, Connecticut,

     (c) such Health Care Facility is of comparable quality and condition to the Health Care Facilities of a similar type comprising the Borrower's Balance Sheet Assets, which quality and condition is evaluated based upon objective standards consistently applied and consistent with the Borrower's past practices,

     (d) the Borrower has received an appraisal of such Health Care Facility prepared and certified by a qualified M.A.I. appraiser which appraiser has demonstrated experience in the appraisal of Health Care Facilities and which appraisal is in substance consistent with the Required Documentation Standards; provided, however, that, this requirement is not satisfied with respect to the following Borrowing Base Assets listed on the Initial Borrowing Base Report identified in Sections 3.02(a)(xi) and 3.02(b)(vii),

     (e) each Operator of such Health Care Facility obtaining financing from the Borrower for the purchase of a Health Care Facility has not received loan proceeds from the Borrower which, when aggregated with all other loans made to such Operator with respect to such Health Care Facility, exceed ninety percent (90%) of the Appraised Value (as determined pursuant to the appraisal meeting the requirements set forth in clause (d) of this definition) of such Health Care Facility; provided, however, that, this requirement is not satisfied with respect to the Health Care Facilities with respect to the following Borrowing Base Assets listed on the Initial Borrowing Base Report: (i) located at Austintown, Ohio is subject to reappraisal pursuant to Section 3.02(a)(xi) and (ii) located at Southington, Connecticut has a "loan to value ratio of 1.06 to 1.0,

     (f) at the time of the making of such investment, the financial statements of the Operator of such Health Care Facility demonstrate that, after giving effect to a financing by the Borrower, the ratio of the Operator's net income plus the sum of its total Indebtedness for borrowed money (principal plus interest plus fees) and lease expenses (including fees), income taxes and depreciation (which calculations are reasonably consistent with generally accepted accounting principles) to its Indebtedness for borrowed money (principal plus interest plus fees) and lease expenses (including fees), is not less than 1.25 to 1.0; provided, however, that, in the event that the Operator's historical financial statements do not demonstrate such ratio, the Borrower may consider future increases in cash flow to the extent they are verifiable based upon objective analysis of future events in determining that such ratio will be met by the Operator in the future; provided, further, that, this requirement is not satisfied with respect to the operators of the following Borrowing Base Assets listed on the Initial Borrowing Base Report: (i) Hutton III Nursing Center, Inc. located in Salem, Ohio (.28 to 1.0), (ii) Meridian Arms Living Center located in Austintown, Ohio (1.10 to 1.0), (iii) West Park Place located in Toledo, Ohio (1.09 to 1.0),
(iv) Bloomington Meadows Hospital located in Bloomington, Indiana (.49 to 1.0) and (v) Colonial Gardens Nursing Home located in Tallmadge, Ohio (.98 to 1.0),

     (g) the Borrower (i) has completed a study of such Health Care Facility (or proposed facility), including assessments of site suitability as to type, geography, marketing demographics, occupancy and barriers limiting the entry of competing facilities into the community which study shall be consistent with the Borrower's past practices and (ii) has confirmed the necessity of obtaining any regulatory permits or certificates of need and that there is a reasonable likelihood of the Operator's obtaining such permits or certificates of need if not already obtained,

     (h) the Board of Directors of the Borrower or the Investment Committee of the Board of Directors of the Borrower has approved the Borrower's investment in such Health Care Facility and all other corporate or other approvals necessary for the Borrower to consummate the transaction have been obtained,

     (i) if required by the Borrower pursuant to its evaluation of the financial stability of the Operator and the Operator's ability to pay or repay its obligations to the Borrower, which evaluation shall be consistent with the Borrower's past practice and reasonable business judgment, the Operator has obtained a standby or direct pay letter of credit or Guaranty of a financially sound Guarantor or other third party assurance of payment in favor of the Borrower in such amount as deemed necessary in the Borrower's business judgment generally consistent with the Required Documentation Standards,

     (j) the Borrower has obtained such legal documents and third party assurances in connection with the acquisition or financing of such Health Care Facility, including, without limitation, promissory notes, mortgages, subordination agreements, surveys, title insurance policies, casualty insurance coverage, opinions of legal counsel to the Operator or the Borrower, environmental audits and other documents necessary to protect the interests of the Borrower in transactions of the type entered into, each of which documents is in form legally sufficient to protect the interests of the Borrower taking into consideration the type and size of the investment and is consistent with the form of documentation required by prudent real estate lenders or lessors, as applicable except to the extent set forth in the Supplemental Schedule (Section 3.02(a) and 3.02(b)) as to Borrowing Base Assets listed on the Initial Borrowing Base Report, and

     (k) such investment is in the ordinary course of the Borrower's business and is generally consistent with the Borrower's past business practices.

          "REIT" means a real estate investment trust.

          "REMIC" means a real estate mortgage investment conduit.

          "Ratable Portion" means, in respect of any Bank, the quotient (expressed as a percentage) obtained at any time by dividing such Bank's Revolving Credit Commitment at such time by the aggregate amount of the Revolving Credit Commitments of all the Banks at such time.

          "Rate Continuation" means a continuation of LIBOR Rate
Loans having a particular Interest Period as LIBOR Rate Loans having an Interest Period of the same duration pursuant to Section 2.02(h).

          "Rate Conversion" refers to a conversion pursuant to
Section 2.02(h) of Loans of one Type into Loans of another Type and, with respect to LIBOR Rate Loans, from one permissible
Interest Period to another permissible Interest Period.

          "Rate Conversion/Continuation Request" means a request for Rate Conversion or Rate Continuation in the form of Exhibit C hereto made pursuant to Section 2.02(h).

          "Rating Agency" means Standard & Poor's Corporation ("S&P") or its successor, Moody's Investors Service, Inc. ("Moody's), or its successor or Duff & Phelps ("D&P) or its successor, or in the event that S&P, Moody's and D&P shall no longer be nationally recognized securities rating agencies, any other nationally recognized securities rating agency reasonably acceptable to the Borrower and the Majority Banks.

          "Receivable" means, a claim for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing.

          "Reduction Notice" has the meaning specified in Section
2.03.

          "Related Writing" means any note, mortgage, security agreement, or other lien instrument, reimbursement agreement, financial statement, audit report, environmental audit, notice, Credit Request, Rate Conversion/Continuation Request, Reduction Notice, Notice of Addition to Borrowing Base officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of the Borrower or any of its Subsidiaries to the Banks and the Agent or any thereof and which is relevant in any manner to this Agreement, including, without limitation, the Notes, the Collateral Assignments, the Borrower Mortgages and the other writings referred to in Article II, III or V.

          "Reportable Event" means any of the events set forth in
Section 4043 of ERISA.

          "Required Documentation Standards" means the following standards of documentation in connection with Collateral Documents executed in favor of the Agent and Operator Leases and Operator Loans executed in favor of the Borrower for which Eligible Operator Loan or Eligible Operator Lease status is sought either on the Initial Borrowing Base Report or on any subsequent Borrowing Base
Reports:

      (a) with respect to all Collateral Documents executed or to be executed in favor of the Agent for the benefit of the Banks, the form of Borrower Mortgage, Collateral Assignment or financing statement, shall be substantially in the form of such documents attached to this Agreement as exhibits hereto or delivered to the Agent on the Closing Date, with such modifications as are necessary to (i) cause such form to comply with the filing or other legal requirements of the jurisdiction in which such documents are to be filed, (ii) cause such form to grant to the Agent for the benefit of the Banks, all rights, remedies and privileges (including, any cognovit, confession of judgment, creditor's right to non-judicial foreclosure or non-judicial receivership or similar remedial provisions) of a holder of a mortgage and all provisions necessary to protect the interest of a revolving credit lender and to grant such lender a continuing first priority security interest in real estate and fixtures (subject to the Liens permitted by Section 5.04(d)) and (iii) cause such form to reflect specific modifications necessary to conform such form to the real estate in question, so long as any modification pursuant to this clause (iii) shall not be adverse to the interest of the Agent for the benefit of the Banks;

     (b) with respect to any Operator Loan executed or to be executed in favor of the Borrower, the form of such Operator Loan Documents shall be substantially in the form of the Operator Loan Documents delivered to the Agent by the Borrower and certified by the Borrower to the Agent and the Banks as provided in Section 3.01(l) as the standard forms of documentation used by the Borrower in connection with the Operator Loans, as reviewed by the Agent and its counsel (and made available to the Banks upon request), with such modifications as are necessary to (i) cause such form to comply with the filing or other legal requirements of the jurisdiction in which such documents are to be filed, (ii) cause such form to grant to the Borrower, all rights, remedies and privileges of a lender with a first priority security interest in real estate and fixtures (subject to the Liens permitted by Section 5.04(e) and the Operator Loan Documents so reviewed) and (iii) cause such form to reflect specific modifications necessary to conform such form to the transaction in question, so long as any such modification shall be reasonably necessary to accommodate the facts applicable to the specific transaction or requested by the Operator determined in the prudent exercise of the Borrower's business judgment, and shall not be adverse to the interest of the Agent for the benefit of the Banks or the security interest of the Agent evidenced by the Collateral Assignment of Operator Loan Documents and the Collateral Assignment of Mortgage, as the case may be,

     (c) with respect to any Borrower Fee Property and any Operator Lease executed or to be executed in favor of the Borrower, the form of such Operator Lease Documents shall be substantially in the form of the Operator Loan Documents delivered to the Agent by the Borrower and certified by the Borrower to the Agent and the Banks as provided in Section 3.01(l) as the standard forms of documentation used by the Borrower in connection with the Operator Leases, as reviewed by the Agent and its counsel (and made available to the Banks upon request), with such modifications as are necessary to (i) cause such form to comply with the filing or other legal requirements of the jurisdiction in which such documents are to be filed, (ii) cause such form to grant to the Borrower, all rights, remedies and privileges of a lessor of real estate and fixtures (subject to the Liens permitted by Section 5.04(d) and the Operator Lease Documents so reviewed) and (iii) cause such form to reflect specific modifications necessary to conform such form to the transaction in question, so long as any such modifications shall be reasonably necessary to accommodate the facts applicable to the specific transaction or requested by the Operator determined in the prudent exercise of the Borrower's business judgment and shall not be adverse to the interest of the Agent for the benefit of the Banks or the security interest of the Agent evidenced by the Collateral Assignment of Operator Lease Documents and the Collateral Assignment of Mortgage, as the case may be, and

     (d) with respect to the appraisals, environmental audits, surveys, ALTA title insurance policies obtained by the Borrower with respect to any Operator Fee Property or any Borrower Fee Property, such documents shall be in substance consistent with the Borrower's required documentation and due diligence as certified by the Borrower to the Agent and the Banks as the Borrower's standards with respect to such matters as provided in Section 3.01(l), and satisfying any other requirements set forth in Section 3.02 and
3.03 hereof, with such modifications as do not adversely affect the interests or Lien of the Agent or the Banks.

          "Restricted Payments" shall mean (a) any dividend or distribution in cash, property or obligations (other than in capital stock of the Borrower or any Subsidiary of the Borrower or in options, warrants or other securities convertible into the capital stock of the Borrower or any Subsidiary) paid or declared by the Borrower or any Subsidiary of the Borrower on any shares of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower or on any warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower, and
(b) any application by the Borrower or any Subsidiary of the Borrower of its funds, property or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower or warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower, and (c) any agreement by the Borrower or any Subsidiary of the Borrower to purchase or redeem (or set aside funds to purchase or redeem) any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower or any warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Borrower or any Subsidiary of the Borrower, and (d) any cash, property or other obligations (other than capital stock of the Borrower or any Subsidiary or options, warrants or other securities convertible into the capital stock of the Borrower or any Subsidiary) paid or payable by the Borrower or any Subsidiary of the Borrower to the Manager or any other Person in connection with a Special Transaction; provided that any deferred payment obligations incurred or undertaken in connection with a Special Transaction shall be subject to the restrictions set forth in
Section 5.04(a)(C) and 5.04(b) of this Agreement at the time such obligations are paid and not taken at the time such obligations are incurred or undertaken.

          "Revolving Credit Borrowing" means a group of Revolving Credit Loans of a single Type, made by the Banks on a single date and as to which a single Interest Period is in effect (i.e. any group of Revolving Credit Loans made by the Banks having a different Type, or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Revolving Credit Borrowing).

          "Revolving Credit Commitment" means, with respect to each Bank, the Revolving Credit Commitment of such Bank as set forth opposite such Bank's name on Schedule I hereto (as such Revolving
Credit Commitment may be reduced pursuant to Section 2.03).

          "Revolving Credit Loans" means the revolving credit loans made by the Banks to the Borrower pursuant to Section 2.02.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Bank outstanding under the Revolving Credit Loans made by such Bank.

          "Revolving Credit Termination Date" means March 31, 1997, or the earlier date of the termination in whole of the aggregate amount of the Revolving Credit Commitments pursuant to Section 2.03 or 6.02.

          "Security Agreement" means the Security Agreement
(General Intangibles) in the form of Exhibit L-1 hereto.

          "Security Agreement Amendment" means an Amendment [No.
__] to Security Agreement (General Intangibles) substantially in the form of Exhibit L-2 hereto.

          "Senior Note Documents" means, that certain Note Purchase Agreement, dated as of April 8, 1993, among the Borrower and certain purchasers named therein, the Senior Notes and that certain Collateral Agency Agreement, dated as of April 8, 1993, among the Borrower, certain purchasers named therein and the Collateral Agent named therein.
          "Senior Notes" means, those certain unsubordinated notes in the aggregate original principal amount of Fifty-Two Million Dollars ($52,000,000), issued by the Borrower pursuant to that certain Note Purchase Agreement, dated as of April 8, 1993, among the Borrower and certain purchasers named therein, consisting of the 7.16% Series A Senior Notes due 1998, in the aggregate principal amount of Twenty-Two Million Dollars ($22,000,000), the 7.71% Series B Senior Notes due 2000, in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) and the 8.24% Series C Senior Notes due 2003, in the aggregate principal amount of Fifteen Million Dollars ($15,000,000).

          "Solvent" means, with respect to any Person, that (i) the present fair saleable value of the Person's assets is, as at the date of any determination, greater than the amount that will be required to pay the Person's probable liability on such Person's debts as they become absolute and matured (as interpreted in accordance with the Uniform Fraudulent Conveyances Act as enacted by any State applicable to the Person or the Person's assets), (ii) the fair valuation of the "assets" (as defined below) of the Person is, as at the date of any determination, greater than the sum of the liabilities of the Person on any "claim" (as defined below) (as interpreted in accordance with Title 11 of the United States Code or the Uniform Fraudulent Transfer Act as enacted in any State applicable to the Person or the Person's assets, as the case may
be), (iii) as of the date of any determination, the Person is able to pay all liabilities of the Person as those liabilities mature, and (iv) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. For the purposes of this definition the following words have the following meanings:
"assets" means "property" (as defined below) of a Person, but does not include (x) property to the extent it is encumbered by a valid Lien, (y) property to the extent it is generally exempt under applicable nonbankruptcy law or (z) an interest in property held in the form of a tenancy by the entireties created under applicable Law to the extent it is not subject to process by a creditor holding a claim against only one tenant; "claim" means a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; "property" means anything that may be the subject of ownership.

          "Special Transaction" shall mean a transaction or series of transactions the purpose of which shall be to restructure the Borrower as a self-administered REIT as permitted by Section
5.04(a)(C).

          "Subsidiary" means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another subsidiary of that corporation or any combination of the foregoing.

          "Supplemental Schedule" means the schedule incorporated into this Agreement as Schedule IV hereto.

          "Taxes" has the meaning specified in Section 9.03(a).

          "Title Company" means Lawyers Title Insurance Corporation or such other national title insurance underwriter of similar financial strength and reputation.

          "Type" means, when used in respect of any Loan, the LIBOR Rate or Prime Rate applicable to such Loan.

          "UCC" means the Uniform Commercial Code as adopted by the State of Ohio, as amended from time to time.

          "United States" and "U.S." each means United States of
America.

          "Wholly-Owned Subsidiary" means a corporation or other business entity, organized under the laws of the United States, if shares constituting one hundred percent (100%) of its outstanding capital stock (or other form of ownership) are owned directly at the time in question by the Borrower.

          SECTION 1.02 Computation of Time Periods. In this Agreement, for the purposes of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03 Accounting Terms. All accounting and financial terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time; provided, however, that, notwithstanding any change in accounting procedures permitted by Section 5.04(h), for purposes of determining the Borrower's compliance with any covenant set forth in Section 5.05, such terms shall be construed in accordance with generally accepted accounting principles as in effect on the date of this Agreement and in all cases shall be applied on a basis consistent with those applied in the preparation of the audited financial statements referred to in Section 4.09.

          SECTION 1.04 Treatment of Subordinated Convertible Debt. In the event that the Borrower contemplates the issuance of subordinated convertible debt and delivers to each of the Banks a written notice requesting that such subordinated convertible debt not be considered as reducing the Borrower's net worth for the purposes of Sections 5.05(a), (c) and (d) and including the term sheet detailing the terms of such debt, the Banks agree as follows:
(i) each Bank shall review such term sheet and respond to such request within thirty (30) calendar days of the receipt thereof,
(ii) each such Bank shall approve treating such subordinated convertible debt as not reducing the Borrower's net worth if such Bank determines, in the exercise of its reasonable credit judgment, that such debt satisfies the Bank's credit requirements in effect at the time of such request for treating debt as equity, including, without limitation, (x) such debt's term expires after the date of expiration of this Agreement, (y) such debt is fully subordinated to the rights of the Banks hereunder as to payment and rights of action and otherwise contains terms and conditions satisfactory to each of the Banks in the reasonable exercise of its credit judgment and (z) such debt is fully convertible to common stock of the Borrower. Except if two (2) or more of the Banks do not approve the treating of such subordinated convertible debt as not reducing the Borrower's net worth, then, for the purposes of determining the Borrower's compliance with Sections 5.05(a), (c) and (d), such subordinated convertible debt shall be treated as equity and shall not reduce the Borrower's net worth. Each of the Borrower, the Banks and the Agent agrees that if any Bank does not respond to a request complying with the terms of this Section 1.04 within thirty
(30) calendar days of the receipt of such request such Bank shall be deemed to have denied such request.

                               ARTICLE II
                     AMOUNTS AND TERMS OF THE LOANS

          SECTION 2.01 The Facility.

     (a) Summary. Subject to the terms and conditions set forth in this Agreement, the Banks are hereby establishing a facility pursuant to which Loans will be available to the Borrower on a revolving credit basis in the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000).

     (b) Purpose of the Facility. The Borrower shall use the proceeds of Loans hereunder for (i) the acquisition of fee simple interests in Health Care Facilities, (ii) the funding or acquisition of Health Care Facility loans and mortgages and (iii) the acquisition of interests in health care related REMICs.

          SECTION 2.02 The Revolving Credit Loans.

     (a) Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make Loans on a revolving credit basis (the "Revolving Credit Loans") to the Borrower from time to time, from the date hereof to the Revolving Credit Termination Date, in an aggregate outstanding amount not to exceed at any time the lesser of (a) an amount equal to such Bank's Ratable Portion of the Borrowing Base or (b) the Revolving Credit Commitment of such Bank. Within the limits set forth herein, the Borrower may borrow, prepay pursuant to Section 2.04(b), and reborrow Revolving Credit Loans.

     (b) Revolving Credit Borrowings. Each Revolving Credit Borrowing shall be (i) with respect to Prime Rate Loans, in an aggregate amount not less than One Million Dollars ($1,000,000), or any multiple thereof and (ii) with respect to LIBOR Rate Loans, in an aggregate amount not less than Three Million Dollars ($3,000,000) or multiples of One Million Dollars ($1,000,000) in excess thereof. The Borrower shall be entitled to have more than one Revolving Credit Borrowing outstanding at one time; provided, however, that the Borrower shall not be entitled to request any Revolving Credit Borrowing which would result in any Bank's having an aggregate of more than ten (10) LIBOR Rate Loans outstanding at any one time.

     (c) Credit Requests. Revolving Credit Loans comprising a Revolving Credit Borrowing shall be made upon request given by the Borrower to the Agent not later than 12:00 noon (Cleveland time)
(i) on the day which is one (1) Business Day prior to the requested date of a proposed Revolving Credit Borrowing comprised of Prime Rate Loans (the initial Loans must consist entirely of Prime Rate Loans unless, in the event of a request by the Borrower, each of the Banks shall otherwise agree that such Loans may be LIBOR Rate Loans) and (ii) not later than four (4) Business Days prior to the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Loans. Each such request (a "Credit Request") for a Revolving Credit Borrowing shall be transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing to the Agent prior to the date of the requested Revolving Credit Borrowing), in substantially the form of Exhibit B hereto, specifying therein the requested (A) date of the Revolving Credit Loans comprising such Revolving Credit Borrowing,
(B) Type of Revolving Credit Loans comprising such Revolving Credit Borrowing, (C) the name of the bank and the account number to which such funds are to be disbursed, (D) aggregate amount of such Revolving Credit Loans and (E) in the case of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Loans, the initial Interest Period for such LIBOR Rate Loans. Together with each Credit Request, the Borrower shall deliver to the Agent a copy of the Borrowing Base Report as of such date. Each Credit Request shall be irrevocable and binding on the Borrower and subject to the indemnification provisions of Article IX. The Agent shall give to each Bank prompt notice on the day received of each such Credit Request by telecopier, telex or cable.

     (d) Revolving Credit Notes. Each Bank's Revolving Credit Loans shall be evidenced at all times by a Revolving Credit Note executed and delivered by the Borrower, payable to the order of such Bank in a principal amount equal to the Dollar amount of such Bank's Revolving Credit Commitment in effect at the execution and delivery of such Bank's Revolving Credit Note. Whenever the Borrower shall obtain a Revolving Credit Borrowing, each Bank shall endorse an appropriate entry on such Bank's Revolving Credit Note or make an appropriate entry in a loan account in such Bank's books and records, or both, to evidence such Bank's Revolving Credit Loans comprising part of a Revolving Credit Borrowing. Each entry on such Bank's Revolving Credit Note or in such Bank's books and records shall be presumptive evidence of the data entered. Such entries shall not be a condition to the Borrower's obligation to pay the Obligations as provided herein.

     (e) Banks to Fund Agent. Each Bank shall, before 1:00 P.M. (Cleveland time) on the date of each Revolving Credit Borrowing, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office as shall have been notified by the Agent to the Banks prior to such date, such Bank's Ratable Portion of the Revolving Credit Loans comprising such Revolving Credit Borrowing. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing in accordance with this Section or
Section 2.02(f) and upon the Borrower's fulfillment of the applicable conditions set forth in Article III, the Agent will make the funds of such Bank available to the Borrower by disbursing such funds to the credit of the Borrower's account at such bank and to such account as indicated in the Credit Request.

     (f) Availability of Funds. Unless the Agent shall have received notice from a Bank prior to the date of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's Ratable Portion of the Revolving Credit Borrowing, the Agent may assume that such Bank has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Sections 2.02(a) and 2.02(e). In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrower on such date a corresponding portion of the Revolving Credit Borrowing. If and to the extent that such Bank shall not have made available to the Agent its Ratable Portion of the Loan to be made as to the Revolving Credit Borrowing, such Bank and the Borrower severally agree to repay to the Agent, promptly upon demand, the corresponding portion of the Revolving Credit Borrowing, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) in the case of the Borrower, at the interest rate applicable at the time to Revolving Credit Loans comprising such Revolving Credit Borrowing and (ii) in the case of any Bank (to the extent the Borrower has not paid interest pursuant to clause (i)), at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding portion of the Revolving Credit Borrowing, the amount so repaid shall constitute such Bank's Ratable Portion as part of such Revolving Credit Borrowing.

     (g) Failure of Bank to Loan. The failure of any Bank to make the Loan to be made by it as its Ratable Portion of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Revolving Credit Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Revolving Credit Borrowing.

     (h) Rate Conversion and Rate Continuation of Revolving Credit Loans. The Borrower shall have the right, upon request delivered by the Borrower to the Agent (i) not later than 12:00 noon (Cleveland time) on the Business Day that Borrower desires to convert any LIBOR Rate Loans comprising a Revolving Credit Borrowing into Prime Rate Loans so as to comprise a Revolving Credit Borrowing, (ii) not later than 12:00 noon (Cleveland time) four (4) Business Days prior to a Rate Conversion, to convert any Prime Rate Loans comprising a Revolving Credit Borrowing into LIBOR Rate Loans for a given Interest Period so as to comprise a Revolving Credit Borrowing, (iii) not later than 12:00 noon (Cleveland time) four (4) Business Days prior to a Rate Continuation, to continue any LIBOR Rate Loans comprising a given Revolving Credit Borrowing as LIBOR Rate Loans for an additional Interest Period of the same duration so as to comprise a Revolving Credit Borrowing and (iv) not later than 12:00 noon (Cleveland time) four (4) Business Days prior to a Rate Conversion, to convert any LIBOR Rate Loans having a particular Interest Period comprising a Revolving Credit Borrowing into LIBOR Rate Loans having a different permissible Interest Period so as to comprise a Revolving Credit Borrowing; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

     (A) each Rate Conversion or Rate Continuation shall be made among the Banks based upon each Bank's Ratable Portion of such converted or continued Revolving Credit Loans comprising a Revolving Credit Borrowing,

     (B) if less than all the outstanding principal amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Loans converted or continued shall be, (i) in the case of LIBOR Rate Loans, not less than Three Million Dollars ($3,000,000), or a multiple of One Million Dollars ($1,000,000) in excess thereof and (ii) in the case of Prime Rate Loans, not less than One Million Dollars ($1,000,000) or a multiple thereof,

     (C) each Rate Conversion or Rate Continuation shall be effected by each Bank by applying the proceeds of the Revolving Credit Loan resulting from such Rate Conversion or Rate Continuation to the Revolving Credit Loan of such Bank being converted or continued, as the case may be, and the accrued interest on any such Revolving Credit Loan (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Bank by the Borrower at the time of such Rate Conversion or Rate Continuation,

     (D) LIBOR Rate Loans shall not be converted or continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 9.05,

     (E) Revolving Credit Loans comprising a Revolving Credit
Borrowing may not be converted into or continued as LIBOR Rate
Loans less than one month prior to the Revolving Credit Termination
Date,

     (F) Revolving Credit Loans comprising a Revolving Credit Borrowing that cannot be converted into or continued as LIBOR Rate Loans by reason of clause (E) shall be automatically converted at the end of the Interest Period in effect for such LIBOR Rate Loans into Prime Rate Loans comprising a Revolving Credit Borrowing,

     (G) no Interest Period can be selected in connection with any Rate Conversion or Rate Continuation ending after the date of any mandatory reduction specified in Section 2.04(c)(iii) unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Rate Loans having Interest Periods ending on or prior to the date of such mandatory reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such date.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be transmitted by the Borrower to the Agent, by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in substantially the form of Exhibit C hereto, specifying (A) the identity and amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing that the Borrower requests be converted or continued, (B) the Type of Revolving Credit Loans into which such Revolving Credit Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day) and (D) in the case of Revolving Credit Loans comprising a Revolving Credit Borrowing being converted into or continued as LIBOR Rate Loans, the Interest Period for such LIBOR Rate Loans. The Agent shall promptly deliver on the day received a copy of each such Conversion/Continuation Request to the Banks.

          SECTION 2.03 Reduction of Revolving Credit Commitments. The Borrower may, at any time and without the payment of a premium, in whole permanently terminate, or from time to time in part permanently reduce, the aggregate Revolving Credit Commitments by delivering to the Agent, not later than 12:00 noon (Cleveland time) ten (10) Business Days immediately preceding the effective date of the reduction, a notice of such reduction (a "Reduction Notice"), in the form of Exhibit D hereto, stating the aggregate amount by which the Revolving Credit Commitments are to be reduced and the effective date of such reduction. Each reduction shall be subject to the following:

     (i) Each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or a multiple of One Million Dollars ($1,000,000) in excess thereof.

     (ii) The Borrower shall not be permitted to reduce the aggregate Revolving Credit Commitments unless, concurrently with any reduction, the Borrower shall make a principal payment on each Bank's then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of such Revolving Credit Loans over the Revolving Credit Commitment of such Bank as so reduced.
Each reduction in the aggregate Revolving Credit Commitments hereunder shall be made among the Banks ratably in accordance with their Revolving Credit Commitments. On the date of each reduction, the Borrower shall pay to the Agent for the account of the Banks
(i) the commitment fees and interest accrued through the date of such reduction in respect of the aggregate Revolving Credit Commitments and (ii) any amounts required pursuant to the provisions of Article IX.

          SECTION 2.04 Repayments and Prepayments.

     (a) Repayment. The Borrower shall repay to the Agent for account of the Banks the outstanding principal amount of the Loans, together with all accrued interest and fees with respect thereto and any other Obligations of the Borrower, on the Revolving Credit Termination Date.

     (b) Permitted Prepayments. The Borrower may, upon at least three (3) Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and, upon such notice, shall prepay the outstanding aggregate principal amount of the Revolving Credit Loans comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Prime Rate Loans shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or any multiple thereof,
(y) each partial prepayment of LIBOR Rate Loans shall be in an aggregate principal amount not less than Three Million Dollars ($3,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof and (z) any prepayment of any LIBOR Rate Loans made on other than the last day of an Interest Period shall obligate the Borrower to reimburse the Banks in respect thereof pursuant to
Section 9.05.

     (c) Mandatory Prepayments.

     (i) Revolving Credit Loans in Excess of Revolving Credit Commitments. If, at any time, the aggregate outstanding amount of the Revolving Credit Loans exceeds the total dollar amount of the aggregate Revolving Credit Commitments contrary to the terms of
Section 2.02(a) (and as the same may be reduced from time to time pursuant to Section 2.03 or amended with the consent of each of the Banks), the Borrower shall on such day prepay an aggregate principal amount of such Loans in an amount at least equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid to the Banks, together with any compensation payable pursuant to Section 9.05.

     (ii) Excess of Revolving Credit Loans over Borrowing Base. Within five (5) Business Days following the delivery of a Borrowing Base Report pursuant to Section 5.01(d), the Borrower shall prepay the Revolving Credit Loans in the amount, if any, by which the outstanding principal amount of the aggregate Revolving Credit Loans exceeds the amount of the Borrowing Base set forth in such Borrowing Base Report, together with accrued interest to the day of such prepayment on the amount prepaid to the Banks, together with any compensation payable pursuant to Section 9.05.

     (iii) Temporary Reduction. During each of the fifteen (15) calendar month periods commencing with the fifteen month period commencing on the Closing Date and ending October 31, 1995, the Borrower shall reduce the aggregate outstanding amount of the Revolving Credit Loans to an amount less than or equal to Fifty Million Dollars ($50,000,000) and, upon any such reduction, the Borrower shall not permit such reduced principal amount to exceed Fifty Million Dollars ($50,000,000) such amount for a period of thirty (30) consecutive calendar days commencing on the first day that the aggregate outstanding Revolving Credit Loans are so reduced, together with any compensation payable pursuant to Section 9.05.

     (iv) Prepayment from Proceeds of Equity or Debt Issuance. In the event that the Borrower shall at any time issue any public or private offering of debt or equity, the Borrower shall prepay the aggregate Revolving Credit Loans outstanding on the closing date of such issues in an amount equal to the lesser of (x) one hundred percent (100%) of the net cash proceeds from such debt or equity issuance or (y) the aggregate amount of all Revolving Credit Loans outstanding on the closing date of such issuance; provided, however that, in the event that any portion of prepayment required under this Section 2.04(c)(iv) would cause the Borrower to incur a compensation obligation to any Bank by reason of the prepayment of LIBOR Rate Loans on other than the last day of an Interest Period, so long as no Event of Default has occurred and is continuing, the Borrower may deposit such amount with the Agent and direct the Agent to invest such amounts in Acceptable Marketable Securities of the Agent for such period as is necessary to avoid such obligation but in no case maturing past the last day of the Interest Period in question. The Agent shall apply the proceeds of any such Acceptable Marketable Securities to the repayment of the Revolving Credit Loans on the last day of such Interest Period. Upon the occurrence and continuation of an Event of Default, the Agent may, upon the request of the Majority Banks, cause any amount so invested to be applied to the Obligations notwithstanding any penalty arising under this Agreement or by reason of the liquidation of such Acceptable Marketable Securities.

     (v) Prepayment from Proceeds of Released Collateral. In the event that the Borrower requests the Agent to release Collateral pursuant to Section 2.08(b) and the aggregate Asset Value of all Borrowing Base Assets on the Borrowing Base Report delivered pursuant to Section 2.08(b)(iv) in connection with such release is, less than one hundred fifty percent (150%) of the aggregate Revolving Credit Loans outstanding on the date of such Borrowing Base Report, the Borrower shall prepay the aggregate Revolving Credit Loans outstanding on the date of such release in an amount equal to the lesser of (i) the cash proceeds of the transaction giving rise to such release (net of transaction costs) or (ii) the amount by which the aggregate Asset Value of the Borrowing Base Assets after such release is less than one hundred fifty percent (150%) of the aggregate Revolving Credit Loans then outstanding; provided, however, that this Section 2.04(c)(v) shall in no way limit the Borrower's obligations to prepay Revolving Credit Loans as required by Section 2.04(c)(ii); provided, further that, in the event that any portion of prepayment required under this Section 2.04(c)(v) would cause the Borrower to incur a compensation obligation to Bank by reason of the prepayment of LIBOR Rate Loans on other than the last day of an Interest Period, provided no Event of Default has occurred and is continuing, the Borrower may deposit such amount with the Agent and direct the Agent to invest such amount in Acceptable Marketable Securities of the Agent for such period as is necessary to avoid such obligation but in no case maturing past the last day of the Interest Period in question. The Agent shall apply the proceeds of any such Acceptable Marketable Securities to the repayment of the Revolving Credit Loans on the last day of such Interest Period. Upon the occurrence and continuation of an Event of Default, the Agent may, upon the request of the Majority Banks, cause any amount so invested to be applied to the Obligations notwithstanding any compensation arising under this Agreement or by reason of the liquidation of such Acceptable Marketable Securities.

The provisions of Article IX shall apply to each prepayment set forth in this Section 2.04. Each prepayment of the aggregate Revolving Credit Loans outstanding shall be made among the Banks in accordance with their Ratable Portion. The Borrower shall pay to the Agent for the account of the Banks, on the date of each prepayment, the commitment fees and interest accrued through the date of such prepayment.

          SECTION 2.05 Fees.

     (a) Revolving Credit Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Credit Commitment from the date of execution of this Agreement until the Revolving Credit Termination Date at the rate of one half of one percent (1/2 of 1%) per annum, payable quarterly in arrears on the first day of each January, April, July and October during the term of such Bank's Revolving Credit Commitment, commencing October 1, 1994, and on the Revolving Credit Termination Date.
     (b) Agent's Fee. The Borrower agrees to pay to the Agent for the sole account of the Agent a one-time syndication fee and an annual fee as set forth in the Fee Letter. So long as any Bank shall have a Revolving Credit Commitment hereunder, or any Note or Loan shall be outstanding, the nonrefundable, nonproratable annual fee of the Agent shall be payable, in advance for the forthcoming year on the date of the execution of this Agreement and on each Anniversary Date thereafter.

          SECTION 2.06 Interest.

     (a) Pre-Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date such Loan is advanced to the Borrower until the principal amount of such Loan shall be paid in full at the following times and rates per annum:

     (i) Prime Rate Loans. During such periods as such Loan is a Prime Rate Loan, a rate per annum equal at all times to the Prime Rate, payable monthly, in arrears, on the first day of each calendar month during such periods and on the date such Prime Rate Loan shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise).

     (ii) LIBOR Rate Loans. During such periods as such Loan is a LIBOR Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the LIBOR Rate for such Interest Period for such Loan plus one and one-half percent (1-1/2%) at the time of the making of such Loan, or the time of the conversion or continuation of such Loan, as the case may be, in accordance with Section 2.02(h), payable: (A) on the last day of such Interest Period and (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period.

     (b) Default Interest. Upon and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Loan and on the unpaid amount of all interest, fees and other amounts payable hereunder, payable on demand, at a rate per annum equal at all times to two percent (2%) above the Prime Rate in effect from time to time. The Borrower acknowledges that this calculation will result in the accrual of interest on interest and the Borrower expressly consents and agrees to this provision.

     (c) Additional Interest on LIBOR Rate Loans. To the extent that any Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to each such Bank additional interest on the unpaid principal amount of each Loan of such Bank during such periods as such Loan is a LIBOR Rate Loan, from the date such Loan is advanced to the Borrower until the principal amount of such Loan is paid in full or converted to a Prime Rate Loan pursuant to Section 2.02(h), at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for such Interest Period for such LIBOR Rate Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to one hundred percent (100%) minus the Eurocurrency Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Loan. A certificate as to the amount of such additional interest shall be submitted to the Borrower and the Agent by such Bank, and shall be conclusive and binding for all purposes, absent manifest error.

     (d) Interest Rate Determination.

     (i) Agent Determination; Notice. The Agent shall determine the LIBOR Rate in accordance with the definition of LIBOR Rate set forth in Section 1.01. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii).

     (ii) Failure of Borrower to Elect.    If no Interest Period is
specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Rate Loans comprising a Revolving Credit Borrowing, the Borrower shall be deemed to have selected an Interest Period with a duration of one month. If the Borrower shall not have given notice in accordance with Section 2.02(h) to continue any LIBOR Rate Loans comprising a Revolving Credit Borrowing into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with this Section 2.02(h) to convert such Loans), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically convert into Prime Rate Loans.

          SECTION 2.07 Payments and Computations.

     (a) Payments. The Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Loans, not later than 12:00 noon (Cleveland time) on the day when due in Dollars to the Agent in immediately available funds by deposit of such funds to the Agent's account maintained at the Payment Office. Payments received after 12:00 noon (Cleveland time) shall be deemed to have been received on the next succeeding Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.05(b) solely to the Agent) to each of the Banks for the account of its respective Lending Office, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office. The funds so distributed to each Bank shall in each case be applied by such Bank in accordance with the terms of this Agreement.

     (b) Authorization to Charge Account. If and to the extent payment owed to such Bank is not made when due hereunder or under the Note held by such Bank, the Borrower hereby authorizes each Bank to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due.

     (c) Computations of Interest and Fees. All computations of interest, commitment fees and all other fees shall be made by the Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Upon the request of any Bank, the Agent shall deliver to such Bank the Agent's computation with respect to interest, commitment fees or other fees payable hereunder. Each determination by the Agent (or, in the case of Section 2.06(c), by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Payment not on Business Day. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except, that, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

     (e) Presumption of Payment in Full by Borrower. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Bank on such due date the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent promptly upon demand the amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate plus the amount of any costs, expenses, liabilities or losses incurred by the Agent in connection with its distribution of such funds.

          SECTION 2.08 Addition and Release of Collateral.
Collateral shall be released upon payment in full of the Obligations and shall also be released as hereinafter set forth:

     (a) Addition of Specific Collateral. The Borrower may, from time to time, add Operator Leases and Operator Loans to the Borrowing Base Assets which shall be Collateral securing the Loans. In the event that the Borrower desires to add any Operator Lease or Operator Loan to the Borrowing Base, as Collateral, the Borrower shall deliver a Notice of Borrowing Base Addition/Removal pursuant to Section 3.03(a) or 3.03(b), as the case may be, together with all documents, certificates and other deliveries required by
Section 3.03(a), 3.03(b) or 3.03(c), not less than fifteen (15) Business Days prior to the date upon which the Borrower desires such Operator Lease or Operator Loan to become a Borrowing Base Asset.

     (b) Release of Specific Collateral; Ordinary Course. Upon the request of the Borrower, the Agent shall release the Collateral in respect of any Eligible Operator Lease or Eligible Operator Loan; provided, however, that, prior to the release of such Collateral, the Borrower shall have:

     (i) delivered to the Agent a Notice of Borrowing Base
Addition/Removal (a copy of which the Agent shall forward to the Banks) with respect to the release of such Eligible Operator Lease or Eligible Operator Loan,

     (ii) certified to the Agent in writing (A) that such release is either (I) required in connection with the sale of a Borrower Fee Property in respect of such Eligible Operator Lease by the Borrower in the ordinary course of the Borrower's business, (II) required pursuant to the exercise by an Operator of an option to purchase a Borrower Fee Property in respect of such Eligible Operator Lease in accordance with the applicable Operator Lease Documents or (III) required in connection with an Operator's payment in full to the Borrower (whether by prepayment or otherwise) of an Eligible Operator Loan in accordance with the applicable Operator Loan Documents, (B) the amount of cash proceeds (net of transaction costs) to be realized from such sale or the exercise of such option or, in the case of the repayment or prepayment by an Operator of an Operator Loan, the amount of such repayment or prepayment, (C) that either (I) such amount or a portion of such amount will be delivered to the Agent for application to the then outstanding Revolving Credit Loans pursuant to Section 2.04(c)(v) or (II) such amount is not required to be delivered to the Agent pursuant to 2.04(c)(v) and (D) that no Default then exists or would exist upon the release of such Collateral,

     (iii) delivered to the Agent such documents as are required for the release of the Collateral Documents with respect to such Operator Lease and the related Borrower Fee Property or such Operator Loan and Operator Loan Documents, as the case may be, and

     (iv) delivered a Borrowing Base Report reflecting the amount of the Borrowing Base after the release of such Operator Lease or Operator Loan.

In the event that the Borrower shall be required to deliver the proceeds or any portion of the proceeds from the disposition of any Borrower Fee Property or the repayment of an Operator Loan to the Agent pursuant to Section 2.04(c)(v), (x) upon satisfaction of the conditions set forth in this Section 2.08(b), the Agent shall deliver executed release documents to the Title Company to be held in escrow until the Title Company shall have received the proceeds from the disposition of the Borrower Fee Property or the repayment of an Operator Loan and the proceeds shall have been received by the Agent from the Title Company for the account of the Borrower and (y) the Agent shall apply such amounts as required by Section
2.04. In the event that the Borrower shall not be required to deliver the proceeds from the disposition of any Borrower Fee Property or the repayment of any Operator Loan, upon satisfaction of the conditions set forth in this Section 2.08(b), the Agent shall deliver executed release documents to the Borrower.

     (c) Release of Collateral; Environmental Harm. In the event that the Asset Value of any Borrowing Base Asset shall be Zero Dollars ($0) by reason of a noncompliance with any Environmental Law (including noncompliance with or failure to obtain any Environmental Permit) or an Environmental Claim or other environmental condition which noncompliance, failure or condition, when taken singly or in the aggregate) has resulted or would, more likely than not, result in a Material Impairment of such Borrowing Base Asset, the Agent, with the consent of the Majority Banks, may release any and all Liens of the Agent for the benefit of the Banks in respect of such asset and neither the Agent nor any Bank shall have any obligation to the Borrower by reason of such release.

    (d) Release of All Collateral; BBB+ Rating Event. In the event that D&P shall rate the unsubordinated, senior, unsecured Indebtedness of the Borrower with a rating of "BBB+" or better (or any other Rating Agency shall rate such Indebtedness with the equivalent rating) for a period of at least six (6) consecutive calendar months (or such shorter period as the holders of the Senior Notes and the holders of any Additional Indebtedness shall otherwise agree in writing in respect of the release of the collateral securing the Senior Notes and such Additional Indebtedness), the Agent shall release any and all Liens with respect to the Collateral; provided, however, that no Collateral shall be released pursuant to this Section 2.08(d) unless:

     (i) the amount of the aggregate Indebtedness of the Borrower secured by Liens on the Borrower's Balance Sheet Assets (other than the Indebtedness to and Liens in favor of the Banks and the holders of the Senior Notes) shall not exceed an amount equal to twenty percent (20%) of the Consolidated Net Worth of the Borrower as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which the Collateral is to be released pursuant to this Section 2.08(d),

     (ii) the Borrower shall deliver to the Agent any and all documents required for the release of such Collateral, and

     (iii) the Title Company shall notify the Agent (which the Agent shall forward to the Banks) that the documents necessary to release all collateral securing the Senior Notes and all collateral securing any Additional Indebtedness have been deposited with the Title Company and that the Title Company is under irrevocable instruction to file such releases simultaneously with the filing of the releases of Liens in favor of the Agent for the benefit of the Banks.

Upon satisfaction of such conditions, the Agent shall deliver executed release documents to the Title Company to be filed in accordance with such notification and under escrow instructions from the Agent that the releases of the Agents Liens are to be released only upon the simultaneous filing of the releases of the Liens in favor of the Senior Notes and any Additional Indebtedness.

     (e) Release of Collateral; BBB Rating Event. In the event that each holder of the Senior Notes and any Additional Indebtedness agree in writing to release all Liens in favor of the Senior Notes and Additional Indebtedness simultaneously with the Release of Liens in favor of the Agent, the Agent shall release any and all Liens with respect to the Collateral; provided, however, that, no Collateral shall be released pursuant to this Section 2.08(e) unless:

     (i) such release occurs at least one hundred eighty (180) calendar days since the Closing Date,

     (ii) the amount of the aggregate Indebtedness of the Borrower secured by Liens on the Borrower's Balance Sheet Assets (other than the Indebtedness to and Liens in favor of the Banks and the holders of the Senior Notes) shall not exceed an amount equal to twenty percent (20%) of the Consolidated Net Worth of the Borrower as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which the Collateral is to be released pursuant to this Section 2.08(e),


     (iii) D&P shall rate the unsubordinated, senior, unsecured Indebtedness of the Borrower with a rating of "BBB" or better (or any other Rating Agency shall rate such Indebtedness with the equivalent rating) and, immediately prior to the release of Collateral pursuant to this Section 2.08(e) such Rating Agency shall reconfirm the "BBB" rating in writing,

     (iv) the Borrower shall deliver to the Agent any and all documents required for the release of such Collateral, and

     (v) the Title Company shall notify the Agent (which the Agent shall forward to the Banks) that the documents required to release the collateral securing the Senior Notes and all collateral securing any Additional Indebtedness have been deposited with such Title Company and that the Title Company is under irrevocable instructions to file such releases simultaneously with filing of the releases of the Liens of the Agent for the benefit of the Banks.
Upon satisfaction of such conditions, the Agent shall deliver executed release documents to the Title Company to be filed in accordance with such notification and under escrow instructions from the Agent that the releases of the Agent's Liens are to be released only upon the simultaneous filing of the releases of the Liens in favor of the Senior Notes and any Additional Indebtedness.

    (f) Subsequent Collateralization. In the event that, after the conditions of Section 2.08(d) or 2.08(e), as the case may be, have been met and the Collateral has been released, D&P or any other Rating Agency or Rating Agencies which rated the Borrower BBB+ or BBB (or the equivalent rating of the Rating Agency or Rating Agencies in question) and which were relied upon by the Borrower for the purposes of Section 2.08(d) or 2.08(e) above, shall, at any time, lower the rating of the Borrower's debt issuances to "BBB-" or lower (or the equivalent rating of the Rating Agency in question), the Borrower shall, within thirty (30) Business Days, take all actions necessary to provide Liens on sufficient Borrower's Balance Sheet Assets which qualify as Borrowing Base Assets such that the aggregate outstanding Revolving Credit Loans shall not exceed seventy-five percent (75%) of the aggregate Asset Value of such Borrowing Base Assets.

     (g) Release Agreements and Covenants. Upon the release of the Collateral pursuant to Section 2.08(d) or 2.08(e), and until and unless the Obligations are subsequently secured pursuant to Section 2.08(f):

     (i) Section 5.04(e)(G) shall be ineffective and the Borrower shall not be permitted to suffer any Liens upon its assets other than as otherwise permitted by Section 5.04(e), except that, the Borrower may suffer to exist Liens securing Indebtedness (other than the Indebtedness to the Bank and the holders of the Senior Notes and the holders of any Additional Indebtedness) so long as the amount of such Indebtedness (including principal, accrued interest and fees) does not at any time exceed an amount equal to twenty percent (20%) of the Consolidated Net Worth of the Borrower,

     (ii) The Borrower shall not be required to deliver a Borrowing Base Report as required by any provision of this Agreement,

     (iii) The Borrower shall not be required to comply with Sections 2.04(c)(ii), 2.04(c)(v), 2.08(a), 2.08(b), 2.09(a),
5.03(m), 5.03(n), 5.04(n) and 5.05(e) and the Borrower shall not be deemed to have made any representation or warranty in Article IV relating to "Collateral", "Eligible Operator Loans", "Eligible Operator Loan Documents", "Eligible Operator Leases" or "Eligible Operator Lease Documents",

     (iv) Upon release of the Liens in favor of the Agent pursuant to Section 2.08(d), the Borrower shall not at any time permit or suffer the aggregate Indebtedness of the Borrower to exceed: (A) sixty-five percent (65%) of the aggregate Asset Value of all unencumbered Borrower's Balance Sheet Assets or (B) in the event D&P or any other Rating Agency shall, at any time, lower the rating of the Borrower's debt issuances to "BBB" (or the equivalent rating of the Rating Agency in question), sixty-percent (60%) of such aggregate Asset Value,

     (v) Upon release of the Liens in favor of the Agent pursuant to this Section 2.08(e), the Borrower shall not at any time permit or suffer the aggregate Indebtedness of the Borrower to exceed sixty percent (60%) of the aggregate Asset Value of all unencumbered Borrower's Balance Sheet Assets.

In the event that the Obligations are subsequently secured pursuant to Section 2.08(f), this clause (g) shall cease to be effective and the Borrower shall be required to comply with each of the provisions of this Agreement as if the Liens on the Collateral had not been released.

          SECTION 2.09 Addition of Other Assets to Borrowing Base; Alternative Investment Structure.

     (a) Addition of Other Assets to Borrowing Base. In the event that the Borrower is unable to add an Operator Loan or Operator Lease to the Collateral because such Operator Loan or Operator Lease does not meet the requirements of an Eligible Operator Loan or an Eligible Operator Lease, the Borrower may request that the Banks consider such Operator Loan or Operator Lease for addition to the Collateral; provided, however, that, prior to the Banks' consideration of such lease or loan, the Borrower shall have:

     (i) delivered to each of the Banks a Notice of Borrowing Base Addition/Removal together with each of the documents required by
Section 3.03(a) or 3.03(b) as the case may be, to the extent applicable,

     (ii) certified to the Agent and each of the Banks (A) the eligibility, Qualified Investment or the documentation requirements of 3.03(a) or 3.03(b), as the case may be, which such Operator Lease or Operator Loan does not satisfy and (B) a statement describing the Borrower's business reasons for requesting the Banks' to consider such asset and setting forth the basis for the Borrower's determination that the Operator Lease's or Operator Loan's failing to satisfy the criteria set forth in clause (A) above would not result in a Material Impairment of such Operator Lease or Operator Loan,

     (iii) delivering to each Bank a Borrowing Base Report reflecting the effect of the addition of such Operator Loan or Operator Lease, and

     (iv) delivering to each Bank a fee in the amount of Two Thousand Five Hundred Dollars ($2,500) in consideration of such Bank's considering and analyzing whether to waive the noncompliance of the Operator Loan or Operator Lease with the Qualified Investment, eligibility or documentation requirements of this Agreement; provided, however, that, with respect to the three (3) Operator Leases and Operator Loans set forth on the Schedule 2.09(a), the Banks shall not require the fee set forth in this clause (iv) (or any other fee) for the review of such Operator Leases or Operator Loans subject to the following conditions: on or before seven (7) Business Days after the Closing Date, the Borrower shall have delivered to each of the Banks (A) the notice provided by clause (i) hereof, (B) the certificate required by clause (ii) hereof, (C) the Borrowing Base Report required by clause (iii) hereof and (D) the documents required to be delivered pursuant to
Section 3.03(a) or 3.03(b) (except as identified in the certificate required by clause (iii) above).

Within forty-five (45) days of the receipt by each of the Banks of each of the above referenced items, each of the Banks agrees to consider whether such Bank will approve the addition of such Operator Lease or Operator Loan to the Borrowing Base Assets. Any Bank not notifying the Borrower and the Agent of its decision within such forty-five (45) day period shall be deemed to have denied the Borrower's request to add such Operator Loan or Operator Lease as a Borrowing Base Asset. Upon the consent of the Majority Banks, such Operator Loan or Operator Lease shall become an Eligible Operator Loan or an Eligible Operator Lease, as the case may be. Each Operator Loan and each Operator Lease which is permitted by the Majority Banks pursuant to this Section 2.09(a) shall not be, at any time, determined not to be an Eligible Operator Loan or Eligible Operator Lease by reason of the items listed as required by clause (A) of the certificate of the Borrower delivered pursuant to Section 2.09(a)(ii) above and each representation and warranty with respect to Borrowing Base Assets made by the Borrower shall not be a representation or warranty solely as to the items specified in such certificate.

     (b) Alternative Investment Structures. In the event that the Borrower desires to finance Health Care Facilities using a financing structure which is substantially different from the Operator Loan and Operator Lease structures used by the Borrower on the Closing Date, the Borrower may request that such financing structure be approved by the Banks upon delivery to each of the Banks of (a) a description of the proposed structure, (b) drafts of the proposed documentation to be entered into between the Borrower and its Operators, (c) a description of the provisions of this Agreement which would be breached by the Borrower's entering into such financing transactions and (d) a certification that, in the Borrower's prudent business judgment, such structure does not materially change the credit risk of the Borrower or the Banks. Upon the written consent of each of the Banks, the Agent, the Banks and the Borrower shall amend this Agreement: (x) to establish eligibility criteria in order that transactions with such structures may become Borrowing Base Assets and (y) to document the investment and documentation standards for such transaction, which standards must be acceptable to each of the Banks, in its reasonable discretion.

          SECTION 2.10 Illegality. Notwithstanding any other provision of this Agreement, if any Bank determines that any applicable Law, or any change therein, or any change in the interpretation or administration of any Law by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or agency asserts that it is unlawful, for any Bank or its Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, then, upon notice to the Agent and the Borrower by such Bank: (i) the obligation of the Banks to make, or to convert Loans into, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (ii) the Borrower shall immediately, or at such later date, if any, as may thereafter be permitted by relevant Law, prepay in full the then outstanding principal amount of all LIBOR Rate Loans of all Banks, together with interest accrued thereon and any other amounts payable to the Banks hereunder unless the Borrower, within five Business Days of notice from the Agent, converts all LIBOR Rate Loans of all Banks then outstanding into Loans of another Type in accordance with Section 2.02(h) as to which such circumstances do not exist. Any such payment or Rate Conversion shall be subject to the provisions of Article IX.

          SECTION 2.11 Unavailability. Notwithstanding any other provision in this Agreement, if at any time with respect to any LIBOR Rate Loans:

     (a) Inadequate Rate. Any Bank notifies the Agent that the LIBOR Rate for any Interest Period for such LIBOR Rate Loans will not adequately reflect the cost to such Bank of making, funding or maintaining its LIBOR Rate Loans for such Interest Period, the Agent shall promptly notify the Borrower and the Banks, or

     (b) Unavailable Quotations. The Agent determines (which determination shall be conclusive) that quotations of interest rates for Dollar deposits are not being provided in the relevant amounts or for the relevant maturities to, or the circumstances affecting the London interbank market of deposits in Dollars make it impracticable to, determine the LIBOR Rate, or

     (c) Unavailable Deposits. Any Bank determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank market of deposits of Dollars for the purpose of funding the LIBOR Rate Loans, then (i) each LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Prime Rate Loan and (ii) the obligation of the Banks to make or to convert Loans into LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.


                           ARTICLE III
                     CONDITIONS OF LENDING

          SECTION 3.01 Conditions Precedent to Initial Revolving Credit Borrowing. The effectiveness of this Agreement and the obligation of each Bank to make the Loans comprising the initial Revolving Credit Borrowing is subject to the condition precedent that the Agent shall have received the following on or before the Closing Date, each of which shall be in form and substance satisfactory to the Agent and, at the Agent's request, the Banks:

      (a) Revolving Credit Notes. Revolving Credit Notes, in favor of each of the Banks, in the principal amount of such Bank's
Revolving Credit Commitment, each duly executed by the Borrower.

     (b) Security Agreement. A Security Agreement executed by the Borrower as to Eligible Operator Loan Documents, Eligible Operator Lease Documents and Cross-Collateralized Loans listed on the Initial Borrowing Base Certificates together with UCC-1 Financing Statements with respect thereto.

     (c) Guaranty Agreement. A Guaranty Agreement executed by HCRI Pennsylvania Properties, Inc., a Pennsylvania corporation, and a Wholly-Owned Subsidiary of the Borrower.

     (d) Borrowing Base Asset Documents. The conditions set forth in Section 3.02(a) and 3.02(b) shall have been satisfied.

     (e) Good Standing and Foreign Qualification Certificates. A certificate of good standing from the Secretary of State or other appropriate official of each state in which qualification is necessary for the maintenance of good title or the enforcement of the Borrower Mortgages in favor of the Agent and the enforcement of the mortgages in favor of the Borrower with respect to the Eligible Operator Loans set forth on Schedule II.

     (f) Certificate of Incorporation and Good Standing. As to the Borrower, (i) a copy of the Certificate of Incorporation of the Borrower certified by the Secretary of State of Delaware and dated not more than ten (10) days prior to the Closing Date and (ii) a long form certificate of good standing certified by the Secretary of State of Delaware and dated not more than ten (10) days prior to the Closing Date. As to HCRI Pennsylvania Properties, Inc., (i) copy of the Certificate of Incorporation of HCRI Pennsylvania Properties, Inc. certified by the Secretary of the Commonwealth of Pennsylvania and dated not more than ten (10) days prior to the Closing Date and (ii) a long form certificate of good standing certified by the Secretary of the Commonwealth of Pennsylvania and dated not more than ten (10) days prior to the Closing Date.

     (g) Borrower's Legal Opinion. A favorable opinion of Shumaker, Loop & Kendrick (i) as counsel to the Borrower, substantially in the form of Exhibits F-1, F-2 and F-3 attached hereto, and addressing such matters as reasonably requested by the Agent and the Banks, including without limitation, the due execution, delivery and enforceability of the Credit Agreement, the Revolving Credit Notes and the Collateral Documents in accordance with its terms (as to matters of Ohio law or other applicable law to the extent comparable to Ohio law in relevant part), subject to customary qualifications as to bankruptcy, insolvency, equitable principles and limitations based on commercial reasonableness, good faith and fair dealing and (ii) as counsel to HCRI Pennsylvania Properties, Inc. and any other Subsidiaries, as to the due execution, delivery and enforceability of the Guaranty Agreement of such Subsidiary against such Subsidiary in accordance with its terms, subject to customary qualifications as to bankruptcy, insolvency, equitable principles and limitations based on commercial reasonableness, good faith and fair dealing.

     (h) Termination Statements. A copy of all documents executed by any lender, manufacturer, vendor and/or lender effecting a termination of any financing statement or other document used to perfect a security interest in any part of the Collateral in proper form for filing in each jurisdiction wherein such financing statements or other document shall have been filed.

     (i) Lien Searches. Results of searches, in form and scope and as of such dates as are satisfactory to the Agent, of UCC, tax, judgment and all other liens which may have been filed against Borrower or any Subsidiary, with respect to any of the Collateral.

     (j) Consents. Evidence satisfactory to the Agent that the Borrower has obtained, as certified by an officer of Borrower, all documents and instruments, including all consents, authorizations, novations and filings required under law or under any material contractual obligations of Borrower as may be necessary for consummation of the transactions contemplated by this Agreement and the Related Writings.

     (k) Certificate of the Borrower. A certificate executed by an authorized officer of the Borrower certifying: (i) the resolutions of the Board of Directors of the Borrower authorizing the execution, performance and delivery of (A) this Agreement, (B) the Revolving Credit Notes, (C) the Collateral Documents to which the Borrower is a party, (D) all other Related Writings and (E) each other document executed in connection therewith or in connection with any of the transactions contemplated herein or therein, (ii) the names and signatures of the officers of the Borrower executing or attesting to such documents, (iii) the Certificate of Incorporation and By-Laws of the Borrower, as true and correct,
(iv) compliance by the Borrower with all representations, warranties, covenants and conditions under this Agreement and each of the documents executed in connection herewith, (v) that Bruce G. Thompson is the Chairman of the Board of Directors and Chief Executive Officer of the Borrower as of such date, (vi) that Frederic D. Wolfe is the President of the Borrower as of such date,
(vii) that each Borrower Fee Property which is the subject of a Borrower Mortgage as of the Closing Date and each Operator Fee Property which secures an Eligible Loan as of the Closing Date is undamaged by fire or other casualty and is not subject to any condemnation proceeding, (viii) the absence of any Default or Event of Default and (ix) that there is not any material litigation with respect to this Agreement and the transactions contemplated thereby and otherwise substantially in the form of Exhibit G-1 attached hereto.

     (l) Certificate of any Subsidiary. A certificate executed by an authorized officer of each Subsidiary of the Borrower certifying: (i) the resolutions of the Board of Directors of such Subsidiary authorizing the execution, performance and delivery of the Guaranty Agreement to which such Subsidiary is a party and each other document executed in connection therewith or in connection with any of the transactions contemplated therein, (ii) the names and signatures of the officers of the Subsidiary executing or attesting to such documents, (iii) the Certificate of Incorporation and By-Laws of the Subsidiary, as true and correct, (iv) compliance by the Subsidiary with all representations, warranties, covenants and conditions under this Agreement and each of the documents executed in connection herewith, (iv) the absence of any Default or Event of Default in respect of this Agreement or the Guaranty Agreement executed by such Subsidiary and (v) that there is not any material litigation with respect to such Guaranty contemplated thereby and otherwise substantially in the form of Exhibit G-2 attached hereto.

     (m) Required Documentation Standard Certificate. A certificate of the Borrower certifying that, attached to such certificate are (i) the form documents used by the Borrower and its counsel in documenting Operator Leases and Operator Loans and (ii) the general due diligence requirements, title insurance requirements, insurance requirements, survey requirements and similar related requirements of the Borrower.

     (n) Solvency Certificate. A certificate as to the solvency of the Borrower in form and substance satisfactory to the Agent and the Banks executed by the chief financial officer and chief operating officer of the Borrower.

     (o) Borrowing Base Report. A Borrowing Base Report, dated as of the Closing Date (the "Initial Borrowing Base Report").

     (p) Assignment Agreement.  The effectiveness of that certain
Assignment and Acceptance Agreement among the Agent, the Banks and certain other banks and an acknowledgement of such agreement by the Borrower.

     (q) Credit Request and Disbursement Direction Letter.  A
Credit Request and a letter from the Borrower directing the Agent to disburse the proceeds of the initial Revolving Credit Borrowing.

     (r) Payment of Syndication and Closing Fee. The Borrower shall have paid, or directed the Agent to pay to (i) the Agent for its own account, the syndication fee set forth in the Fee Letter and (b) each Bank a one-time fee in an amount equal to one-half of one percent (1/2 of 1%) of such Bank's Revolving Credit Commitment.

     (s) Payment of Legal Fees. The Borrower shall pay or shall direct the Agent to pay to the Agent's legal counsel the legal fees and expenses of such counsel incurred (and estimated where necessary) by the Agent through the Closing Date in connection with the transactions contemplated by this Agreement.

          SECTION 3.02 Conditions to Eligibility for Initial Borrowing Base Assets. With respect to each Operator Lease and Operator Loan identified on the Initial Borrowing Base Report as Borrowing Base Assets and each Cross-Collateralized Loan related thereto, the Agent shall have received on the Closing Date:

     (a) Operator Leases. The following documents with respect to each such Operator Lease:

          (i) a copy of each Operator Lease and each Operator Lease Document related thereto,

          (ii) a Collateral Assignment of Operator Lease Documents, substantially in the form of Exhibit I hereto, executed by the Borrower in favor of the Agent for the benefit of the Banks which shall amend, restate and replace any existing collateral assignment document in respect of such Operator Lease and the related Operator Lease Document,

          (iii) except as set forth in the Supplemental Schedule, a copy of any lessee's estoppel letter,

          (iv) an opinion of Borrower's counsel in favor of the Agent for the benefit of the Banks (delivered pursuant to Section 3.01(g) above), as to the enforceability of each Borrower Mortgage and each Collateral Assignment of Operator Lease Documents against the Borrower and the perfection of the security interest perfected by the filing of UCC-1 financing statements,

          (v) except as set forth in the Supplemental Schedule, a copy of the opinion of counsel to the Operator, to the extent received by the Borrower, with respect to each Operator Lease, as to the enforceability of such Operator Lease against such Operator,

          (vi) except as set forth in the Supplemental Schedule, a copy of any letter of credit, pledge agreement with respect to cash collateral or Guaranty in favor of the Borrower, in an amount equal to at least three (3) months lease payment payments or two and one-half percent (2 -1/2%) of the aggregate lease payments due under such Operator Lease or such lesser amount as is identified in the Supplemental Schedule;

          (vii) a Borrower Mortgage, substantially in the form of Exhibit H-1 or H-2 attached hereto, as may be applicable,

          (viii) a survey, certified to the Agent (except as set forth in the Supplemental Schedule), to the Borrower and to the Title Company, which (A) shall show no easements, encroachments or other title defects, except those which do not result in a Material Impairment and in such form as to cause the Title Company to issue the ALTA title insurance policy required by Section 3.02(a)(ix) below and to remove the standard survey exception from the title insurance policy in favor of the Agent, (B) shall be an ALTA survey (except as set forth in the Supplemental Schedule), and (C) shall properly certify whether the Borrower Fee Property in respect of such Operator Lease is located in a "100-year flood plain" as defined by the Flood Disaster Protection Act of 1973, as amended from time to time (the "Flood Disaster Act") (except as set forth in the Supplemental Schedule); provided, however, with respect to Borrower Fee Properties appearing on the Supplemental Schedule pursuant to sub-paragraph (C) above, the Borrower shall deliver, on or before October 10, 1994, evidence satisfactory to each of the Banks that either (1) each such Borrower Fee Property is not located in a "100-year flood plain" as defined by the Flood Disaster Act, or (2) if such Borrower Fee Property is located in a "100-year flood plain" as defined by the Flood Disaster Act, such Borrower Fee Property is properly insured with flood insurance made available under the National Flood Insurance Act of 1968; provided, further, any non-compliance with the Required Documentation Standards as to the Borrower Fee Properties appearing on the Supplemental Schedule pursuant to sub-paragraph (B) or (C) above shall not cause the Operator Lease in respect of such Borrower Fee Property to fail to be an Eligible Operator Lease so long as the other requirements of this clause (viii) have been met,

          (ix) an ALTA title insurance policy (or commitment with the policy to be delivered upon receipt), issued by the Title Company, in favor of the Agent for the benefit of the Banks, without the "standard" or presumed exceptions for rights of parties in possession, mechanic's liens, matters which would be disclosed by an accurate survey and inspection of the real property in question, and special taxes and assessments, reflecting no title defects, survey matters, lack of vehicular access to a dedicated public street or encumbrances which could result in a Material Impairment and with the following endorsements: (A) an endorsement reflecting any assignment of any existing mortgage or Lien instrument to the Agent for the benefit of the Banks, (B) a modification endorsement insuring the original mortgage and reflecting as amended or modified by the Borrower Mortgage in respect of such Borrower Fee Property as an "insured instrument" under such policy, (C) a revolving credit endorsement, (D) a "last dollar endorsement" if required by the Agent to ensure that the title insurance coverage provided under such policy insures that the Borrower Mortgage secures the last dollar of the Obligations,
(E) any other affirmative assurances and endorsements contained in the title insurance policy in favor of the Borrower and (F) in the event that the survey required pursuant to Section 3.02(a)(viii) above is not certified to the Agent, an endorsement to the effect that the Borrower Fee Property subject to the insured mortgage is the real property shown on such survey,

          (x) file-stamped copies of UCC-1 financing statements on file with respect to such Operator Lease, executed UCC-1 financing statements or UCC-3 financing statements assigning existing financing statements, as the case may be, executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (xi) with respect to each Health Care Facility associated with such Operator Lease, a copy of the most current appraisal performed by a certified M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such Health Care Facilities and dated no earlier than July 31, 1991 and, with respect to the Health Care Facilities located at 5026 Faraon Street, St. Joseph, Missouri and 650 South Meridian Road, Austintown, Ohio, an appraisal dated as of a current date, by a certified M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such Health Care Facilities,

          (xii) except as set forth in the Supplemental Schedule, a copy of the most current "phase I" environmental audit of the Borrower Fee Property related to such Operator Lease, which audit shall have been performed by a qualified environmental consulting firm and, except as set forth in the Supplemental Schedule, shall substantially conform with ASTM E 1527, together with a copy of any other environmental audits, assessments and information with respect to any environmental remediation conducted with respect to such property performed subsequent to the date of such audit,

          (xiii) evidence of insurance meeting the requirements of
Section 5.03(d), except for any noncompliance with Section 5.03(d) identified in the Supplemental Schedule, reflecting the interests of the Operator, the Borrower and the interest of the Agent, as applicable,

          (xiv) a certificate of an officer of the Borrower (A) setting forth the calculations necessary to establish compliance with the concentration limitations set forth in clause (h) of the definition of Eligible Operator Lease, (B) certifying that each of the Operator Leases and related Borrower Fee Properties set forth in the Initial Borrowing Base Report are Eligible Operator Leases, and (C) certifying that, all of the deliveries made pursuant to this Section 3.02(a) are consistent with the Required Documentation Standards.

     (b) Eligible Operator Loans. The following documents with respect to each such Operator Loan:

          (i) a copy of each Operator Loan Document executed and/or delivered to the Borrower by the Operator in connection with such Operator Loan,

          (ii) a Collateral Assignment of Loan Documents in the form of Exhibit K attached hereto, executed by the Borrower in favor of the Agent for the benefit of the Banks which shall amend, restate and replace any existing collateral assignment document in respect of such Operator Loan and the Operator Loan Documents related thereto,

          (iii) the original promissory note executed by the Operator in favor of the Borrower,

          (iv) a copy of the file-stamped copy of the mortgage executed by an Operator in favor of the Borrower and any financing statements or other documents filed in favor of the Borrower in connection with such Operator Loan,

          (v) a survey, certified to the Agent (except as set forth in the Supplemental Schedule), to the Borrower and to the Title Company, which (A) shall show no easements, encroachments or other title defects, except those which do not result in a Material Impairment and in such form as to cause the Title Company to remove the standard survey exception from the title insurance policy in favor of the Borrower and assigned to the Agent for the benefit of the Banks, (B) shall be an ALTA survey (except as set forth in the Supplemental Schedule), and (C) shall properly certify whether the Operator Fee Property in respect of such Operator Loan is located in a "100-year flood plain" as defined by the Flood Disaster Protection Act of 1973, as amended from time to time (the "Flood Disaster Act") (except as set forth in the Supplemental Schedule); provided, however, with respect to Operator Fee Properties appearing on the Supplemental Schedule pursuant to sub-paragraph
(C) above, the Borrower shall deliver, on or before October 10, 1994, evidence satisfactory to each of the Banks that either (1) each such Operator Fee Property is not located in a "100-year flood plain" as defined by the Flood Disaster Act, or (2) if such Operator Fee Property is located in a "100-year flood plain" as defined by the Flood Disaster Act, such Operator Fee Property is properly insured with flood insurance made available under the National Flood Insurance Act of 1968; provided, further, any non-compliance with the Required Documentation Standards as to the Operator Fee Properties appearing on the Supplemental Schedule pursuant to sub-paragraph (B) or (C) above shall not cause the Operator Loan in respect of such Operator Fee Property to fail to be an Eligible Operator Loan so long as the other requirements of this clause (v) have been met,

          (vi) a copy of each ALTA title policy insuring the Lien of the mortgage granted in favor of the Borrower in connection with such Operator Loan, issued by the Title Company, in favor of the Borrower, reflecting no encumbrances, defects in title or other matters which could have Material Impairment, together with an endorsement to such policy reflecting the Collateral Assignment of Loan Documents and naming the Agent for the benefit of the Banks, as the insured,

          (vii) with respect to each Health Care Facility, within thirty (30) Business Days after the Closing Date, a copy of the most current appraisal performed by a certified M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such Health Care Facilities and dated no earlier than July 31, 1991, and with respect to the Health Care Facilities located at 3501 Executive Parkway, Toledo, Ohio and 11300 U.S. 19 South, Clearwater, Florida, an appraisal, dated as of a current date, by a certified M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such Health Care Facilities,

          (viii) except as set forth in the Supplemental Schedule, a copy of the most current "phase I" environmental audit of the Operator Fee Property related to such Operator Loan, which audit shall have been performed by a qualified environmental consulting firm and, except as set forth in the Supplemental Schedule, shall substantially conform with ASTM E 1527, together with a copy of any other environmental audits, assessments and information with respect to any environmental remediation conducted with respect to such property performed subsequent to the date of such audit,

          (ix) except as set forth in the Supplemental Schedule, a copy of each opinion letter received by the Borrower in connection with such Eligible Operator Loan,

          (x) a certificate of insurance reflecting the Borrower and the Agent as additional insured and loss payee, each as its interest may appear and otherwise conforming with Section 5.03(d) except such nonconformity with Section 5.03(d) as identified in the Supplemental Schedule,

          (xi) except as set forth in the Supplemental Schedule, a copy of any letter of credit, pledge agreement with respect to cash collateral or guaranty in favor of the Borrower, in an amount equal to at least three (3) months principal and interest payments or two and one-half percent (2 -1/2%) of the aggregate principal amount of such Operator Loan or such lesser amount as is identified in the Supplemental Schedule,

          (xii) except as set forth in the Supplemental Schedules, a copy of any borrower's estoppel letter,

          (xiii) file-stamped copies of UCC-1 financing statements on file with respect to such Operator Loan, executed UCC-1 financing statements or UCC-3 assignments of existing financing statements, as the case may be, executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (xiv) a certificate of an officer of the Borrower (A) setting forth the calculations necessary to establish compliance with the concentration limitations set forth in clause (h) of the definition of Eligible Operator Loans, (B) certifying that each of the Operator Loans set forth in the Initial Borrowing Base Report are Eligible Operator Loans and (C) certifying that, all of the deliveries made pursuant to this Section 3.02(b) are consistent with the Required Documentation Standards.

     (c) Cross Collateralized Loans.  With respect to Cross-
Collateralized Loans:

          (i) each material Operator Loan Document thereto,

          (ii) a Collateral Assignment of Operator Loan Documents, substantially in the form of Exhibit K hereto, executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (iii) file-stamped copies of UCC-1 financing statements on file with respect to such Operator Loan, executed UCC-1 financing statements or UCC-3 assignments of existing financing statements, as the case may be, executed by the Borrower in favor of the Agent for the benefit of the Banks.

     (d) Filings for Perfection. Evidence satisfactory to the Agent that this Agreement, each of the Borrower Mortgages, each Collateral Assignment of Operator Loan Documents, each Collateral Assignment of Operator Lease Documents, each UCC-1 financing statements (with respect to fixtures), UCC-1 financing statements (with respect to general intangibles and instruments), each UCC-3 financing statement and any other document required by law or reasonably requested by the Agent or any Bank to be filed, registered or recorded in order to create or continue, in favor of the Agent for the benefit of the Banks, a first perfected Lien (except to the extent otherwise permitted by this Agreement) on the Collateral described therein, have been delivered for filing, registration or recordation in each jurisdiction and with each governmental authority in which the filing, registration or recordation thereof is so required or requested and the Agent shall have received verbal confirmation from the applicable offices of the Title Company that all such documents have been filed, registered or recorded; provided, however, that the UCC-3 assignments delivered pursuant to Sections 3.02(a)(x), 3.02(b)(iv) and 3.02(c)(iii) shall be filed by the Agent and shall become effective only upon the written request of the Majority Banks.

          SECTION 3.03 Addition of Borrowing Base Assets - Deliveries. With respect to each Operator Lease or Operator Loan (and any Cross-Collateralized Loan with respect thereto) which the Borrower intends to add as a Borrowing Base Asset on a Borrowing Base Report subsequent to the Closing Date, the Agent shall have received from the Borrower the following items, each of which, unless otherwise indicated, shall be consistent with the Required Documentation Standards:

     (a) Operator Leases.  With respect to Operator Leases:

          (i) each Operator Lease and each Operator Lease Documents related thereto,

          (ii) a Notice of Borrowing Base Addition/Removal, together with a Borrowing Base Report reflecting the effect of the addition of such Operator Lease as a Borrowing Base Asset (a copy of which notice and report shall be forwarded to the Banks by the Agent),

          (iii) a Collateral Assignment of Operator Lease Documents and a Security Agreement Amendment, each executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (iv) to the extent received by the Borrower, a lessee's estoppel letter executed by such Operator in favor of the Agent for the benefit of the Banks,

          (v) an opinion of Borrower's counsel in favor of the Agent for the benefit of the Banks as to the due authorization, execution and enforceability of any Borrower Mortgage and any Collateral Assignment of Operator Lease Documents against the Borrower in accordance with its terms (as to matters of Ohio law or other applicable law to the extent comparable to Ohio law in relevant part), subject to customary qualifications as to bankruptcy, insolvency, equitable principles and limitations based on commercial reasonableness, good faith and fair dealing and the perfection of the security interest perfected by the filing of UCC-1 financing statements,

          (vi) a copy of the opinion of counsel to the Operator with respect to each Operator Lease, if any, as to the enforceability of such Operator Lease against such Operator, which letter shall permit reliance thereon by assignees of the Borrower (including the Agent and the Banks) or such counsel shall provide a reliance letter in favor of the Agent for the benefit of the Banks entitling the Agent and the Banks to rely on such opinion letter,

          (vii) copy of the letter of credit, pledge agreement with respect to cash collateral (together with evidence that such cash collateral has been deposited for the benefit of the Borrower) or guaranty in favor of the Borrower, in an amount equal to two and one-half percent (2-1/2%) of the total lease payments due under such Operator Lease;

          (viii) a file-stamped copy of a Borrower Mortgage, executed by the Borrower in favor of the Agent for the benefit of the Banks and filed in the appropriate jurisdiction (with the recording information to be forwarded to the Agent promptly upon receipt thereof),

          (ix) an ALTA survey, certified to the Borrower, to the Agent and to the Title Company, which shall reflect whether the Borrower Fee Property in respect of such Operator Lease is located in a "100-year flood plain" as defined in the Flood Disaster Act which shall show no easements, encroachments or other title defects, except those which do not result in a Material Impairment and in such form as to cause the title insurance company to issue the ALTA title insurance policy required by Section 3.03(a)(x) below and to remove the standard survey exception from the title insurance policy in favor of the Agent,

          (x) an ALTA title insurance policy (or commitment with the policy to be delivered upon receipt), in ALTA Form B-1970 (Revised 10-17-70 but without the 10-17-84 revisions) or, if such form is not legally available for insurance in the state in which the Borrower Fee Property with respect to such Operator Lease is located, such other form and/or such other endorsements as the Agent shall require, issued by the Title Company in favor of the Agent for the benefit of the Banks, without the "standard" or presumed exceptions for rights of parties in possession, mechanic's liens, matters which would be disclosed by an accurate survey and inspection of the real property in question, and special taxes and assessments, reflecting no title defects, survey matters or encumbrances which could result in a Material Impairment and with the following endorsements: (A) a revolving credit endorsement, (B) a "last dollar" endorsement if necessary to ensure that the title insurance coverage provided under such policy insures that the Borrower Mortgage secures the last dollar of the Obligations, (if necessary), (C) an ALTA Form 9 "comprehensive" endorsement, (D) an endorsement to the effect that the Borrower Fee Property subject to the insured mortgage is the real property shown on the survey (required pursuant to Section 3.03(a)(ix) above, (E) affirmative assurance that such real property has vehicle access to a dedicated public street and (F) any other affirmative assurances and endorsements contained in the Title Policy in favor of the Borrower,

          (xi) file-stamped copies of UCC-1 financing statements (fixtures and general intangibles) executed by the Borrower in favor of the Agent for the benefit of the Banks, and filed in the appropriate jurisdiction (with recording information to be forwarded to the Agent promptly upon receipt thereof) and UCC-3 financing statements (assigning any UCC-1 financing statements filed by the Borrower in respect of such Operator Lease) executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (xii) a copy of the appraisal performed by a certified
M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such property,

          (xiii) a copy of a "phase I" environmental audit of the Borrower Fee Property related to such Operator Lease, which audit shall have been performed by a qualified environmental consulting firm and shall substantially conform with ASTM E 1527 and shall be the most current "phase I" environmental audit conducted on the property, together with a copy of any other environmental audits, assessments and information with respect to any environmental remediation conducted with respect to such property performed subsequent to the date of such audit,

          (xiv) financial statements for the current fiscal year of the Operator and of each Guarantor of the Operator with respect to such fiscal year, and historical financial statements for at least the immediately preceding two (2) fiscal years of the Operator and each Guarantor of the Operator, each such financial statements shall fairly present the business and results of operations of the Operator and the Health Care Facility in question,

          (xv) evidence of insurance meeting the requirements of
Section 5.03(d) reflecting the interests of the Operator, the Borrower and the interest of the Agent, as applicable,

          (xvi) a summary in respect of such Operator Lease, the Health Care Facility with respect to such Operator Lease, the related Operator Fee Property and Operator: (A) describing the facility, (B) describing and summarizing the terms of the Operator Lease, (C) itemizing any other Operator Loans or other Operator Leases with respect to such Operator, (D) containing current and historical financial information and any projected financial information provided by the Operator and such Guarantor, (E) summarizing the Borrower's financial analysis of the Operator and any Guarantors based upon the Operator's and any Guarantor's financial statements, as the case may be, (F) summarizing the appraisal and attaching the summary pages thereof, (G) summarizing each environmental audit with respect to the site and attaching the summary pages thereof, (H) analyzing the suitability of the facility and evidencing that the requirements of paragraph (g) of the requirements for a Qualified Investment have been met and (I) summarizing the Borrower's reasonable business conclusions based upon the recommendations and conclusions of a qualified environmental consultant as to the effect of any noncompliance with Environmental Laws set forth in the environmental audit delivered to the Agent and reasonably demonstrating why any such noncompliance will not result in a Material Impairment,

          (xvii) a certificate of an officer of the Borrower: (A) setting forth and certifying the accuracy of the calculations necessary to establish compliance with the concentration limitations set forth in clause (h) of the definition of Eligible Operator Lease, (B) certifying that such Operator Lease is an Eligible Operator Lease and (C) certifying that, to the best of such officer's knowledge, all statements made in the summary referenced in clause (xvi) above are true and correct and that such summary does not fail to state any material fact.

     (b) Operator Loans.  With respect to each such Operator Loan:

          (i) a Notice of Borrowing Base Addition/Removal, together with a Borrowing Base Report reflecting the effect of the addition of such Operator Loan as a Borrowing Base Asset (a copy of which notice and report shall be forwarded to the Agent by the Banks),

          (ii) a file-stamped copy of the Collateral Assignment of Operator Loan Documents executed by the Borrower in favor of the Agent for the benefit of the Banks and filed in the appropriate jurisdiction (with recording information to be forwarded to the Agent promptly upon the receipt thereof) and a Security Agreement Amendment, executed by the Borrower in favor of the Agent for the benefit of the Banks together with file-stamped copies of UCC-1 financing statements (general intangibles) with respect to such Operator Loan Documents,

          (iii) the original promissory note executed by the Operator in favor of the Borrower,

          (iv) a file-stamped copy of the mortgage and any financing statements filed in favor of the Borrower in connection with such Operator Loan together with UCC-3 assignments with respect to such financing statements executed (but not filed) by the Borrower in favor of the Agent for the benefit of the Banks,

          (v) a copy of each other Eligible Operator Loan Document executed and/or delivered to the Borrower by the Operator in connection such Eligible Operator Loan,

          (vi) a copy of each opinion letter received by the Borrower in connection with such Eligible Operator Loan stating that the Operator Loan Documents are enforceable obligations of the Operator, which opinion letter shall permit assignees of the Borrower to rely thereon or such counsel shall deliver a separate a reliance letter in favor of the Agent for the benefit of the Banks entitling the Agent and the Banks to rely on such opinion letter,

          (vii) a copy of the letter of credit, pledge agreement with respect to cash collateral (together with evidence that such cash collateral has been deposited for the benefit of the Borrower) or guaranty for the account of the Borrower, in an amount equal to two and one-half percent (2-1/2%) of the aggregate principal amount due with respect to the Operator Loan;

          (viii) an ALTA survey, certified to the Borrower, to the Agent and to the Title Company, which shall reflect whether the Operator Fee in respect of such Operator Loan is located in a "100-year flood plain" as defined in the Flood Disaster Act and which shall show no easements, encroachments or other title defects, except those which do not result in a Material Impairment and in such form as to cause the title insurance company to issue the ALTA title insurance policy required by Section 3.03(a)(ix) below and to remove the standard survey exception from the title insurance policy in favor of the Agent,

          (ix) a copy of each ALTA title policy insuring the Lien of the mortgage granted in favor of the Borrower in connection with such Operator Loan, in ALTA Form B-1970 (revised 10-17-90 but without the 10-17-84 revisions), or, if such form is not legally available in the state in which the Operator Fee Property is located, on such other Form as is customarily issued in such state, issued by the Title Company, in favor of the Borrower reflecting no encumbrances, defects in title or other matters which could have Material Impairment, together with a separate endorsement to such policy reflecting the Collateral Assignment of Loan Documents and naming the Agent for the benefit of the Banks, as the insured,

          (x) a copy of the appraisal performed by a certified
M.A.I. appraiser experienced in appraising Health Care Facilities certifying the Appraised Value of such property,

          (xi) a copy of a "phase I" environmental audit of the Operator Fee Property related to such Operator Loan, which audit shall have been performed by a qualified environmental consulting firm and shall substantially conform with ASTM E 1527 and shall be the most current "phase I" environmental audit conducted on the property, together with a copy of any other environmental audits, assessments and information with respect to any environmental remediation conducted with respect to such property performed subsequent to the date of such audit,

          (xii) a certificate of insurance reflecting the Borrower and the Agent as additional insured and loss payee, each as its interests of the Borrower and the Agent, each as its interest may appear and otherwise conforming with Section 5.03(d),

          (xiii) financial statements for the current fiscal year of the Operator and of each Guarantor of the Operator with respect to such fiscal year, and historical financial statements for at least the immediately preceding two (2) fiscal years of the Operator and each Guarantor of the Operator, each of which shall fairly present the business and results of operations of the Operator and such Health Care Facility,

          (xiv) to the extent received by the Borrower, a borrower's estoppel letter, executed by the Operator,

          (xv) a summary in respect of such Operator Loan, the Health Care Facility with respect to such Operator Loan and the related Operator Fee Property and Operator: (A) describing the facility, (B) describing and summarizing the terms of the Operator Loan, (C) itemizing any other Operator Loans or other Operator Leases with respect to such Operator, (D) containing current and historical financial information and any projected financial information provided by the Operator and such Guarantor, (E) summarizing the Borrower's financial analysis of the Operator and any Guarantors based upon the Operator's or any Guarantor's financial statements, as the case may be, (F) summarizing the appraisal and attaching the summary pages thereof, (G) summarizing each environmental audit with respect to the site and attaching the summary pages thereof, (H) analyzing the suitability of the facility and evidencing that the requirements of paragraph (g) of the requirements for a Qualified Investment have been met and (I) summarizing the Borrower's reasonable business conclusions based upon the recommendations and conclusions of a qualified environmental consultant as to the effect of any noncompliance with Environmental Laws set forth in the environmental audit delivered to the Agent and reasonably demonstrating why any such noncompliance will not result in a Material Impairment,

          (xvi) a certificate of an officer of the Borrower: (A) setting forth and certifying the accuracy of the calculations necessary to establish compliance with the concentration limitations set forth in clause (h) of the definition of Eligible Operator Loans, (B) certifying that each of the Operator Loans set forth in the Borrowing Base Report are Eligible Operator Loans and
(C) certifying that, to the best of such officer's knowledge, all statements made in the summary referenced in clause (xv) above are true and correct and that such summary does not fail to state any material fact.

     (c) Cross Collateralized Loans.  With respect to Cross-
Collateralized Loans:

          (i) each material Operator Loan Document with respect thereto,

          (ii) a Collateral Assignment of Operator Loan Documents, substantially in the form of Exhibit K hereto and a Security
Agreement Amendment, each executed by the Borrower in favor of the Agent for the benefit of the Banks,

          (iii) file-stamped copies of UCC-1 financing statements on file with respect to such Operator Loan, file-stamped copies of UCC-1 (general intangibles) executed by the Borrower with respect to such Operator Loan Documents and or UCC-3 financing statements assignment assigning existing financing statements executed (but not filed) by the Borrower in favor of the Agent for the benefit of the Banks.

     (d) Filings for Perfection. Evidence that the Collateral Assignments, Borrower Mortgages and UCC-1 financing statements (with respect to fixtures), UCC-1 financing statements (general intangibles), each UCC-3 financing statement, if any, and any other document required by law or reasonably requested by the Agent or any Bank to be filed, registered or recorded in order to create or continue, in favor of the Agent for the benefit of the Banks, a first perfected Lien (except to the extent otherwise permitted by this Agreement) on the Collateral described therein, have been delivered for filing, registration or recordation in each jurisdiction and with each governmental authority in which the filing, registration or recordation thereof is so required or requested and the Agent has received written evidence that all such filings, registrations or recordations have been made; provided, however that, the UCC-3 Assignments delivered pursuant to Sections 3.03(a)(xi), 3.03(b)(iv) and 3.03(c)(iii) shall be filed by the Agent and shall become effective only upon the request of the Majority Banks.

          SECTION 3.04 Conditions Precedent to all Revolving Credit
Loans.

     (a) Bringdown of Representations and Warranties. The obligation of each Bank to make a Loan on the occasion of (i) each Revolving Credit Borrowing and (ii) each Rate Conversion or Rate Continuation shall be subject to the further conditions precedent that on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Credit Request or Rate Conversion/Continuation Request and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing, Rate Conversion or Rate Continuation shall constitute a representation and warranty by the Borrower that on the date of such Revolving Credit Borrowing, Rate Conversion or Rate Continuation such statements are true):

          (i) The representations and warranties contained in
Article IV are correct on and as of the date of such Revolving Credit Borrowing, Rate Conversion or Rate Continuation, as the case may be, before and after giving effect to such Revolving Credit Borrowing, Rate Conversion or Rate Continuation, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom or from such Rate Continuation or Rate Conversion, as the case may be, which constitutes a Default or an Event of Default, and

          (iii) Each then existing Subsidiary of the Borrower has delivered to the Agent (i) a Guaranty Agreement, duly executed by an authorized officer of such Subsidiary, (ii) a certificate in the form of Exhibit G-2, (iii) certified copies of its organizational documents and (iv) an opinion of counsel to such Subsidiary as to the matters set forth in Section 3.01(g)(ii), and

          (iv) In the case of a Revolving Credit Borrowing, the proceeds of such Revolving Credit Borrowing will be used for the purposes specified in Section 2.01(b), and

          (v) There has been no event which has resulted or would, more likely than not, result in a Material Adverse Effect.

                           ARTICLE IV
                REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Banks as follows:

          SECTION 4.01 Existence. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Supplemental Schedule sets forth the name and address of each of the Borrower's Subsidiaries existing as of the Closing Date, the chief executive office of each such Subsidiary and the jurisdiction in which each such Subsidiary is incorporated. All of the outstanding stock of each such Subsidiary and any other Subsidiary of the Borrower created after the Closing Date is owned by the Borrower and is fully paid and non-assessable and owned by the Borrower free from any security interest, option, equity or other right of any kind. The Borrower and each of its Subsidiaries is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify has neither resulted nor would, more likely than not, result in a Material Impairment or a Material Adverse Effect. Each Subsidiary of the Borrower is a Wholly-Owned Subsidiary.

          SECTION 4.02 Power, Authorization and Consent. The execution, delivery and performance by the Borrower of this Agreement and by the Borrower of all Related Writings to which it is party and the creation of all liens and security interests provided for herein or therein (a) are within the Borrower's legal power and authority, (b) have been duly authorized by all necessary or proper action of the Borrower, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to the Agent and (d) will not violate (i) any provision of Law applicable to the Borrower, (ii) any provision of the Borrower's Certificate of Incorporation or By-laws, or (iii) any material agreement or material indenture by which the Borrower or any Subsidiary of the Borrower or the property of the Borrower or any such Subsidiary is bound, except where such violation specified in this clause (iii) has neither resulted nor would, more likely than not, result in a Material Adverse Effect or Material Impairment,
(e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Borrower or any Subsidiary of the Borrower except such Liens as are provided herein or (f) will not result in the disqualification of the Borrower as a REIT under Section 856 of the Internal Revenue Code. At the time of execution of any Guaranty Agreement by any Subsidiary, the execution, delivery and performance by such Subsidiary of such Guaranty Agreement and of all Related Writings to which it is party
(A) are within the Subsidiary's legal power and authority, (b) have been duly authorized by all necessary or proper action of such Subsidiary, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to the Agent and (d) will not violate (i) any provision of Law applicable to the Subsidiary, (ii) any provision of the Subsidiaries's Certificate or Articles of Incorporation or By-laws or Regulations, or (iii) any material agreement or material indenture by which the Subsidiary or the property of such Subsidiary is bound, except where such violation specified in this clause (iii) has neither resulted nor would, more likely than not, result in a Materially Adverse Effect or Material Impairment, (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Subsidiary such Liens as are provided herein or (f) will not result in the disqualification of the Borrower as a REIT under
Section 856 of the Internal Revenue Code. No filing or registration with or payment to any Person is required to be obtained or made on or prior to the Closing Date in connection with the execution, delivery and performance by the Borrower of this Agreement, the Collateral Documents or any other Related Writing or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Borrower's obligations under this Agreement, the Collateral Documents or any Related Writing or compliance with the terms and provisions of this Agreement, Collateral Documents or any Related Writing executed and delivered prior to, on or after the Closing Date, except for (i) the recording of the Borrower Mortgages, the Collateral Assignment of Operator Loan Documents and the filing of UCC financing statements perfecting the interest of the Agent in and to the Collateral or assigning to the Agent the interest of the Borrower in and to the Collateral and (ii) such additional filings, recordings, payment of filing fees and the like as may be necessary
(x) to continue any assignment or Lien created in respect of the Collateral or (y) to perfect any Lien in respect of any Borrower Fee Property, Operator Lease or Operator Loan which becomes a Borrowing Base Asset after the Closing Date. No filing or registration with or payment to any Person is required to be obtained or made on or prior to the date upon which any Guaranty Agreement is executed by a Subsidiary of the Borrower in connection with the execution, delivery and performance by such Subsidiary of such Guaranty Agreement or any other Related Writing or the transactions contemplated thereby or as a condition to the legality, validity or enforceability of such Subsidiary's obligations under such Guaranty Agreement or compliance with the terms and provisions thereof.

          SECTION 4.03 Enforceability. This Agreement constitutes and the Collateral Documents when duly executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with its respective terms subject to any applicable insolvency or bankruptcy law of general applicability and general principles of equity and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing. Each Guaranty Agreement, upon the execution and delivery thereof, constitutes the legal, valid and binding obligations of Subsidiary which is a party thereto, enforceable against such Subsidiary, in accordance with its respective terms subject to any applicable insolvency or bankruptcy law of general applicability and general principles of equity and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing.

          SECTION 4.04 Litigation; Proceedings. No action, suit, investigation or proceeding is now pending or, to the knowledge of Borrower, threatened against the Borrower or any of its Subsidiaries at law, in equity or otherwise, or with respect to this Agreement or any Related Writing, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which has resulted or would, more likely than not, result in a Material Adverse Effect.

          SECTION 4.05 Taxes. As of the Closing Date, the Borrower and each of its Subsidiaries has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon, including interest and penalties (except to the extent, if any, permitted by Section 5.03(a)). The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are adequate. No tax Liens have been filed with respect to the Borrower or any of its Subsidiaries and no claims material to the Borrower or any of its Subsidiaries are being asserted against the Borrower with respect to any taxes or governmental charges, except for Liens for taxes, assessments and governmental charges which are not yet due and payable. With respect to each federal income tax return of the Borrower, the statute of limitations for the assessment of such taxes has expired through the taxable year ended December 31, 1990 and no audit is in progress and no extension of time is in force with respect to any date on which any such return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax.

          SECTION 4.06 Title. The Borrower (a) has good and marketable fee title to each item of real property constituting a Borrower Fee Property, (b) has good and marketable title to each item of Collateral and (c) has good and marketable title to all of its other respective material properties and assets of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) free and clear, in each case, of all Liens (including infringement claims with respect to patents, trademarks, trade names, service marks and copyrights) except Liens that are expressly permitted by Section 5.04(e) and except that the "Health Care REIT" and "Health Care Fund" trade names are owned by the Manager.

          SECTION 4.07 ERISA. The Supplemental Schedule sets forth all of the Employee Benefit Plans of the Borrower and its ERISA Affiliates. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan of Borrower or any of its ERISA Affiliates which exceeds One Hundred Thousand Dollars ($100,000). No Reportable Event has occurred in respect of any Employee Benefit Plan which is continuing and which (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) has resulted or would, more likely than not, result in a Material Adverse Effect. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended), has occurred nor has the Borrower nor any of its ERISA Affiliates incurred a liability that has resulted or would, more likely than not, result in Material Adverse Effect. None of the Borrower or any of its ERISA Affiliates has (i) had an obligation to contribute to any Multiemployer Plan, as defined in Section 4001(a)(3) of ERISA, since 1987 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which liability has resulted or would, more likely than not, result in Material Adverse Effect.

          SECTION 4.08 Adverse Obligations; Labor Disputes.
Neither the Borrower nor any of its Subsidiaries is subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, is a party to any labor dispute, and, there are no strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts which have resulted or would, more likely than not, result in a Material Adverse Effect.

          SECTION 4.09 Financial Statements. The Borrower's audited financial statements for the Fiscal Years ended December 31, 1990, 1991, 1992 and 1993, certified by Ernst & Young, and the Borrower's unaudited interim financial statements prepared as at March 31, 1994, each of which has been heretofore furnished by the Borrower to each Bank (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used by it during the immediately preceding fiscal year except to the extent, if any, specifically noted therein and
(ii) fairly present in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the consolidating and consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof (including a full disclosure of material liabilities, if any) and the consolidating and consolidated results of their operations, if any, for the respective fiscal periods then ending. As of the Closing Date, there has been no material adverse change in the financial condition, properties or business of the Borrower or any of its Subsidiaries since the December 31, 1993 financial statements nor any change in the Borrower's accounting procedures since the end of the Borrower's latest full fiscal year.

          SECTION 4.10 Insurance. As of the Closing Date, the insurance coverage of the Operators consists of those insurance policies disclosed on the Supplemental Schedule as required by and set forth in Section 5.03(d) hereto and in the Collateral
Documents.

          SECTION 4.11 Solvency.  The Borrower and each of its
Subsidiaries is Solvent.

          SECTION 4.12 Investment Company Act Status. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.).

          SECTION 4.13 Regulation G/Regulation U/Regulation X Compliance. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined by Regulation U of the Board of Governors of the Federal Reserve System of the United States (as amended from time to time) and all official rulings and interpretations thereunder or thereof. No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or to extend credit to others for the purpose of purchasing "margin stock", or to carry or to extend credit to others for the purpose of carrying stock which will be "margin stock" after giving effect to the Revolving Credit Loans or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulation G, U or X.

          SECTION 4.14 Environmental Compliance. Each Health Care Facility or other real property in which the Borrower or any Subsidiary of the Borrower has a real property interest (whether as fee owner, operator, lessor, lessee, mortgagee or otherwise) is in material compliance with Environmental Laws except where such noncompliance, taken singly or taken together with all other noncompliance with Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. There is no noncompliance with any Environmental Law or existence of any environmental condition which, when taken singly or in the aggregate, has resulted or would, more likely than not, result in a Material Adverse Effect. With respect to each Borrower Fee Property in respect of an Eligible Operator Lease (a) there are no pending or threatened Environmental Claims against the Borrower or against any Operator under any Operator Lease or any other environmental condition with respect to any Borrower Fee Property or Operator Fee Property which, taken singly or taken together with all pending or threatened Environmental Claims, has resulted or would, more likely than not, result in a Material Adverse Effect,
(b) the Borrower and each Operator under an Operator Lease has been issued and is in compliance with all Environmental Permits except where noncompliance, whether taken singly or taken together with all other noncompliance with Environmental Permits, has resulted or would, more likely than not, result in a Material Adverse Effect,
(c) Hazardous Materials have not been released or disposed of on any such Borrower Fee Property or, to the best knowledge of the Borrower, any property adjoining any such properties which, in either case, whether taken singly or taken together with all other releases or dispositions of Hazardous Materials, has resulted or would, more likely than not, result in a Material Adverse Effect. With respect to each Operator Fee Property in respect of any Eligible Operator Loan (a) there are no pending or threatened Environmental Claims against the Operator which, when taken singly or taken together with all other pending or threatened Environmental Claims, have resulted or would, more likely than not, result in a Material Adverse Effect, (b) the Operator has been issued and is in compliance with all Environmental Permits except to the extent such noncompliance, when taken singly or in the aggregate with all other such noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect, (c) Hazardous Materials have not been released or disposed of on any such Operator Fee Property or, to the best knowledge of the Borrower, any property adjoining any such properties which, in either case, when taken singly or taken with all other releases or dispositions of Hazardous Materials, has resulted or would, more likely than not, result in a Material Adverse Effect. No property now owned, operated, or leased, directly or indirectly, by the Borrower and no Operator Fee Property in respect of any Eligible Operator Loan is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. There are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under any property now owned, operated or leased, directly or indirectly, by the Borrower or any of its Subsidiaries, or on or under any Operator Fee Property in respect of any Eligible Operator Loan that are in violation of any applicable Environmental Law except where such violation, taken singly or taken together with all other such violations of Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Borrower has not and each of its Subsidiaries has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA except where such actions, taken singly or in the aggregate, have neither resulted nor would, more likely than not, result in a Material Adverse Effect. There are no polychlorinated biphenyls or friable asbestos present at any property now owned, operated or leased, directly or indirectly, by the Borrower or any of its Subsidiaries, or at any Operator Fee Property in respect of any Eligible Operator Loan in violation of any applicable Environmental Law where such violation, taken singly or taken together with all such violations, has resulted or would, more likely than not, result in a Material Adverse Effect. No conditions exist at, on or under any property now owned, operated, or leased, directly or indirectly, by the Borrower or any of its Subsidiaries, or at, on or under any Operator Fee Property in respect of an Eligible Operator Loan, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which liability, taken singly or together with all other such liabilities, has resulted or would, more likely than not, result in a Material Adverse Effect. No generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned, operated, or leased by the Borrower or any of its Subsidiaries, or on or from any Operator Fee Property in respect of an Eligible Operator Loan which, when taken singly or taken together with all such generation, manufacture, storage, treatment, transportation or disposal, has resulted or would, more likely than not, result in a Material Adverse Effect.

          SECTION 4.15 Environmental Laws and Permits. Without limiting the representations made in Section 4.14, to the best knowledge of the Borrower, there are no circumstances with respect to any Borrower Fee Property or Operator Fee Property or the operations of the Borrower or any of its Subsidiaries that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Borrower Fee Property or any Operator Fee Property that, taken singly or together with all such circumstances, has resulted or would, more likely than not, result in a Material Adverse Effect or
(ii) to cause any Health Care Facility owned, leased or funded by the Borrower or any of its Subsidiaries or any Borrower Fee Property or Operator Fee Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law which have resulted or would, more likely than not, result in a Material Adverse Effect.

          SECTION 4.16 Compliance with Laws. Without limiting the representations made in Sections 4.14 and 4.15, neither the Borrower, nor any Subsidiary of the Borrower, nor, to the best knowledge of the Borrower, any Operator of a Borrower Fee Property or any owner or operator of any Operator Fee Property, is in violation of any Law applicable to the business or properties of the Borrower or any Subsidiary of the Borrower, except for such minor and isolated violations when taken singly or in the aggregate have neither resulted nor would, more likely than not, result in a Material Adverse Effect.

          SECTION 4.17 Condemnation Proceedings. There is no condemnation proceeding pending or, to the best knowledge of the Borrower, threatened against any Borrower Fee Property or any real property of any Subsidiary of the Borrower. There is no condemnation proceeding pending or, to the best knowledge of the Borrower, threatened against any Operator Fee Property. The improvements located on each Borrower Fee Property, each parcel of real property owned by a Subsidiary of the Borrower and each Operator Fee Property are in good condition and repair. No such improvement is in material violation of any applicable zoning law or ordinance.

          SECTION 4.18 Locations. With respect to each Operator Lease and Operator Loan which is to be listed on the Initial Borrowing Base Report as a Borrowing Base Asset on the Closing Date, Schedule II sets forth, the full name and address of each Operator, each fee owner of any Operator Fee Property and the appropriate location for the filing of Collateral Documents with respect thereto. With respect to each Operator Lease and Operator Loan which are not listed on the Initial Borrowing Base Report which are listed on a Borrowing Base Report after the Closing Date, the Borrower has informed the Agent and the Banks in writing of the full name and address of the Operator, the name of each fee owner of Operator Fee Property and the appropriate location for the filing of the Collateral Documents with respect to such Operator Lease or Operator Loan.

          SECTION 4.19 Material Contracts. As of the Closing Date, each material contract of the Borrower or any Subsidiary of the Borrower, including, without limitation, the Senior Note Documents, the Management Agreement, each Eligible Operator Lease Document, each Eligible Operator Loan Document, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms (subject to limitations imposed by general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights) subject to customary qualifications as to bankruptcy, insolvency, equitable principles and limitations based on commercial reasonableness, good faith and fair dealing. As of the Closing Date, the Borrower is not in default under the Senior Note Documents and no condition exists which, with the giving of notice or the passage of time or both, would constitute a default thereunder.

          SECTION 4.20 Full Disclosure. No information, exhibits or reports furnished by the Borrower or any of its Subsidiaries to the Agent or any Bank, including, without limitation, the 1993 annual report of the Borrower, omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Borrower and each of its Subsidiaries has provided all information requested by the Agent or any Bank and all such information is complete and accurate in all material respects.

          SECTION 4.21 Liabilities. As of the Closing Date, except for trade payables, payroll not yet due and payable, and real estate, personal property and other similar taxes not yet due and payable arising in the ordinary course of the business of the Borrower and each of its Subsidiaries, neither the Borrower nor any of its Subsidiaries has liabilities, direct or contingent, not disclosed in the Borrower's financial statements referred to in
Section 4.09 or in the Supplemental Schedule.

          SECTION 4.22 Status of the Borrower. The Borrower is validly qualified as a REIT under Section 856 of the Internal Revenue Code. The Borrower, its Subsidiaries, and, to the extent necessary, the Manager, each own or hold all such licenses and permits as are necessary or desirable in the conduct of its business.

          SECTION 4.23 Qualified Investment; Eligibility. Each of the Borrower's Balance Sheet Assets which is not a Borrowing Base Asset is a Qualified Investment except for any variance of any such asset from any of the criteria set forth in the definition of Qualified Investment which (i) was approved by the Borrower in the exercise of the Borrower's reasonably prudent business judgment consistent with the Borrower's past practices, (ii) was approved by the Borrower's Board of Directors or Investment Committee of the Borrower's Board of Directors and (iii) has neither resulted nor would, more likely than not, result in a Material Adverse Effect or to materially and adversely affect the condition, value, ownership, transferability or use of any such asset. Except to the extent itemized in the Supplemental Schedule (which itemization identifies each clause of Section 3.02 referring to the Supplemental Schedule with which the Borrower is not in compliance), each of the Operator Loans and each of the Operator Leases identified on the Initial Borrowing Base Report is, as of the Closing Date, an Eligible Operator Lease or an Eligible Operator Loan, as the case may be. Each of the Operator Leases which is a Borrowing Base Asset identified on any Borrowing Base Report (other than the Initial Borrowing Base Report) is an Eligible Operator Lease. Each of the Operator Loans which is a Borrowing Base Asset identified on any Borrowing Base Report (other than the Initial Borrowing Base Report) is an Eligible Operator Loan. As to each Borrowing Base Asset, the Borrower has no conscious awareness, after reasonable inquiry, of any failure of the Borrower or any Operator to comply with any Environmental Law or Environmental Permit, or the existence of any Environmental Claim or other environmental condition which has resulted or would, more likely than not, result in a Material Impairment of such Borrowing Base Asset.

          SECTION 4.24 Name Changes. The Borrower has not, within the six (6) year period immediately preceding the Closing Date, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any entity.

          SECTION 4.25 Borrowing Base Assets. The Borrowing Base Assets and the other Collateral securing the Obligations (other than the Cross-Collateralized Loans) are substantially similar to the collateral securing the Senior Notes and any Additional Indebtedness, if secured. The quality of, and the perfection of the security interest of the Collateral securing the Obligations shall be of no lower quality than the collateral securing the Senior Notes or the Additional Indebtedness, if secured.

          SECTION 4.26 Other Representations. Each of the representations and warranties made or to be made by the Borrower or any Subsidiary in the Collateral Documents or any other Related Writing or any Guaranty Agreement are incorporated herein by reference on the Closing Date and on each other date on which the representations set forth in this Article IV are required to be made, as if set forth herein in their entirety and shall be true and correct as of each such date.

                           ARTICLE V
                  COVENANTS OF THE BORROWER

          So long as any of the Obligations shall remain unpaid, or any Bank shall have any Revolving Credit Commitment hereunder or any Loan shall remain outstanding, the Borrower will comply with the following provisions unless the Majority Banks shall otherwise consent in writing:

          SECTION 5.01 Financial Information.

     (a) Quarterly Financial Statements. The Borrower will furnish to each Bank as soon as available (and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each of the Borrower's Fiscal Years), balance sheets of the Borrower and its Subsidiaries as at the end of that Fiscal Quarter and their statements of income, statements of shareholder's equity and statements of cash flow for the year to the end of that period, all prepared (but unaudited) on a consolidated and consolidating basis, on a comparative basis with the prior year and in accordance with generally accepted accounting principles except as disclosed therein,

     (b) Annual Consolidated Financial Statements. The Borrower will furnish to each Bank as soon as available (and in any event within ninety (90) days after the end of each of the Borrower's Fiscal Years), a complete copy of the consolidated annual audit report of the Borrower and its Subsidiaries (including, without limitation, all consolidated financial statements of the Borrower and its Subsidiaries therein and notes thereto) for that Fiscal Year which shall be:

          (i) prepared on a consolidated basis, on a comparative basis with the prior year and in accordance with generally accepted accounting principles except as disclosed therein,

          (ii) audited and certified (without qualification as to generally accepted accounting principles), by Ernst & Young or by other independent public accountants selected by the Borrower and meeting the reasonable satisfaction of the Majority Banks and

          (iii) accompanied by the accountants' management report, if applicable, relating thereto,

     (c) Annual Consolidating Financial Statements. The Borrower will furnish to each Bank as soon as available (and in any event within ninety (90) days after the end of each of the Borrower's Fiscal Years) a complete copy of the unaudited consolidating financial statements of the Borrower and its Subsidiaries (including any notes thereto) for that Fiscal Year.

     (d) Borrower's Certificates and Reports. The Borrower will furnish to each Bank:

          (i) concurrently with the financial statements delivered in connection with clause (a), (b) and (c) above, a certificate of the Borrower by the chief financial officer of the Borrower, certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries subject (in the case of interim financial statements) to routine year-end audit adjustments and (B) no Default then exists or, if any does, a brief description thereof and of the Borrower's intentions in respect thereof,

          (ii) within forty-five (45) days after the end of any Fiscal Quarter and with the financial statements delivered in connection with clause (b) above, a certificate of the Borrower by the chief financial officer of the Borrower, in the form of Exhibit M-1 hereto, setting forth: (A) the calculations necessary to determine whether or not the Borrower and its Subsidiaries are in compliance with the concentration limitations set forth in Sections 5.04(p), (q) and (r) and the general financial standards set forth in Section 5.05 and (B) certifying that no Default then exists or if any does, a brief description thereof and of the Borrower's intention in respect thereof,

          (iii) within forty-five (45) days after the end of any Fiscal Quarter, a Borrowing Base Report in the form of Exhibit M-2 hereto, (A) setting forth the Borrower's Borrowing Base Assets as at the end of that Fiscal Quarter, (B) specifying the date such asset became a Borrowing Base Asset, (C) specifying the Appraised Value, Carrying Value, Lease Value or such lesser value attributable to any Borrowing Base Asset and Operator's name with respect to each Borrowing Base Asset, (D) setting forth the results with respect to such Operator which are necessary to calculate the Borrower's compliance with Section 5.05(e) and (E) stating that each of the certifications with respect to the Borrowing Base Assets made on the Closing Date or on the date such asset became a Borrowing Base Asset remain true and correct in all material respects each as certified by the chief financial officer of the Borrower as being true and complete to the best of such officer's knowledge and belief,

          (iv) within fifteen (15) days after the Agent has notified the Borrower that the amount of the then outstanding Revolving Credit Loans exceeds the amount of the Borrowing Base or the Borrower becomes aware of an event which, in its good faith judgment, would reduce the Asset Value of any Eligible Operator Lease or Eligible Operator Loan by more than ten percent (10%), a Borrowing Base Report certified by the chief financial officer of the Borrower to be true and complete to the best of such officer's knowledge and belief,

          (v) within thirty (30) days after the end of any Fiscal Quarter, a schedule in the form of Exhibit M-3 reflecting the aging of delinquent lease and mortgage Receivables for all of Borrower's Operator Leases and Operator Loans and in each case where a Receivable is past due over sixty (60) days, a report on the status of such Receivable,

          (vi) within forty-five (45) days after the end of any Fiscal Quarter, a schedule in the form of Exhibit M-4 reflecting the Borrower's recorded liabilities, unfunded commitments, Consolidated Contingent Liabilities and other material items and

          (vii) promptly after the Borrower's receipt thereof, a copy of any special audits of the Borrower's properties, assets or operations conducted by the Borrower's auditors and a copy of any letters to the Borrower from the Borrower's auditors in connection with the preparation of the Borrower's annual audited report.

     (e) Publicly Filed Information. The Borrower will furnish to each Bank promptly when filed (in final form) or sent, a copy of:

          (i) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by the Borrower with the Securities and Exchange
Commission (or any similar federal agency having regulatory jurisdiction over the Borrower's securities) and

          (ii) each proxy statement, annual report, certificate, notice or other document sent by the Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued),

     (f) Other Information. The Borrower will furnish to each Bank, promptly upon any Bank's written request, such other information about the financial condition, properties and operations of the Borrower or any of its Subsidiaries and their Employee Benefit Plans as that Bank may from time to time reasonably request.

          SECTION 5.02 Notices.

     (a) Notice of Default; Misrepresentation. The Borrower shall give each Bank (i) prompt written notice as soon as possible, and in any event within five (5) Business Days, after an executive officer of the Borrower or of any Subsidiary (A) knows of the occurrence of any Default or Event of Default or of any development which in such executive officer's reasonable belief would materially and adversely affect the properties, business prospects, profits or financial or other condition of the Borrower or any of its Subsidiaries or (B) reasonably believes that any representation or warranty made in this Agreement or any Related Writing shall for any reasons have ceased in any material respect to be true and complete and (ii) a statement on behalf of the Borrower executed by the chief financial officer of the Borrower or such Subsidiary setting forth the details of such Default or Event of Default or such development and the action that the Borrower has taken or proposes to take with respect thereto.

     (b) Notice of Default under ERISA. If Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, Borrower shall notify each Bank of the occurrence of such Default under ERISA, within five (5) days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, the Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of Borrower or its Subsidiary that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within fifteen (15) days of the receipt of such notice or obtaining such knowledge, furnish to each Bank a current consolidated balance sheet of Borrower with the amount of the current liability referred to above certified by the independent public accountant set forth in Section 5.01(b)(ii).

     (c) Notice of Litigation. The Borrower shall give each Bank prompt, and in any event within five (5) Business Days of the date the Borrower or any of its Subsidiaries becomes aware or should become aware of, notice of (i) any suit at law or in equity filed or threatened to be filed against the Borrower or any of its Subsidiaries involving money or property valued in excess of Five Million Dollars ($5,000,000), except where the same is fully covered by insurance and the insurer has accepted liability therefor, and (ii) any litigation, investigation or proceeding before or by any administrative or governmental agency, department, bureau, commission or board the effect of which would be to limit, prohibit or restrict materially the manner in which the Borrower or any of its Subsidiaries presently conducts its business.

     (d) Taxes. The Borrower shall give each Bank prompt, and in any event within ten (10) days, notice of the receipt by the Borrower or any of its Subsidiaries from the Internal Revenue Service or any other federal, state, local, domestic or foreign taxing authority any allegation of any default by the Borrower or any of its Subsidiaries in the payment of any tax material in amount or notice of any assessment with respect thereto.

     (e) Environmental Reporting. The Borrower shall give each Bank prompt, and in any event within ten (10) days of the date the Borrower or any of its Subsidiaries receives or transmits, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws and all material communications with any other Person relating to Environmental Claims.

     (f) Notice of New Subsidiary. The Borrower shall give the Agent and each Bank prompt, and in any event thirty (30) days prior to the creation of any Subsidiary, notice of the Borrower's intent to create such Subsidiary, together with a summary of the name, location of such Subsidiary and the initial assets to be owned by such Subsidiary.

          SECTION 5.03 Affirmative Covenants.

     (a) Taxes. The Borrower shall pay, and cause each of its Subsidiaries to pay, in full: (i) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and (ii) prior in each case to the date the claim would become delinquent for non-payment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a Lien on the property of the Borrower; provided, however, that no item (other than wage or social security withholding tax obligations) need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

     (b) Financial Records. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, at all times, true and complete financial records in accordance with generally accepted accounting principles, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

     (c) Visitation. The Borrower shall permit, and cause each of its Subsidiaries and Operators to permit, upon receipt of not less than two (2) Business Days' prior written notice, each of the Banks during normal business hours: (i) to examine the Borrower's, such Subsidiary's or such Operator's, properties, as the case may be, with the guidance and supervision of the Borrower or such Subsidiary, and to examine the Borrower's or such Subsidiary's financial records and to make copies of and extracts from such records; and (ii) to consult with the Borrower's or such Subsidiary's officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Borrower's or such Subsidiary's respective financial condition, properties and operations and the financial condition of the Borrower's or such Subsidiary's respective Employee Benefit Plans, each of which parties is hereby authorized to make such information available to each of the Banks to the same extent that it would to the Borrower or such Subsidiary, as the case may be; provided, however, that, all information obtained shall be subject to the provisions of Section 8.03.

     (d) Insurance. The Borrower shall cause each of its Operators to (i) keep itself and all of its and their respective insurable properties insured at all times to such extent, with such deductibles, by fiscally sound and reputable insurers accorded a rating of "A VIII" or better by A.M. Best Company, Inc. (or a comparable rating by any comparable rating agency) against such hazards and liabilities as is generally and prudently done by other business enterprises (including, without limitation, with respect to any Health Care Facility located, in whole or in part, in a designated 100-year flood plain area, flood insurance as required by the Flood Disaster Act for the improvements in such amounts as may be customary for comparable properties in the area) respectively similar to the Borrower or such Subsidiary and as required pursuant to any Borrower Mortgage, (ii) forthwith upon the written request of any of the Banks, cause an appropriate officer to deliver to each of the Banks a certificate setting forth, in form and detail satisfactory to each of the Banks, such information about that insurance, all as any of the Banks may from time to time reasonably request, (iii) furnish certificates of insurance to the Agent containing a provision for thirty (30) days notice to the Agent for the benefit of the Banks prior to any cancellation thereof, and (iv) with respect to Borrowing Base Assets, furnish insurance policies insuring such assets reflecting an endorsement requiring thirty (30) days notice to the Agent prior to the modification or cancellation of such policy and reflecting the name of the Agent for the benefit of the Banks as an additional insured and/or a "mortgagee loss payee" as its interests may appear.

     (e) Corporate Existence; REIT Qualification. The Borrower shall at all times maintain, and cause each of its Subsidiaries to maintain, its respective corporate existence, rights and franchises, the failure to maintain any of which would have a Material Adverse Effect; provided, however, that this Section 5.03(e) shall not prevent any action permitted by Section 5.04(a). The Borrower shall at all times maintain its status as a REIT qualified under Section 856 of the Internal Revenue Code.

     (f) Compliance with Environmental Laws. The Borrower will and will cause each of its Subsidiaries and Operators to use and operate all of its respective facilities and properties in material compliance with all Environmental Laws except where non-compliance, taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Borrower will and will cause each of its Subsidiaries and Operators to keep all necessary Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except where non-compliance, when taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Borrower shall not, and shall not permit any of its Subsidiaries or Operators, to suffer to exist an environmental condition which, when taken singly or with all other such conditions, has resulted or would, more likely than not, result in a Material Adverse Effect. The Borrower shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law which individually or in the aggregate has resulted or would, more likely than not, result in a Material Adverse Effect.

     (g) Compliance With Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all respects with its Certificate of Incorporation or Articles of Incorporation, as the case may be, and its By-laws or Regulations, as the case may be, and all applicable Laws if non-compliance, when taken singly or with all other instances of non-compliance, with such Law or order has neither resulted nor would, more likely than not, result in a Material Adverse Effect.

     (h) Remedial Action. The Borrower shall conduct, or cause its Subsidiaries and Operators under Operator Leases to conduct, such investigation, study, sampling and testing, and undertake, or cause its Subsidiaries and such Operators to undertake, such cleanup, removal, remedial or other action as may be necessary to comply with all applicable Environmental Laws and any final orders or directives of all governmental authorities;provided however, that, this section shall not apply to any noncompliance with any such orders or directives if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

          (i) Properties. The Borrower shall maintain, and shall cause each Subsidiary and each Operator under a Operator Lease to maintain, all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, refrain from wasting or destroying any such necessary assets or any part thereof, and refrain from being negligent in the care or use thereof.

     (j) Compliance with Terms of All Material Contracts. The Borrower shall perform and observe, and cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each material contract to be performed or observed by it, including, without limitation, the Management Agreement, the Senior Note Documents, all Eligible Operator Loan Documents, Eligible Operator Lease Documents and maintain each such material contracts in full force and effect, and enforce, to the extent that the Borrower, in its reasonable judgment, determines to be appropriate, each such material contract in accordance with its terms if the failure of the Borrower to perform, observe or enforce any one or more of such contracts has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Borrower shall not permit any Operator under any Eligible Operator Loan or Eligible Operator Lease to remain in material default thereof if such default has resulted or would, more likely than not, result in a Material Adverse Effect.

     (k) Qualification to do Business. The Borrower shall remain, and shall cause each of its Subsidiaries to remain, qualified to do business in each jurisdiction in which such qualification is required by law and in which the consequences of a failure to qualify has resulted or would, more likely than not, result in a Material Adverse Effect.

     (l) Liens and Encumbrances. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, the Collateral and its respective assets and property, as the same is constituted from time to time, free and clear of all Liens, except those held by Agent for the benefit of the Banks and those liens as specifically permitted under Section 5.04(e) hereof.

     (m) Mandatory Reappraisal. Upon the request of the Agent or any Bank, the Borrower shall obtain within thirty (30) Business Days of such request, at Borrower's sole expense, a new appraisal by a certified M.A.I. appraiser for any Borrowing Base Asset with respect to which the date of such appraisal is more than three (3) calendar years old, which appraisal shall be prepared in accordance with the minimum standards required of national banks as the Agent deems appropriate and shall state the income, market and cost approach value and the Appraised Value of such property.

     (n) Requested Reappraisal. The Borrower shall, upon the request of the Majority Banks, obtain a new appraisal by a certified M.A.I. appraiser for any Borrowing Base Asset specified by such Banks, which appraisal shall be prepared in accordance with the minimum standards required of national banks as the Agent deems appropriate, and shall state the income, market and cost approach value of such property. Notwithstanding anything set forth in
Section 9.09, fifty percent (50%) of the cost of any appraisal requested under this Section 5.03(n) shall be borne by the Borrower and fifty percent (50%) shall be borne by the Banks proportion to such Bank's Ratable Portion.

          SECTION 5.04 Negative Covenants.

     (a) Equity Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) be a party to any merger or consolidation, (ii) purchase all or substantially all of the assets and business of another Person, (iii) make or keep any investment in any stocks or other equity securities of any kind,
(iv) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets, including, without limitation, all or substantially all of the assets of a division, branch or other unit operation, (v) lease as lessor, sell or otherwise transfer any Collateral, (vi) make or keep any investment in any Subsidiary, or (vii) sell or otherwise transfer (or, in the case of a Subsidiary of the Borrower, issue) any shares of stock or other equity securities of any Subsidiary to anyone other than the Borrower; provided, however, that, if no Default or Event of Default shall then exist and none would thereupon begin to exist, this Section shall not apply to

     (A) any acquisition by the Borrower or any Wholly-Owned Subsidiary of the Borrower of all or substantially all of the assets or stock of another Person or the merger or consolidation of another Person with or into the Borrower or such Wholly-Owned Subsidiary where the Borrower or such Wholly-Owned Subsidiary is the surviving corporation, so long as:

     (I) the Person acquired by or merged into or consolidated with the Borrower or such Wholly-Owned Subsidiary is in the same line of business as the Borrower; and

     (II) immediately after giving effect to such transaction the management of the Borrower or such Wholly-Owned Subsidiary shall not have materially changed; and

     (III) immediately after giving effect to such transaction the Consolidated Net Worth of the Borrower shall be no less than the Consolidated Net Worth of the Borrower immediately prior to giving effect to such transaction; and

     (IV) immediately after giving effect to such transaction (and after giving pro forma effect to such transaction for the purposes of determining compliance with Section 5.05 of this Agreement) no Default or Event of Default would exist; and

     (V) on the date that the consummation of such transaction is to become effective, the assets reflected on the balance sheet of such Person so acquired, merged or consolidated shall not exceed the lesser of (x) Fifty Million Dollars ($50,000,000) or (y) twenty-five percent (25%) of the Borrower's Consolidated Tangible Net Worth as at the end of the immediately preceding Fiscal Quarter;

     (B) any sale, lease or transfer of Collateral by the Borrower otherwise prohibited by this Section 5.04(a) so long as such sale, lease or transfer is a sale of Borrower Fee Property in the ordinary course of the Borrower's business or any other sale, lease or transfer made in accordance with the terms and conditions of Borrower's Operator Leases and Operator Loans which permit an Operator to purchase Borrower Fee Property or prepay and Operator Loan, as the case may be.

     (C) any transaction entered into for the purpose of causing the Borrower to be internally self-administered to the extent that:

     (I) such transaction consists of: (1) a merger or consolidation of the Manager and the Borrower in which the Borrower is the surviving corporation, (2) the creation of a Wholly-Owned Subsidiary for the purpose of acquiring the assets of the Manager or merging or consolidating with the Manager, (3) the acquisition of all or substantially all of the assets of the Manager by the Borrower or such Wholly-Owned Subsidiary, (4) the merger or consolidation of the Manager with such Wholly-Owned Subsidiary, (5) any merger or consolidation of such Wholly-Owned Subsidiary with the Borrower in which the Borrower is the surviving corporation, or
(6) any other transaction entered into for purposes consistent with causing the Borrower to be internally self-administered and consented to by the Majority Banks which consent shall not be unreasonably withheld (any Bank shall be deemed to be reasonable in the withholding of consent to the extent the Bank believes, in its sole discretion based on internal credit and underwriting policies, that the proposed transaction may be adverse or potentially adverse to such Bank or the Banks or the repayment of the Obligations); and

     (II) immediately after giving effect to such transaction (and after giving pro forma effect to such transaction for the purposes of determining compliance with Section 5.05 of this Agreement) no Default or Event of Default would exist; and

     (III) the Rating Agencies which immediately prior to such transaction have rated the unsubordinated, unsecured debt of the Borrower shall have confirmed that after giving effect to such transaction such debt of the Borrower shall not be rated lower than the rating for such debt prior to the consummation of such transaction; and

     (IV) after giving effect to such transaction, the Borrower will continue to qualify as a REIT under the Internal Revenue Code; and

     (V) the Borrower has delivered to the Agent a certificate executed by two executive officers of the Borrower certifying that the conditions specified in clauses (I) through (IV) of this
Section 5.04(a)(C) have been satisfied,

     (D) any investment by the Borrower or any Wholly-Owned Subsidiary in any stocks or any other equity securities of any kind which constitute a Permitted Investment; provided, however, that
(I) such investment shall be subject to the limitations set forth in Section 5.04(p)(iv) or 5.04(p)(v) and (II) to the extent such investment consists of investments specified in clause (E) below, such investment is subject to the limitations set forth in clause
(E),

     (E) any investment by the Borrower in the capital stock (whether by the transfer of cash or any other asset of the Borrower) of any Subsidiary of the Borrower that is a Wholly-Owned Subsidiary, to the extent that any such investment when taken together with all other investments in Wholly-Owned Subsidiaries and all loans to or Guaranties by the Borrower of the obligations of Wholly-Owned Subsidiaries shall not exceed at any time an amount equal to the greater of Twenty Million Dollars ($20,000,000) or twenty-five percent (25%) of the Borrower's Balance Sheet Assets at such time.

     (b) Restricted Payments. Neither the Borrower nor any
Subsidiary of the Borrower will declare, pay or make any Restricted
Payments: provided, however, that, so long as the Borrower remains a qualified REIT:

          (i) any Subsidiary of the Borrower may make a Restricted Payment to the Borrower;

          (ii) this Section 5.04(b) shall not apply to any Restricted Payment made in connection with and pursuant to that certain Rights Agreement, dated as of July 19, 1994 between the Borrower and Chemical Bank, as Rights Agent (a copy of which has been delivered to the Agent);

          (iii) the Borrower or any Subsidiary may declare and make Restricted Payments (including Restricted Payments made in connection with a Special Transaction) if but only to the extent that:

     (A) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment of any such Restricted Payment or immediately after giving effect thereto and

     (B) immediately after giving effect to the making of such Restricted Payment, the sum of all Restricted Payments made subsequent to December 31, 1993 would not exceed the sum of (1) $10,000,000, (2) 100% of Cash Flow accumulated subsequent to December 31, 1993, and (3) the net proceeds to the Borrower since December 31, 1993 from the issuance of any shares of its capital stock or any warrants, options or other rights with respect thereto less the proceeds required to be paid to the Banks in reduction of outstanding Obligations in accordance with Section 2.04(c)(iv) and
Section 5.05(a)hereof;

     provided however, that the Borrower may make a Restricted Payment (excluding a Restricted Payment in connection with a Special Transaction) if a Default (but not an Event of Default) shall have occurred and be continuing if such Restricted Payment was declared prior to the occurrence of such Default and the making of such Restricted Payment would be otherwise permitted under clause (B) of this Section 5.04(b).

     (iv) the Borrower may declare and make Restricted Payments (excluding Restricted Payments made in connection with a Special Transaction) despite the occurrence and continuance of a Default or Event of Default at the time that any such Restricted Payment was declared or made, if but only to the extent that:

     (A) the declaration and payment of such Restricted Payment is required in order for the Borrower to continue to qualify as a REIT under the Code; and

     (B) the Default or Event of Default existing at the time of such declaration did not result from (1) a breach of this Section 5.04(b), (2) a failure to make any payment or prepayment of principal or interest on the Obligations when due pursuant to
Section 2.04 or Section 2.06, or (3) the occurrence of any event specified in Section 6.01(a) or 6.01(h) through 6.01(k).

     (c) Credit Extensions; Investments in Notes, Etc. The Borrower shall not and shall not permit any of its Subsidiaries to
(i) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to any Person or (ii) be or become a Guarantor of any kind; provided, however, that this subsection shall not apply to:

     (A) any existing or future investment by the Borrower or any Wholly-Owned Subsidiary in any such notes, bonds or other obligations consisting of Acceptable Marketable Securities constituting Permitted Investments,

     (B) any Guaranty Agreement,

     (C) any such investment in any notes, bonds or other obligations, any such loan or advance or any such Guaranty by the Borrower or any Wholly-Owned Subsidiary to the extent constituting a Permitted Investment; provided, however, that (I) such investment shall be subject to the limitations set forth in Sections 5.04(a), 5.04(p), 5.04(q) or 5.04(r), ((II) such investment is permitted to be made so long as no Default or Event of Default has occurred or would occur upon the making thereof, (III) to the extent such investment consists of an Operator Lease or an Operator Loan, such investment is a Qualified Investment, (IV) to the extent consisting of advances, loans or Guarantees specified in clause (E) below, such investment is subject to the limitations set forth in clause
(E) and (V) to the extent such investment consists of loans or Guarantees specified in clause (F) below, such investment is subject to the limitations set forth in clause (F),

     (D) any existing investment, advance, loan or Guaranty by the Borrower or any Wholly-Owned Subsidiary (other than investments, advance or loans provided for under subsections (E) or (F) below) fully disclosed in the Borrower's December 31, 1993 audited financial statements or in the Supplemental Schedule,

     (E) any existing or future advances, loans or Guarantees by the Borrower of the Indebtedness of West Part Place, Limited Partnership, Independence Village Associates, Ltd., Landver Properties, Ltd, Independence Village of Rockford Limited Partnership or Ponce de Leon Limited Partnership, so long as the aggregate amount of all such advances, loans or Guarantees does not at any time exceed Forty Million Dollars ($40,000,000) and which otherwise constitute a Permitted Investment,

     (F) any loan to or Guaranty by the Borrower of any obligations of any Subsidiary of the Borrower which is a Wholly-Owned Subsidiary, to the extent that the amount of any such loan or Guaranty when taken together with all other loans to and Guaranties of the obligations of Wholly-Owned Subsidiaries and all investments in the capital stock of Wholly-Owned Subsidiaries shall not exceed at any time an amount equal to the greater of Twenty Million Dollars ($20,000,000) or twenty-five percent (25%) of the Borrower's Balance Sheet Assets at such time,

     (G) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or

     (H) trade accounts arising and outstanding in the ordinary course of business.

     (d) Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind; provided, however, that this Section shall not apply to (i) the Obligations, (ii) the Indebtedness evidenced by the Senior Notes, (iii) ordinary course trade payables, (iv) any existing or future Indebtedness of the Borrower or any Wholly-Owned Subsidiary (not otherwise permitted by clause (vi) below) secured by a Purchase Money Security Interest permitted by Section 5.04(e),
(v) unsecured Indebtedness of the Borrower, (vi) any future Indebtedness incurred by the Borrower by reason of the public offering or private placement of debt instruments or securities having terms reasonably consistent with the Senior Note Documents (the "Additional Indebtedness") and which are secured by a Lien permitted by Section 5.04(e) below, (vii) any existing Indebtedness that is fully disclosed in the Borrower's December 31, 1993 audited financial statements or in the Supplemental Schedule, or any renewal or extension thereof in whole or in part, (viii) any deferred payment obligations incurred or undertaken in connection with a Special Transaction which shall be subject to the restrictions set forth in Section 5.04(a)(C) and 5.04(b) of this Agreement at the time such obligations are paid (and not at the time such obligations are incurred or undertaken) or (ix) so long as no Default or Event of Default shall then exist or would thereupon occur, any Indebtedness of the Borrower or any Wholly-Owned Subsidiary for the acquisition or financing of Health Care Facilities which are Qualified Investments.

     (e) Liens; Leases. The Borrower shall not and shall not permit any of its Subsidiaries to (i) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment or other title retention contract, (ii) sell or otherwise transfer any receivables with recourse, or (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, Lien or financing statement; provided, however, that, with respect to the Borrower and any Wholly-Owned Subsidiary, this subsection shall not apply to:

     (A) any unperfected, inchoate tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, materialmen's, laborer's, carrier's or landlord's lien, or any unperfected, inchoate lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other Lien, provided that this clause (A) shall apply only to security interests and other Liens arising by operation of Law (whether statutory, civil or common Law) and in the ordinary course of business and shall not apply to any security interest or other Lien that secures any Indebtedness, any Guaranty of any Indebtedness or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

     (B) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question, including, without limitation (I) any Lien reflected on any title policy delivered pursuant to Section 3.03 in respect of any Borrower Fee Property in respect of an Eligible Operator Lease, so long as such Lien is not prior to the Lien of the Agent created by the Borrower Mortgage with respect thereto (other than Liens for taxes assessed but not yet due and payable) and could not result in a Material Impairment or (II) any Lien reflected on any Assigned Title Policy delivered pursuant to
Section 3.03 so long as such Lien could not result in a Material
Impairment,

     (C) other than any Lien on any Collateral, any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by Law or as a condition to the transaction of business or the exercise of any right, privilege or license,

     (D) other than any Lien on any Collateral, any mortgage, security interest, capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement) or other lien (each, a "Purchase Money Security Interest") which is created or assumed in purchasing, constructing or improving any property or to which any property is subject when purchased; provided, however, that (x) the Purchase Money Security Interest shall be confined to the aforesaid property and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement,

     (E) other than any Lien on any Collateral, any mortgage, security interest or other lien which (together with the Indebtedness secured thereby) is fully disclosed in the Borrower's December 31, 1993, audited financial statements or in the Supplemental Schedule,

     (F) any lease not prohibited by Section 5.04(a),

     (G) other than any Lien on any Collateral, any mortgage, security interest or other Lien securing the Senior Notes or the Additional Indebtedness, or

     (H) any financing statement perfecting a security interest that would be permissible under this subsection.

     (f) Name Change; Fictitious Name. The Borrower shall not, and shall not permit any Subsidiary to, change its name, use or permit any Subsidiary to use, any other corporate or fictitious name, except for the names disclosed on the Supplemental Schedule, unless the Borrower gives the Agent written notice thereof at least thirty
(30) days prior thereto.

     (g) Charter Amendments. The Borrower shall not amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws or regulation or other similar organizational document; provided, however, that, this provision shall not prohibit any amendment as to which the Borrower has delivered to the Agent a written notice describing such amendment at least thirty (30) day prior to the effectiveness thereof and (i) is an amendment required by applicable law or in connection with a transaction permitted by Section 5.04(a) or (ii) is an amendment which increases the authorized shares of the stock of the Borrower or (iii) is an amendment which does not adversely affect the enforceability by the Agent and the Banks of the Borrower's obligations under this Agreement or any Collateral Document or any Subsidiary's obligations under any Guaranty Agreement.

     (h) Accounting Changes. The Borrower shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by law or as required or permitted by generally accepted accounting principles applicable to the Borrower or such Subsidiary, as the case may be, from time to time.

          (i) Amendment; Default of Material Contracts. The Borrower shall not, and shall not permit any of its Subsidiaries to take any action to amend, cancel, terminate, waive any provision of, consent to the noncompliance with any term of any material contract (material contracts being deemed to include, without limitation, the Management Agreement, each Eligible Operator Loan Document, each Eligible Operator Lease Document but to exclude the Senior Notes and Senior Note Documents and any other documents executed in connection with any Additional Indebtedness); provided, however, that the Borrower may take any such action so long as such action (i) does not relate to a material financial provision of any agreement which is the subject of a Collateral Assignment, (ii) does not relate to any provision in any agreement which is the subject of a Collateral Assignment and which provision is expressly for the benefit of the mortgagee or assignee with respect thereto,
(iii) is taken in the ordinary course of the Borrower's or such Subsidiary's business, (iv) is consistent with the Borrower's past practices, (v) which would not, more likely than not, result in a Material Adverse Effect, (vi) will not have an adverse effect on the interest (including the perfection and priority of any security interest or Lien in favor of the Borrower or the Agent for the benefit of the Banks) of the Banks in such agreement or the assets with respect thereto or otherwise result in a Material Impairment, and (vii) with respect to the Management Agreement, does not materially increase any fee or release any party thereto of any material obligation thereunder other than any release in connection with the Special Transaction.

     (j) Senior Note Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to take any action to amend, cancel, terminate, waive any provision of, consent to the noncompliance with any term of the Senior Notes or the Senior Note Documents or any documents executed or delivered in connection with any Additional Indebtedness.

     (k) Use of Proceeds. The Borrower shall not use the proceeds of any Loan for any purpose other than those set forth in Section
2.01(b).

     (l) Adverse Obligations. The Borrower shall not be subject to, and shall not permit any of its Subsidiaries to be subject to, any contract, agreement, corporate restriction, judgment, decree or order which has resulted or would, more likely than not, result in a Material Adverse Effect.

     (m) Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer or permit any arrangement or contract with any of its Affiliates; provided, however, that, this provision shall not apply so long as
(i) such arrangement or contract is in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or a Wholly-Owned Subsidiary's business and (ii) the terms of such arrangement or contract are fair and equitable to the Borrower or such Subsidiary, as the case may be, and are no less favorable to the Borrower or such Wholly-Owned Subsidiary than would be obtained in an arms-length transaction with a Person which is not an Affiliate; provided, further, that, this provision shall not apply to any transaction with any Wholly-Owned Subsidiary, the Manager or any Affiliate of the Manager in connection with any Special Transaction otherwise permitted by this Agreement.

     (n) Maintenance of Borrowing Base. The Borrower shall not permit the aggregate Revolving Credit Loans at any time outstanding to be greater than seventy-five percent (75%) of the aggregate Asset Value of the Borrowing Base Assets. The Borrower shall not permit or suffer any Borrowing Base Asset to fail to be at all times a Qualified Investment.

     (o) Portfolio Concentration Limitation. The Borrower shall not permit or suffer, at the end of any three (3) consecutive
Fiscal Quarters:

          (i) the sum of the outstanding principal amount, accrued interest and fees in respect of all financing of construction loans made by the Borrower to exceed the greater of Thirty-Five Million Dollars ($35,000,000) or ten percent (10%) of the Borrower's Balance Sheet Assets as at the end of each such Fiscal Quarter,

          (ii) the sum of all Credit Enhancements, including principal, accrued interest (estimated in good faith to the extent not known) and fees, executed or entered into by the Borrower on behalf of Operators to exceed twenty percent (20%) of the Borrower's Consolidated Net Worth as at the end of each such Fiscal Quarter, or

          (iii) the sum of the outstanding principal amount, accrued interest and fees in respect of all financing to psychiatric hospitals to exceed twenty percent (20%) of the Borrower's Balance Sheet Assets as at the end of each such Fiscal
Quarter.

     (p) Other Financing Limitations. The Borrower shall not, and shall not suffer any Subsidiary to, make or commit to make:

          (i) any construction financing to any Person if, after giving effect thereto, the aggregate amount (including principal, accrued interest and fees) of all outstanding construction financing on the Borrower's balance sheet would exceed the greater of Thirty-Five Million Dollars ($35,000,000) or ten percent (10%) of the Borrower's Balance Sheet Assets as at the end of the immediately preceding Fiscal Quarter,

          (ii) any Credit Enhancement to any Person if, after giving effect thereto, the aggregate amount (including principal, accrued interest (estimated in good faith to the extent not known) and fees) of all outstanding Credit Enhancements executed or entered into by the Borrower on behalf of Operators would exceed twenty percent (20%) of the Consolidated Net Worth of the Borrower as at the end of the immediately preceding Fiscal Quarter,

          (iii) any financing of any psychiatric hospital if, after giving effect thereto, the aggregate amount (including principal, accrued interest and fees) of all outstanding financing of psychiatric hospitals would exceed twenty percent (20%) of the Borrower's Balance Sheet Assets as at the end of the immediately preceding Fiscal Quarter,

          (iv) any investment in any REMIC if, after giving effect thereto, the aggregate amount of all outstanding investments in REMICs together with all outstanding investments in Permitted Investments (other than REMICs and other than Permitted Investments described in Internal Revenue Code Section 856(c)(5)(A) which are not REMICs) would exceed twenty-five percent (25%) of the Borrower's Balance Sheet Assets as at the end of the immediately preceding Fiscal Quarter; provided, however, that any such investment shall be subject to the limitations set forth in Sections 5.04(a), 5.04(c), 5.04(o) and the other clauses of this
Section 5.04(p); or

     (v) any investment in any Permitted Investment (other than REMICs) if, after giving effect thereto, the aggregate amount of all outstanding other Permitted Investments (other than those described in Internal Revenue Code Section 856(c)(5)(A)) would exceed ten percent (10%) of the Borrower's Balance Sheet Assets as at the end of the immediately preceding Fiscal Quarter; provided, however, that any such investment shall be subject to the limitations set forth in Sections 5.04(a), 5.04(c), 5.04(o) and the other clauses of this Section 5.04(p).

     (q) Portfolio Diversification Requirement. The Borrower shall not permit for each of any three (3) consecutive Fiscal Quarters:

          (i) more than seventeen and one-half percent (17-1/2%) of the Borrower's Balance Sheet Assets as at the end of each of such three (3) consecutive Fiscal Quarters to be operated directly or indirectly by, any single Operator, lessee or borrower (including any affiliate of any such Operator, lessee or borrower) of the Borrower or any Subsidiary of the Borrower on a consolidated basis, or

          (ii) more than seventeen and one-half percent (17-1/2%) of the Borrower's consolidated gross revenues, as reflected on the Borrower's statement of income for each of such three (3) consecutive Fiscal Quarters, to be generated directly or indirectly from, any single Operator, lessee or borrower (including any affiliate of any such Operator, lessee or borrower) of the Borrower or any Subsidiary of the Borrower on a consolidated basis.

     (r) Borrowing Base Concentration Limitation. The Borrower shall not permit the aggregate Asset Value of all Borrowing Base Assets constituting Health Care Facilities which are psychiatric hospitals to be greater than twenty percent (20%) of the aggregate Asset Value of all Borrowing Base Assets at such time.

          SECTION 5.05 Financial Covenants.

     (a) Consolidated Tangible Net Worth. The Borrower will not suffer or permit, at any time, the Consolidated Tangible Net Worth to be less than the "Required Minimum" in effect at such time. The "Required Minimum" shall be One Hundred Eighty Million Dollars ($180,000,000) and, thereafter, shall be permanently increased by an amount equal to eighty percent (80%) of the net cash proceeds of any issuance of equity by the Borrower effective as of date upon which the Borrower receive such proceeds.

     (b) Consolidated Interest Coverage. The Borrower will not suffer or permit the Consolidated Interest Coverage Ratio for any Fiscal Quarter to be less than 2.0 to 1.0.

     (c) Consolidated Leverage Ratio. The Borrower will not suffer or permit, as at the end of any Fiscal Quarter, the ratio of its Consolidated Funded Indebtedness to its Consolidated Net Worth to exceed 1.30 to 1.0.

     (d) Consolidated Contingent Leverage Ratio. The Borrower will not suffer or permit, as at the end of any Fiscal Quarter, the ratio of the sum of its Consolidated Funded Indebtedness plus its Consolidated Contingent Liabilities to its Consolidated Net Worth to exceed 1.55 to 1.0.

     (e) Borrowing Base Debt Coverage Ratio. The Borrower shall not permit, for any Fiscal Quarter, the ratio of (a) the sum of the aggregate net income of each Operator during such Fiscal Quarter attributable to each Borrowing Base Asset plus the aggregate amount of amortization and depreciation expense of such Operators attributable to each such Borrowing Base Asset plus the aggregate federal, state and local taxes of such Operators attributable to each such Borrowing Base Asset plus the aggregate of all fees, interest, principal and lease payments owed by such Operators to the Borrower for such period attributable to each such Borrowing Base Asset to (b) the sum the aggregate of all fees, interest, principal and lease payments owed by such Operators to the Borrower for such period attributable to all such Borrowing Base Assets to be less than 1.25 to 1.0; provided, however, that, in calculating the amounts set forth in clauses (a) and (b) above attributable to any Borrowing Base Asset, such amounts shall be adjusted (prior to the aggregation of such amounts with the amounts of all other Borrowing Base Assets) by multiplying such amounts by a fraction, the numerator of which is the sum of the Asset Values attributable to such Borrowing Base Assets and the denominator of which is the aggregate of the Asset Values of all Borrowing Base Assets.

                           ARTICLE VI
                       EVENTS OF DEFAULT

          SECTION 6.01 Events of Default. Each of the following shall constitute an Event of Default hereunder:

     (a) Payments. (i) If the principal amount of any of the Obligations or any other Indebtedness of the Borrower and its Subsidiaries or any thereof to the Agent and the Banks or any thereof (except any Indebtedness or Obligations to the Agent or any Bank payable on demand) shall not be paid in full promptly when the same becomes payable, whether at maturity, by acceleration or otherwise, or (ii) if any interest on any of the Obligations or any other Indebtedness of the Borrower or its Subsidiaries to the Agent and the Banks or any thereof shall remain unpaid for three (3) consecutive days thereafter; or (iii) if such of the Indebtedness or Obligations of the Borrower and its Subsidiaries or any thereof to the Agent and the Banks or any thereof, as may be payable on demand shall not be paid in full immediately after any actual demand for payment.

     (b) Covenants Without Grace. If the Borrower shall fail or omit to perform or observe any provision in Section 5.02, 5.03(e), 5.03(l), 5.04 or 5.05.

     (c) Covenants with Grace. If the Borrower or any of its Subsidiaries (i) shall fail or omit to perform and observe any agreement set forth in Sections 5.03(a), 5.03(d) or 5.03(f) hereof and the same shall remain unremedied for ten (10) Business Days or
(ii) shall fail or omit to perform and observe any agreement herein or in any Related Writing (other than those referred to in clause
(i) of this subsection (c) or in subsections (a) or (b) hereof) within thirty (30) Business Days after the giving of written notice to the Borrower by any Bank that it is to be remedied.

     (d) Warranties. If any representation, warranty or statement (other than any made by any Bank or the Agent pursuant to this Agreement or in any Related Writing) made in this Agreement or in any Related Writing shall be false or erroneous in any respect when made or deemed made, as the case may be.

     (e) Cross Default. If, in respect of (i) any existing or future Indebtedness (regardless of maturity), including, without limitation, any indebtedness evidenced by the Senior Notes, (ii) other Indebtedness (other than the Obligations) now owing or hereafter incurred by the Borrower or any of its Subsidiaries, including without limitation, any Additional Indebtedness or (iii) any convertible subordinated indebtedness (whether or not considered to be "Indebtedness" for the purposes of Section 5.05), there should occur or exist under its original provisions (including any amendment made prior to the date of this Agreement but without giving effect to any amendment, consent or waiver after the date of this Agreement unless consented to in writing by the Majority Banks) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative of creditors to accelerate) the maturity of any such Indebtedness; or if any such Indebtedness (other than any payable on demand) shall not be paid in full at its stated maturity; or if any such Indebtedness payable on demand shall not be paid in full within ten
(10) days after any actual demand for payment.

     (f) Change in Control. If any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than twenty percent (20%) of the outstanding voting stock of the Borrower or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of the Borrower's Board of Directors; provided, however, that this subsection shall not apply to any person who is a director of the Borrower on the Closing Date or any other transaction receiving the prior approval by a majority of the then members of the Borrower's board of directors.

     (g) Judgments. If one or more judgments for the payment of money in an aggregate amount in excess of One Million Dollars ($1,000,000) (unless such judgment (i) shall have been reserved by the Borrower or the applicable Subsidiary on the date thereof or
(ii) shall be insured and the insurance carrier shall have acknowledged in writing liability in respect of the full amount thereof or shall have been ordered by a court of competent jurisdiction to pay such judgment) shall be rendered and remain undischarged against the Borrower or any of its Subsidiaries or any combination thereof and as to which either (x) execution shall not be effectively stayed within a period of thirty (30) consecutive days following the issuance of said judgment or (y) any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment.

     (h) Subsidiary's Solvency. If (a) any Subsidiary of the Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against that Subsidiary by its creditors or any thereof, or (b) any creditor or creditors of any Subsidiary of the Borrower shall commence against that Subsidiary any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for sixty (60) consecutive days.

     (i) Borrower's Solvency. If (a) the Borrower shall discontinue operations, or (b) the Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against the Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against the Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for sixty (60) consecutive days.

     (j) ERISA. If (x) the Borrower, any ERISA Affiliate of the Borrower or any other Person institutes any steps to terminate an Employee Benefit Plan and, as a result of such termination, the Borrower or any such ERISA Affiliate could be required to make a contribution to such Employee Benefit Plan, or could reasonably expect to incur a liability or obligation to such plan, in excess of One Hundred Thousand Dollars ($100,000) or (y) the Borrower or any ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA.
     (k) Enforceability. If any Guaranty Agreement shall be revoked by or otherwise cease to be enforceable against any Guarantor thereunder.

          SECTION 6.02 Remedies Upon Event of Default.
Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

     (a) Optional Defaults.  If any Event of Default referred to in
Section 6.01(a) through 6.01(g), inclusive, or 6.01(j) or 6.01(k) shall occur and be continuing, the Agent shall at the request of, or may with the consent of, the Majority Banks (each in its sole discretion) have the right, by giving written notice to the Borrower, (A) to terminate each Bank's outstanding Revolving Credit Commitment whereupon no Bank shall have any obligation thereafter to make any Loan and (B) to accelerate the maturity of all of the Loans and all other Indebtedness or Obligations then owing to any of the Banks and or Agent, as the case may be, or any thereof (other than Indebtedness, if any, already due and payable), and all such Indebtedness shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that, notwithstanding the termination of the Revolving Credit Commitments, the Agent may accrue expenses in accordance with this Agreement and such expenses shall be deemed to be Revolving Credit Loans made by each Bank in accordance with its Ratable Portion.

     (b) Automatic Defaults. If any Event of Default referred to in Sections 6.01(h) or 6.01(i) shall occur, (i) the Revolving Credit Commitments shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to Article II or terminated pursuant to this Section) whereupon no Bank shall have any obligation thereafter to make any Loan and (ii) all of the Obligations and all other Indebtedness, if any, then owing to the Banks and the Agent or any thereof (other than Indebtedness, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower; provided, however, that, notwithstanding the termination of the Revolving Credit Commitments, the Agent may accrue expenses in accordance with this Agreement and such expenses shall be deemed to be Revolving Credit Loans made by each Bank in accordance with its Ratable Portion.

     (c) Recourse of Banks. Each of the Banks acknowledges and agrees that: (i) it shall only have recourse to the Collateral through the Agent and that it shall have no independent recourse to the Collateral and (ii) the Agent shall have no obligation to, and shall not (except as specifically provided herein) take any action in respect of enforcing remedies against the Collateral, except upon the instructions from the Majority Banks. Nothing in this paragraph shall restrict (A) the rights of any Bank to pursue remedies, by proceedings in law and equity, to collect any of the Obligations or to enforce the performance of any provisions of this Agreement or the Related Writings, to the extent in either case that such remedies are not related to the Collateral or interfere with the Agent's ability to take action hereunder or under the Collateral Documents or (B) the rights of any Bank to initiate any Insolvency Action in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to questions concerning the post-petition usage of Collateral and post-petition financing arrangements.

          SECTION 6.03 Offsets. If there shall occur or exist any Default referred to in Section 6.01(h) or 6.01(i), each Bank shall, so long as that Default exists, have the right (in addition to such other rights as it may have by operation of Law or otherwise) at any time to set off against and to appropriate and apply toward the payment of the Obligations and all other Indebtedness then owing to it (and any participation purchased or to be purchased pursuant to Section 6.04) whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of the Borrower and its Subsidiaries or any thereof, all without notice to or demand upon the Borrower or any Subsidiary or any other Person, all such notices and demands being hereby expressly waived.

          SECTION 6.04 Equalization. Each Bank agrees with the other Banks that if at any time it shall obtain any Advantage over the other Banks or any thereof in respect of the Loans it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Loans owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the Advantage) ratably to the extent of the recovery. During the existence of any Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any Indebtedness owing by the Borrower to any Bank shall be applied to the Obligations owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other Indebtedness owing to that Bank.

          SECTION 6.05 Application of Proceeds of Collateral. The Agent shall apply any and all proceeds received by the Agent in connection with the Agent's realization upon any of the Collateral for the benefit of the Banks first to Obligations of the Borrower to the Banks under this Agreement other than any Obligations of the Borrower to any Bank under any hedge agreement, swap agreement or similar agreement between the Borrower and any individual Bank (in accordance with each Bank's Ratable Portion of such Obligations and in such order and manner as the Majority Banks shall instruct the Agent) and then to any other Obligations of the Borrower to the Banks, or any thereof (in accordance with each Bank's pro rata portion of such other Obligations based upon the aggregate amount of such other Obligations and in such order and manner as the Majority Banks shall instruct the Agent).


                         ARTICLE VII
                          THE AGENT

          SECTION 7.01 The Agent. Each Bank irrevocably appoints NCB to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. NCB in such capacity shall be deemed to be an independent contractor of the Banks.

          SECTION 7.02 Nature of Appointment. The Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Related Writings. The Agent shall not have any duty or responsibility whatever to any Bank except those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that the Agent is acting as such solely as a convenience to the Banks and not as a manager of the Revolving Credit Commitments or the Indebtedness evidenced by the Notes. This Article VII does not confer any rights upon the Borrower or anyone else (except the Banks), whether as a third party beneficiary or otherwise.

          SECTION 7.03 NCB as a Bank; Other Transactions. NCB's rights as a Bank under this Agreement and the Related Writings shall not be affected by its serving as the Agent. NCB and its affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower or its Subsidiaries (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to NCB's rights as a Bank under this Agreement and the Related Writings except as may be expressly required under this Agreement.

          SECTION 7.04 Instructions from Banks. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of any Obligations under the Notes or this Agreement and any collateral therefor) except that the Agent shall take such action (or omit to take such action) other than actions referred to in Section 10.01, as may be reasonably requested of it in writing by the Majority Banks with instructions and which actions and omissions shall be binding upon all the Banks; provided, however, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Related Writing or any applicable Law. The Agent may, without consent from the Banks, pursuant to the provisions of Section 2.08, execute termination statements, mortgage releases, releases of collateral assignment or other documents evidencing the release of the Liens of the Banks with respect to any Collateral.

          SECTION 7.05 Bank's Diligence. Each Bank (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings; in each case without reliance on the Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

          SECTION 7.06 No Implied Representations. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrower or any Subsidiary in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.

          SECTION 7.07 Sub-Agents. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. The Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, NCB's salaried employees or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts which shall have been selected by it with reasonable care.

          SECTION 7.08 Agent's Diligence. The Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operation of the Borrower or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing, (c) to report to any Bank any information (other than which this Agreement or any Related Writing expressly requires to be so reported) that the Agent or any of its affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

          SECTION 7.09 Notice of Default. The Agent shall not be deemed to have knowledge of any Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing. The Agent shall give each Bank reasonably prompt notice of any such written notice except, of course, to any Bank that shall have given the written notice.

          SECTION 7.10 Agent's Liability.   Neither the Agent nor
any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of the Assignment Agreement required by Section 8.01(b) signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Agent with reasonable care; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any Collateral Document or any other Related Writing, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower under Article III, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Collateral Document or any other Related Writing or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Collateral Document or collateral covered thereby or any other Related Writing and (vi) shall incur no liability under or in respect of this Agreement or any Collateral Document or other Related Writing by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

          Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any Related Writing or in connection herewith or therewith.

          The Banks each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any Collateral Document or any other Related Writing unless it shall be requested in writing to do so by the Majority Banks.

          SECTION 7.11 Compensation. Except for the fee set forth in Section 2.05(b), the Agent shall receive no other compensation for its services as agent of the Banks in respect of this Agreement and the Related Writings, except any expressly referred to in this Agreement, but the Borrower shall reimburse the Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such.

          SECTION 7.12 Agent's Indemnity. The Banks shall indemnify the Agent (to the extent the Agent is not reimbursed by the Borrower) from and against (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct and other than any loss to the Agent resulting from the Borrower's non-payment of agency fees owed solely to the Agent) incurred by the Agent as such in respect of this Agreement or any Related Writing (as the Agent) and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Collateral Documents or any Related Writing (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Banks arising in connection with its actions in its capacity as Agent); provided, however, that each Bank shall be liable for only its Ratable Portion of the whole loss or liability.

          SECTION 7.13 Resignation. The Agent (or any successor) may at any time resign as such by giving ten (10) days' prior written notice to the Borrower and to each Bank; and the Majority Banks may remove the Agent at any time with or without cause by giving written notice to the Agent and the Borrower. In any such case, the Majority Banks may appoint a successor to the resigned or removed agent (the "Former Agent"), provided that the Majority Banks obtain the Borrower's prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Borrower, the Former Agent and each Bank not participating in the appointment; provided, however, that, if at the time of the proposed resignation or removal of an Agent, the Borrower is the subject of an Insolvency Action or an Event of Default shall have occurred and be continuing the Borrower's consent shall not be required. In the absence of a timely appointment, the Former Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Agent shall deliver its written acceptance of appointment to the Borrower, to each Bank and to the Former Agent, whereupon (a) the Former Agent shall execute and deliver such assignments and other writings as the successor Agent may reasonably require to facilitate its being and acting as the Agent,
(b) the successor Agent shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Agent by this Article VII and (c) the Former Agent shall be discharged from its duties and obligations under this Agreement and the Related Writings.

          SECTION 7.14 Bank Purpose. Each Bank represents and warrants to the Agent, the other Banks and the Borrower that such Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and is not entering into this Agreement with any intention to violate such Act or any rule or regulation thereunder. Subject to the provisions of Sections 8.01 and 8.02, each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable Law.

          SECTION 7.15 Bank Indemnification. Each Bank providing cash management or similar services to the Borrower agrees to indemnify each of the other Banks (the "Other Banks") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Other Bank in any way relating to or arising out of the cash management or similar services provided by such Bank to the Borrower or any of its Subsidiaries or any action or inaction of such Bank in connection therewith.


                        ARTICLE VIII
                 TRANSFERS AND ASSIGNMENTS

          SECTION 8.01 Transfer of Commitments. Each Bank shall have the right at any time or times to transfer to another financial institution, without recourse, all or any part of (a) that Bank's Revolving Credit Commitment, (b) any Revolving Credit Loan made by that Bank, (c) any Revolving Credit Note delivered to that Bank pursuant to this Agreement, and (d) that Bank's participations, if any, purchased pursuant to Section 6.04; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:


     (a) Prior Consent. No transfer may be consummated pursuant to this Article VIII without the prior written consent of the Borrower and the Agent, which consent of the Borrower shall not be unreasonably withheld; provided, however, that, neither the Borrower nor the Agent shall be deemed to be unreasonable in withholding its respective consent if, (i) after giving effect to such transfer, any Bank's (including any assignee becoming a Bank pursuant to this Section 8.01) Ratable Portion of the aggregate Revolving Credit Commitments would be less than Ten Million Dollars ($10,000,000), (ii) the proposed transferee is a financial institution not organized under the laws of a state or of the United States (unless such institution is an affiliate of the transferring Bank) or (iii) if the proposed transferee's long-term certificates of deposit shall be rated A or below by any Rating Agency or the equivalent rating by Thompson's Bank Watch; provided, further, that, if at the time of the proposed transfer the Borrower is the subject of an Insolvency Action, the Borrower's consent shall not be required. Notwithstanding anything to the contrary, any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.

     (b) Agreement; Transfer Fee. The transferor (i) shall remit to the Agent an administrative fee of Two Thousand Five Hundred Dollars ($2,500) and (ii) shall cause the transferee to execute and deliver to the Borrower, the Agent and each Bank (A) an Assignment Agreement, in the form of Exhibit N hereto together with the consents and releases referenced therein and (B) such additional amendments, assurances and other writings as the Agent may reasonably require.

     (c) Note. The Borrower shall execute and deliver (i) to the Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (ii) if a Bank's entire interest in its Revolving Credit Commitment and in all of its Loans have been transferred, to the transferee an appropriate Note against return of the Note (marked "replaced") held by the transferor and (iii) if only a portion of a Bank's interest in its Revolving Credit Commitment and its Loans has been transferred, a new Note to each of the transferor and the transferee against return of the original Note of the transferor (marked "replaced") held by the transferor.

     (d) Parties.  Upon satisfaction of the requirements of this
Section 8.01, including the payment of the fee and the delivery of the documents set forth in Section 8.01(b), (i) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Bank" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Revolving Credit Commitment and its Loans, (B) shall cease to be and thereafter shall no longer be deemed to be a "Bank" in the case of any transfer of its entire interest in its Revolving Credit Commitments and its Loans and (C) the signature pages hereto and Schedule I hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

          SECTION 8.02 Sale of Participations. Each Bank shall have the right at any time or times to sell one or more participations or subparticipations to a financial institution, as the case may be, in all or any part of (a) that Bank's Revolving Credit Commitment, (b) any Revolving Credit Loan made by that Bank,
(c) any Note delivered to that Bank pursuant to this Agreement, and
(d) that Bank's participations, if any, purchased pursuant to
Section 6.04 or this Section 8.02.

     (a) Benefits of Participant. The provisions of Article IX shall inure to the benefit of each purchaser of a participation or subparticipation (provided that each such participant shall look solely to the seller of its participation for those benefits and the Borrower's liabilities, if any, under any of those sections shall not be increased as a result of the sale of any such participation) and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

     (b) Rights Reserved. In the event any Bank shall sell any participation or subparticipation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower this Agreement and the Related Writings) and duties pursuant to this Agreement and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.01, except if and to the extent that any such waiver, consent or amendment would

          (i) reduce any fee or commission allocated to the participation or subparticipation, as the case may be,

          (ii) reduce the amount of any principal payment on any Revolving Credit Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Revolving Credit Loan so allocated or the rate of interest payable thereon, or

          (iii) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

     (c) No Delegation. No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

          SECTION 8.03 Confidentiality. Each Bank hereby (a) acknowledges that the Borrower and each of its Subsidiaries have many trade secrets and much financial, environmental and other data and information the confidentiality of which is important to their business and (b) agrees to keep confidential any such trade secret, data or information designated by the Borrower or any of its Subsidiaries as confidential, except that this Section shall not preclude any Bank from furnishing any such secret, data or information: (i) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over that Bank or its securities or in response to legal process, (ii) to any other party to this Agreement, (iii) or to any actual or prospective transferee, participant or subparticipant (so long as such prospective transferee, participant or subparticipant is a financial institution) of all or part of that Bank's rights arising out of or in connection with the Related Writings and this Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 8.03, (iv) to anyone if it shall have been already publicly disclosed (other than by that Bank in contravention of this Section 8.03), (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any Related Writing, (vi) to that Bank's legal counsel, auditors and accountants and (vii) in connection with any legal proceedings instituted by or against the Agent or any Bank.


                          ARTICLE IX
                         INDEMNITIES

          SECTION 9.01 Increased Costs. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in respect of LIBOR Rate Loans otherwise included in the Eurocurrency Reserve Percentage) in or in the interpretation of any Law or regulation or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Revolving Credit Loans, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to indemnify such Bank for such increased cost.

          SECTION 9.02 Risk-Based Capital. If any Bank determines that (i) compliance with any Law or regulation or any interpretation thereof or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital required to be so maintained is increased by or based upon the existence of such Bank's Revolving Credit Commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to indemnify such Bank or such corporation, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Revolving Credit Commitment to lend hereunder.

          SECTION 9.03 Taxes.

     (a) Taxes; Withholding. Any and all payments by the Borrower hereunder, under the Notes or the other Related Writings shall be made, in accordance with the provisions of Article II, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Bank is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority. The Borrower shall indemnify each Bank for the full amount of such Taxes (including any Taxes on amounts payable under this Section
9.03 paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date the Bank makes written demand therefor.

     (b) Stamp Taxes. The Borrower agrees to pay, and will indemnify each Bank and the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

    (c) Other Taxes. The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section 9.03) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.
     (d) Request for Refund. At the reasonable request of the Borrower, a Bank or the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower pursuant to this Section 9.03 if in the opinion of such Bank or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Banks or the Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it. If any Bank subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrower and for which the Borrower has indemnified the Bank pursuant to this Section 9.03, such Bank shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the net amount of any such recovery after deducting taxes and expenses attributable thereto.

     (e) Exemption Certificate. Not later than the Closing Date or, in the case of any bank or financial institution that becomes a Bank after the Closing Date, pursuant to Article VIII, the date of the instrument of assignment pursuant to which such bank or financial institution became a Bank, and annually on each Anniversary Date thereafter or at such other times as the Agent or the Borrower may request, (i) each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with duly completed copies of Form 1001 or Form
4224 or any successor form prescribed by the Internal Revenue
Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other document satisfactory to the Borrower and the Agent indicating that all payments to be made to such Bank hereunder are not subject to such taxes and (ii) each other Bank shall provide the Agent and the Borrower with a written statement that it is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation Section 1.1441-5(b) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Agent and the Borrower have received an Exemption Certificate from such Bank, the Borrower, or the Agent if the Borrower has not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrower to the requirements of Section 9.03(a)); provided, however, that if the Borrower has withheld it shall so notify the Agent. If the Borrower is required to pay additional amounts to any Bank pursuant to this Section 9.03, such Bank shall use reasonable efforts to designate a different Lending office if such designation will thereafter avoid the need for any additional payments under this Section 9.03 and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank which ceases to be exempt from United States withholding taxes shall notify the Agent and the Borrower promptly thereof.

     (f) Furnishing of Certificate. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 10.09, the original or a certified copy of a receipt evidencing payment thereof. The Borrower hereby represents and warrants to the Agent and each of the Banks that no Taxes are payable in respect of any payment made hereunder. If Taxes ever become payable in respect of any payment hereunder or under the Notes made during a Fiscal Quarter, thereafter the Borrower will furnish to the Agent, within 30 days after the end of such Fiscal Quarter, at such address, a certificate from the Borrower stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

     (g) Survival of Provision. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower contained in this Section 9.03 shall survive the payment in full of the Obligations.

          SECTION 9.04 Funding Costs. The Borrower agrees to indemnify each Bank against any loss relating in any way to its funding of any LIBOR Rate Loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity or otherwise) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by that Bank in its reasonable discretion. Treasury yield means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

          SECTION 9.05 Losses. If any payment of principal of or Rate Conversion or Rate Continuation of, any LIBOR Rate Loan is made other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate Conversion or Rate Continuation pursuant to the provisions of Article II or acceleration of the maturity of the Notes pursuant to Section 6.02 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan.

          SECTION 9.06 Indemnification for Requests. Whenever the Borrower (a) shall revoke any Credit Request, any Rate Conversion/Continuation Request involving any LIBOR Rate Loan, (b) shall for any other reason fail to borrow pursuant to any such Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Article III of this Agreement or (d) shall fail to honor any prepayment notice, then, in each case on any Bank's demand, the Borrower shall indemnify each Bank and the Agent against any loss, cost or expense incurred by such Bank or the Agent as a result of any such failure by the Borrower, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank or the Agent to fund the LIBOR Rate Loan to be made by such Bank or the Agent in connection with such request when such LIBOR Rate Loan, as a result of such failure by the Borrower, is not made on such date.

          SECTION 9.07 Takeovers. The Borrower agrees to indemnify each Bank and Agent and hold each Bank and the Agent harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for each Bank and the Agent) in connection with any investigative, administrative or judicial proceeding which may be incurred by any Bank or the Agent relating to or arising out of any actual or proposed use of proceeds of the extensions of credit hereunder in connection with the financing of an acquisition or proposed acquisition of all or substantially all of the assets or the stock of any corporation or other business entity, except that no Bank or the Agent shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

          SECTION 9.08 Certificate for Indemnification. Each demand by Agent or a Bank for payment pursuant to Article IX shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct. In determining the amount of any such payment thereunder, each Bank may use reasonable averaging and attribution methods.

          SECTION 9.09 Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, modification, administration and amendment of this Agreement (including, without limitation, any amendment), the Notes, the Collateral Documents, the Relating Writings and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto (including any reasonable interdepartmental charges) and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Without limiting the generality of the foregoing, such costs and expenses shall include:
(a) reasonable attorneys' and paralegal's costs, expenses and disbursements of counsel to the Agent; (b) costs and expenses (including reasonable attorneys and paralegal costs, expenses and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Credit Agreement, the Collateral Documents or any other Related Writing and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, costs, expenses and other charges for recording the Borrower Mortgages, recording the Collateral Assignments, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens in favor of the Agent for the benefit of the Banks; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under this Agreement, the Collateral Documents or any other Related Writing that the Borrower fails to pay or take;
(f) costs of appraisals pursuant to Section 5.03(m), the Borrower's portion of any appraisal required under Section 5.03(n) and the cost of any appraisal, survey, environmental audit or the retention of any other professional service or consultant commenced after the occurrence and continuation of an Event of Default and deemed reasonably necessary by the Agent; (g) costs of inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent up to one time per year and at any time after the occurrence and continuation of an Event of Default; (h) costs and expenses of forwarding loan proceeds and payments to the Banks; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses (including, without limitation, attorneys' fees) paid or incurred to obtain payment of the Obligations (including the Obligations arising under this Section 9.09), enforce the security interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The Borrower further agrees to pay on demand all costs and expenses of each Bank, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.09. The foregoing shall not be construed to limit any other provisions of this Agreement, the Collateral Documents or any related writing regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged, in the Agent's sole discretion, to the Borrower's loan account as Revolving Credit Advances.

          SECTION 9.10 Duty To Mitigate. Each Bank seeking payment pursuant to Article IX, other than pursuant to Section 9.09, shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof.

                           ARTICLE X
                         MISCELLANEOUS

          This Agreement and the Related Writings shall be governed by the following provisions:

          SECTION 10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in
Article III except in compliance with Section 2.09(a) or add any asset as a Borrowing Base Asset which is not an Eligible Operator Loan or an Eligible Operator Lease except in compliance with
Section 2.09(a), (b) increase the Revolving Credit Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the method of computing of interest or any fee or extend or shorten any Interest Period,
(e) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (f) except as specifically provided by Section 8.01, change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (g) release any Collateral other than as provided in Section 2.08, (h) amend this Section 10.01, (i) amend, modify or waive Sections 1.04, 5.03(m), 5.03(n), 2.09(a) or 8.01 or amend, modify or waive any provision of this Agreement where such provision requires consent or waiver by all Banks or any amendment of such a provision which would amend such requirement of consent by all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 10.02 Cumulative Provisions. Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Banks and the Agent may respectively otherwise have or acquire by operation of Law, by other contract or otherwise.


          SECTION 10.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.
          SECTION 10.04 Survival of Provisions. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Notes. The provisions of Article IX and the indemnification provisions set forth in Article II and Article VII shall survive the payment of the Obligations and any other Indebtedness owed by the Borrower hereunder.

          SECTION 10.05 Immediate U.S. Funds. Unless specifically designated otherwise, any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

          SECTION 10.06 Captions. The several captions to different Articles and to different sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

          SECTION 10.07 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by any Bank, shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved to or by such Bank in respect of the Revolving Credit Loans of such Bank shall be limited to the maximum rate permitted by applicable Law.

          SECTION 10.08 Illegality. If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

          SECTION 10.09 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each of the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VI shall not be effective until received by the Agent.

          SECTION 10.10 Governing Law. This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof).

          SECTION 10.11 Entire Agreement.  This Agreement and the
Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

          SECTION 10.12 Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS OR THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVER IS INFORMED AND FREELY MADE.

          SECTION 10.13 Jurisdiction; Venue; Inconvenient Forum.

     (a) Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS OR ANY RELATED WRITING, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

     (b) Venue; Inconvenient Forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          SECTION 10.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. This Agreement shall be deemed to be fully executed upon the receipt by the Agent of executed counterparts (original or facsimile) from each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                                    HEALTH CARE REIT, INC.


                                ___________________________________

                               By: ________________________________

                               Title: _____________________________

                                Address for Notices:

                                 Health Care REIT, Inc.
                                 One SeaGate, Suite 1950
                                 Toledo, Ohio 43603

                                 Telecopy Number: (419) 247-2826


                                 NATIONAL CITY BANK, as Agent


                                 _______________________________
                                 By: Terri R. Cable

                                 Title: Assistant Vice President



                                   Address for Notices:

                                   National City Bank
                                   National City Center
                                   1900 East Ninth Street
                                   Metro Division
                                   Cleveland, Ohio 44114
                                   Telecopy: (216) 575-9396

                                   Lending Office for all Loans:

                                   National City Bank
                                   National City Center
                                   1900 East Ninth Street
                                   Metro Division
                                   Cleveland, Ohio 44114
                                   Payment Office:

                                   National City Bank
                                   National City Center
                                   1900 East Ninth Street
                                   Metro Division
                                   Cleveland, Ohio 44114


                           BANKS


                                  NATIONAL CITY BANK


                                 __________________________________
                                 By: Terri R. Cable

                                 Title: Assistant Vice President


                                  Address for Notices:

                                  National City Bank
                                  National City Center
                                  1900 East Ninth Street
                                  Cleveland, Ohio 44114
                                  Attention: Metro Division
                                  Telecopy: (216) 575-9396

                                  Lending Office:

                                  National City Bank
                                  National City Center
                                  1900 East Ninth Street
                                  Metro Division
                                  Cleveland, Ohio 44114


                                  BANK ONE, N.A., Dayton



                                 __________________________________
                                 By:

                                 Title: ___________________________

                                 Address for Notices:

                                 Bank One, Dayton, N.A.
                                 Kettering Tower
                                 40 North Main
                                 Commercial Lending, 3rd floor
                                 Dayton, Ohio  45423
                                 Attention: _______________________
                                 Telecopy:  _______________________


                                 Lending Office for Loans:

                                 Bank One, Dayton, N.A.
                                 Kettering Tower
                                 40 North Main
                                 Commercial Lending, 3rd floor
                                 Dayton, Ohio  45423

                                 COMERICA BANK

                                 __________________________________
                                 By:

                                 Title: ___________________________


                                 Address for Notices:

                                 Comerica Bank
                                 One Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan  48226
                                 Attention: _______________________
                                 Telecopy:  _______________________


                                 Lending Office:

                                 Comerica Bank
                                 One Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan  48226

                                 THE DAIWA BANK, LIMITED


                                 __________________________________
                                 By:


                                 Title: ___________________________


                                 __________________________________
                                 By:

                                 Title: ___________________________


                                 Address for Notices:

                                 The Daiwa Bank, Limited
                                 2450 CNG Tower
                                 625 Liberty Avenue
                                 Pittsburgh, Pennsylvania  15222
                                 Attention: Branch Manager
                                 Telecopy:  _______________________


                                 Lending Office:

                                 The Daiwa Bank Limited
                                 233 South Wacker Drive
                                 Suite 5400
                                 Chicago, Illinois  60606


                                 HARRIS TRUST AND SAVINGS BANK


                                 __________________________________
                                 By:

                                 Title: ___________________________

                                 Address for Notices:

                                 Harris Trust and Savings Bank
                                 111 West Monroe
                                 Chicago, Illinois  60690
                                 Attention: Lori Reilly (or Arlett
                                         Hall for Credit Requests)
                                 Telecopy: (312) 461-2591


                                  Lending Office:

                                  Harris Trust and Saving Bank
                                  111 West Monroe
                                  Chicago, Illinois  60690

                            MANUFACTURERS AND TRADERS TRUST COMPANY


                                  _________________________________
                                  By:

                                  Title: __________________________



                                  Address for Notices:

                            Manufacturers and Traders Trust Company
                            One Fountain Plaza
                            Buffalo, New York  14203
                            Attention: ____________________________
                            Telecopy:  ____________________________

                                  Lending Office:

                            Manufacturers and Traders Trust Co.
                            One Fountain Plaza
                            Buffalo, New York  14203

                                      SOCIETY NATIONAL BANK


                                 __________________________________
                                 By:

                                 Title: ___________________________


                                 Address for Notices:

                                 Society National Bank
                                 Three SeaGate
                                 Commercial Lending, Floor 2
                                 Toledo, Ohio  43603
                                 Attention: _______________________
                                 Telecopy:  _______________________


                                 Lending Office:

                                 Society National Bank
                                 Three SeaGate
                                 Commercial Lending, Floor 2
                                 Toledo, Ohio  43603


                                          NBD BANK, N.A.



                                 __________________________________
                                 By:

                                 Title: ___________________________


                                 Address for Notices:

                                 NBD Bank, N.A.
                                 Midwest Banking Division
                                 611 Woodward
                                 Detroit, Michigan  48226
                                 Attention: _______________________
                                 Telecopy:  _______________________


                                 Lending Office:

                                 NBD Bank, N.A.
                                 Midwest Banking Division
                                 611 Woodward
                                 Detroit, Michigan  48226





                           SCHEDULE I


       NAME OF BANK                                COMMITMENT


National City Bank                                $35,000,000

Society National Bank                             $20,000,000

The Daiwa Bank, Limited                           $20,000,000

Bank One, Dayton, N.A.                            $25,000,000

Manufacturers and Traders
   Trust Company                                  $15,000,000

Harris Trust and Savings Bank                     $15,000,000

NBD Bank, N.A.                                    $10,000,000

Comerica Bank                                     $10,000,000